AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 2004


                          REGISTRATION NO. 333-115561

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------
                                 AMENDMENT NO. 2


                                WORLDWATER CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                      8711                33-0123045
 (STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD       (I.R.S.  EMPLOYER
  INCORPORATION OR ORGANIZATION)       INDUSTRIAL          IDENTIFICATION  NO.)
                                    CLASSIFICATION
                                      CODE NUMBER)


                            PENNINGTON BUSINESS PARK
                                55 ROUTE 31 SOUTH
                          PENNINGTON, NEW JERSEY 08534
                                 (609) 818-0700
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES
                        AND PRINCIPAL PLACE OF BUSINESS)


                                QUENTIN T. KELLY
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                WORLDWATER CORP.
                            PENNINGTON BUSINESS PARK
                                55 ROUTE 31 SOUTH
                          PENNINGTON, NEW JERSEY 08534
                                 (609) 818-0700
                          (NAME, ADDRESS AND TELEPHONE
                          NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:
                                STEPHEN A. SALVO
                        SALVO, RUSSELL, FICHTER & LANDAU
                             510 TOWNSHIP LINE ROAD
                          BLUE BELL, PENNSYLVANIA 19422
                                 (215) 653-0110

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED BY MARKET CONDITIONS AND OTHER FACTORS.

IF ANY SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX: [X]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [ ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434 UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX: [ ]

                    CALCULATION  OF  REGISTRATION  FEE

----------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS         AMOUNT           PROPOSED                 PROPOSED
OF SECURITIES TO BE          TO BE           MAXIMUM OFFERING         MAXIMUM AGGREGATE     AMOUNT OF
REGISTERED                REGISTERED         PRICE PER SECURITY(1)    OFFERING PRICE        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
COMMON STOCK
..001 PAR VALUE(2)        7,000,000(3)         $0.17                   $1,190,000
                         5,000,000(4)         $0.22                   $1,100,000
                         5,000,000(5)         $0.27                   $1,350,000

                           400,000(6)         $0.30                   $  120,000            $ 476.39
----------------------------------------------------------------------------------------------------------------

(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(G) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED UPON THE PRICES OF THE COMMON STOCK ON THE OTC BULLETIN BOARD ON MAY 13, 2004.


(2) PURSUANT TO RULE 416 UNDER THE SECURITIES ACT, SUCH NUMBER OF SHARES OF COMMON STOCK REGISTERED HEREBY SHALL INCLUDE AN INDETERMINATE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED TO PREVENT DILUTION IN CONNECTION WITH A STOCK SPLIT, STOCK DIVIDEND OR SIMILAR EVENT.

(3) ISSUABLE IN ACCORDANCE WITH THE TERMS OF A SECURITIES PURCHASE AGREEMENT DATED APRIL, 2004.

(4) ISSUABLE IN ACCORDANCE WITH THE TERMS OF A SECURITIES PURCHASE AGREEMENT DATED APRIL, 2004.

(5) ISSUABLE IN ACCORDANCE WITH THE TERMS OF A SECURITIES PURCHASE AGREEMENT DATED APRIL, 2004.

(6) ISSUABLE UPON THE EXERCISE OF WARRANTS ISSUED IN ACCORDANCE WITH THE TERMS OF A WARRANT AGREEMENT DATED MARCH 29, 2004.

                              --------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED WITHOUT NOTICE. WE AND THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.


SUBJECT  TO  COMPLETION,  DATED  JUNE ___,  2004


PROSPECTUS

                                WORLDWATER CORP.
                                55 ROUTE 31 SOUTH
                          PENNINGTON, NEW JERSEY 08534
                                 (609) 818-0700

      17,400,000 SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE.

THIS PROSPECTUS RELATES TO THE OFFER OF UP TO 17,400,000 SHARES OF THE COMMON STOCK OF WORLDWATER CORP. BY TWO SELLING SHAREHOLDERS, SBI BRIGHTLINE VIII LLC AND SBI ADVISORS LLC.

THE SELLING STOCKHOLDERS MAY SELL THE SHARES AT FIXED PRICES, PREVAILING MARKET PRICES AT THE TIME OF SALE, VARYING PRICES DETERMINED AT THE TIME OF SALE OR AT NEGOTIATED PRICES. THE SHARES OF OUR COMMON STOCK COVERED BY THIS PROSPECTUS MAY BE ISSUED FROM TIME TO TIME PURSUANT TO A SECURITIES PURCHASE AGREEMENT BETWEEN US AND SBI BRIGHTLINE, AND A WARRANT AGREEMENT BETWEEN US AND SBI ADVISORS, BOTH AS FURTHER DESCRIBED IN THIS PROSPECTUS. WE WILL RECEIVE CONSIDERATION FROM SBI IN CONNECTION WITH OUR SALE OF SHARES TO SBI AS CONTEMPLATED BY THE STOCK PURCHASE AGREEMENT, BUT WE WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE RESALE OF SHARES BY EITHER SELLING STOCKHOLDER.

SBI IS A STATUTORY "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 IN CONNECTION WITH ITS SALES OF OUR COMMON STOCK COVERED BY THIS PROSPECTUS.

OUR COMMON STOCK IS TRADED ON THE OTC BULLETIN BOARD UNDER THE SYMBOL "WWAT." ON MAY 13, 2004, THE CLOSING PRICE OF OUR COMMON STOCK WAS $0.38.

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 7.

THE SECURITIES AND EXCHANGE COMMISSION AND ANY STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT, AND THE SELLING STOCKHOLDERS HAVE NOT, AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE SELLING STOCKHOLDERS ARE NOT, MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                               PROSPECTUS SUMMARY

THIS SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THESE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS. SOME OF THE STATEMENTS MADE IN THIS PROSPECTUS DISCUSS FUTURE EVENTS AND DEVELOPMENTS, INCLUDING OUR FUTURE BUSINESS STRATEGY AND OUR ABILITY TO GENERATE REVENUE, INCOME AND CASH FLOW. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN THESE FORWARD-LOOKING STATEMENTS. SEE "FORWARD LOOKING STATEMENTS."

WORLDWATER  CORP.

WE ARE A SOLAR ENGINEERING/WATER MANAGEMENT COMPANY PROVIDING SOLAR TECHNOLOGY SOLUTIONS TO WATER SUPPLY PROBLEMS. OUR PROPRIETARY SOLAR WATER PUMPING SYSTEMS ARE CAPABLE OF OPERATING UP TO 600 HORSEPOWER PUMPS FOR IRRIGATION, REFRIGERATION AND WATER UTILITY PUMPING SYSTEMS. OUR SYSTEMS CONVERT SOLAR ELECTRIC DIRECT CURRENT ("DC") INTO ALTERNATE CURRENT ("AC") FOR DELIVERY TO WATER PUMPS IN DEEP WELLS OR RIVERS.

UNTIL THE SPRING OF 2002, OUR SOLAR WATER PUMPING SYSTEMS WERE CAPABLE OF RUNNING ONLY SMALL PUMPS AND OUR BUSINESS WAS FOCUSED EXCLUSIVELY ON MARKETING OUR PRODUCTS TO DEVELOPING COUNTRIES WITH RURAL WATER AND POWER PROBLEMS. OUR RECENTLY DEVELOPED INCREASED POWER CAPABILITY, COUPLED WITH WHAT WE BELIEVE TO BE GROWING ENERGY SHORTAGES IN CERTAIN PARTS OF THE UNITED STATES, HAS OPENED COMMERCIAL DOMESTIC MARKET OPPORTUNITIES.

DURING THE FOURTH QUARTER OF 2002, WE COMPLETED INSTALLATION OF OUR FIRST LARGE SOLAR SYSTEM POWERING A 50 HORSEPOWER IRRIGATION PUMP IN CALIFORNIA AND HAVE GENERATED $1,279,573 IN REVENUE DURING 2003. DURING 2004, WE RECEIVED ORDERS FOR OUR SOLAR POWER SYSTEMS TOTALING APPROXIMATELY $4.1 MILLION. WE HAVE HISTORICALLY LOST MONEY AND BELIEVE WE WILL CONTINUE TO EXPERIENCE OPERATING LOSSES UNTIL SUCH TIME AS WE ATTAIN SALES OF OUR SOLAR PUMPING SYSTEMS ON A COMMERCIAL SCALE.

WE WERE INCORPORATED IN THE STATE OF NEVADA ON APRIL 3, 1985 UNDER THE NAME GOLDEN BEVERAGE COMPANY. IN APRIL 1997, WE ENTERED INTO A REVERSE MERGER TRANSACTION WITH WORLDWATER, INC., A DELAWARE CORPORATION FORMED IN JANUARY 1984. SINCE THE MERGER TRANSACTION, WE HAVE, UNDER THE NAME OF WORLDWATER CORP., BEEN ENGAGED EXCLUSIVELY IN THE SOLAR/WATER POWER INDUSTRY. IN JUNE OF 2000, OUR SHAREHOLDERS VOTED TO CHANGE THE STATE OF INCORPORATION FROM NEVADA TO DELAWARE. OUR STOCK IS PUBLICLY TRADED ON THE OTC BULLETIN BOARD UNDER THE SYMBOL WWAT.OB.

SECURITIES PURCHASE AGREEMENT WITH SELLING STOCKHOLDER


ON APRIL 1, 2004, WE ENTERED INTO A SECURITIES PURCHASE AGREEMENT WITH SBI BRIGHTLINE VIII LLC ("SBI") THAT OBLIGATES SBI TO PURCHASE, UPON OUR ELECTION, UP TO 17,000,000 SHARES OF OUR COMMON STOCK FOR AN AGGREGATE PURCHASE PRICE OF $3,640,000, AND WARRANTS TO PURCHASE, AT THE DISCRETION OF SBI, UP TO 5,100,000 ADDITIONAL SHARES OF OUR COMMON STOCK FOR AN AGGREGATE PURCHASE PRICE OF $1,092,000. AT OUR ELECTION, WE MAY SELL THE SHARES TO SBI IN THREE TRAUNCHES THAT MUST BE SOLD IN THE FOLLOWING ORDER:


              NUMBER OF TRANCHE       NUMBER OF TRANCHE            TRANCHE PURCHASE            TRANCHE PURCHASE PRICE
TRANCHE      SHARES INCLUDED IN       WARRANTS INCLUDED            PRICE PER TRANCHE            PER TRANCHE WARRANTS
  NO.            TRANCHE                 IN TRANCHE               SHARE (U.S. DOLLARS)             (U.S. DOLLARS)
-------      -------------------     -------------------         ----------------------        ----------------------
  1              7,000,000               2,100,000                      $0.17                         $0.17
  2              5,000,000               1,500,000                      $0.22                         $0.22
  3              5,000,000               1,500,000                      $0.27                         $0.27

EXCEPT FOR THE REQUIREMENT TO SELL THE TRAUNCHES IN ORDER AND THE REQUIREMENT THAT THE RESALE OF THE SHARES BE REGISTERED AS DESCRIBED BELOW, THERE IS NO LIMITATION ON WHEN WE MAY REQUIRE SBI TO PURCHASE THE SHARES INCLUDED IN ANY TRANCHE. WE ARE NOT OBLIGATED TO SELL ANY SHARES TO SBI UNLESS AND UNTIL WE MAKE AN ELECTION TO DO SO. IF WE SELL ALL THE SHARES TO SBI, THE SHARES WILL BE SOLD AT A WEIGHTED AVERAGE PURCHASE PRICE OF $0.21 PER SHARE.


SBI IS NOT OBLIGATED TO PURCHASE SHARES PURSUANT TO THE STOCK PURCHASE AGREEMENT UNLESS THE RESALE OF THE SHARES BY SBI IS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. AS OF THE DATE OF THIS PROSPECTUS, ONLY 17,000,000 SHARES COVERED BY THE STOCK PURCHASE AGREEMENT HAVE BEEN REGISTERED FOR RESALE BY SBI. AS A RESULT, SBI WILL NOT BE OBLIGATED TO PURCHASE THE REMAINING SHARES COVERED BY THE STOCK PURCHASE AGREEMENT UNLESS AND UNTIL WE HAVE REGISTERED THE RESALE OF SUCH SHARES BY SBI. IN ADDITION, WE DO NOT CURRENTLY HAVE SUFFICIENT AUTHORIZED AND UNISSUED SHARES TO ISSUE SHARES UPON THE EXERCISE BY SBI OF THE WARRANTS. WE INTEND TO SEEK APPROVAL AT OUR NEXT ANNUAL MEETING OF STOCKHOLDERS, WHICH WE EXPECT TO BE HELD DURING SEPTEMBER 2004, TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE OUR NUMBER OF AUTHORIZED SHARES. SBI MAY ELECT NOT TO PURCHASE SHARES PURSUANT TO THE STOCK PURCHASE AGREEMENT IF IT DETERMINES THAT MATERIAL AND ADVERSE CHANGE IN THE MARKET FOR THE COMPANY'S SECURITIES OR SECURITIES IN GENERAL OR IN POLITICAL, FINANCIAL, OR ECONOMIC CONDITIONS MAKE IT INADVISABLE TO PROCEED.


IN A RELATED TRANSACTION, IN APRIL OF 2004 WE ENTERED INTO A TERM LOAN WITH HIT CREDIT UNION AND HONG KONG LEAGUE CENTRAL CREDIT UNION ("LENDERS") AND SBI ADVISORS, LLC AS AGENT FOR THE LENDERS FOR $800,000. THE TERM LOAN SHALL BE REPAID AS FOLLOWS: $400,000 OF THE PRINCIPAL AMOUNT WILL BE DUE AND PAYABLE WITHIN THREE DAYS AFTER RECEIPT BY THE BORROWER OF THE PROCEEDS FROM THE $0.17 TRANCHE (AS PER THE SECURITIES PURCHASE AGREEMENT WITH SBI) AND ALL REMAINING
UNPAID PRINCIPAL AND ACCRUED INTEREST ON THE TERM LOAN SHALL BE PAYABLE SIX MONTHS FROM THE CLOSING DATE WHICH WOULD BE OCTOBER 2004. THE TERM LOAN BEARS INTEREST AT 18% PER ANNUM. IN CONSIDERATION FOR ITS SERVICES IN ARRANGING THE TERM LOAN, SBI ADVISORS, LLC RECEIVED WARRANTS TO PURCHASE 400,000 SHARES OF COMMON STOCK EXERCISABLE AT A PRICE OF $0.30 PER SHARE, WHICH SHARES ALSO ARE BEING REGISTERED PURSUANT TO THIS REGISTRATION STATEMENT.

                                  THE OFFERING


SECURITIES                    OFFERED BY SBI UP TO 17,000,000 SHARES OF OUR
                              COMMON STOCK THAT MAY BE ACQUIRED BY SBI PURSUANT
                              TO A SECURITIES PURCHASE AGREEMENT BETWEEN US AND
                              SBI, AND UP TO 400,000 SHARES ISSUABLE TO SBI
                              ADVISORS UPON THE CONVERSION OF WARRANTS ISSUED IN
                              CONNECTION WITH THE TERM LOAN.


USE  OF  PROCEEDS             WE  WILL  NOT RECEIVE ANY PROCEEDS FROM THE SALE
                              OF  SHARES  IN  THIS  OFFERING.  WE  WILL
                              RECEIVE  PROCEEDS  UPON  THE
                              EXERCISE  OF  WARRANTS  HELD  BY SBI ADVISORS.  WE
                              EXPECT  TO  USE  ANY  PROCEEDS  WE  RECEIVE  FOR
                              WORKING  CAPITAL  AND  FOR OTHER GENERAL CORPORATE
                              PURPOSES,  INCLUDING  RESEARCH  AND  PRODUCT
                              DEVELOPMENT.

RISK FACTORS AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK AND COULD RESULT IN A LOSS OF YOUR ENTIRE INVESTMENT.


OTC SYMBOL                    WWAT

EXECUTIVE  OFFICES

OUR EXECUTIVE OFFICES ARE LOCATED AT 55 ROUTE 31 SOUTH, PENNINGTON, NEW JERSEY 08534. OUR TELEPHONE NUMBER IS (609) 818-0700 AND OUR WEBSITE IS:
WWW.WORLDWATER.COM. THE INFORMATION ON OUR WEBSITE IS NOT PART OF THIS
PROSPECTUS.

                   SUMMARY FINANCIAL AND OPERATING INFORMATION

THIS SUMMARY INFORMATION BELOW IS FROM AND SHOULD BE READ WITH THE FINANCIAL STATEMENTS, AND THE NOTES TO THE FINANCIAL STATEMENTS, ELSEWHERE IN THIS PROSPECTUS.

                        WORLDWATER CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 2003 AND 2002




       ASSETS                                                                            2003              2002
                                                                                     ------------      ------------
CURRENT ASSETS:
    CASH AND CASH EQUIVALENTS                                                        $     59,045      $    140,574
    ACCOUNTS RECEIVABLE, NET OF ALLOWANCE FOR DOUBTFUL
        ACCOUNTS OF $22,647 IN 2003 AND $8,980 IN 2002                                     49,101           283,172

    INVENTORY                                                                                  --            61,862
    DEFERRED CONTRACT COSTS                                                                 8,872           583,643
    ADVANCES TO EMPLOYEES                                                                  16,800                --
    PREPAID EXPENSES                                                                       13,141            16,585
                                                                                     ------------      ------------
       TOTAL CURRENT ASSETS                                                               146,959         1,085,836
    EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET                                              65,219            88,587
    DEPOSITS                                                                                9,047             3,547
                                                                                     ------------      ------------
       TOTAL ASSETS                                                                  $    221,225      $  1,177,970
                                                                                     ============      ============

       LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)

CURRENT LIABILITIES:
    NOTES PAYABLE                                                                    $    212,000      $    197,000
    NOTES PAYABLE, RELATED PARTIES                                                        262,703           102,000
    CURRENT MATURITIES OF LONG-TERM DEBT                                                  172,901           171,937
    CUSTOMER DEPOSITS PAYABLE                                                             134,515           243,172
    ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                               1,715,152         1,453,951
                                                                                     ------------      ------------
       TOTAL CURRENT LIABILITIES                                                        2,497,271         2,168,060
    LONG-TERM DEBT                                                                      1,582,502           349,878

    NOTE PAYABLE, RELATED PARTY                                                            82,894                --
                                                                                     ------------      ------------
       TOTAL LIABILITIES                                                                4,162,667         2,517,938
                                                                                     ------------      ------------

COMMITMENTS AND CONTINGENCIES                                                                  --                --

STOCKHOLDERS' (DEFICIENCY):
    PREFERRED STOCK 7% CONVERTIBLE,$.01 PAR VALUE; AUTHORIZED 10,000,000; ISSUED
       AND OUTSTANDING AT DECEMBER 31, 2003 AND 2002:
          SERIES A  66,667 SHARES, LIQUIDATION PREFERENCE $60,000                             667               667
          SERIES B  611,111 SHARES LIQUIDATION PREFERENCE $550,000                          6,111             6,111
    COMMON STOCK, $.001 PAR VALUE; AUTHORIZED 135,000,000;
       ISSUED AND OUTSTANDING 52,506,720 AND 50,365,052
       SHARES AT DECEMBER 31, 2003 AND 2002, RESPECTIVELY                                  52,507            50,365
    ADDITIONAL PAID-IN CAPITAL                                                         15,726,953        14,400,477
    DEFERRED COMPENSATION                                                                (105,000)         (135,000)
    ACCUMULATED OTHER COMPREHENSIVE EXPENSE                                               (49,396)          (14,078)
    ACCUMULATED DEFICIT                                                               (19,573,284)      (15,648,510)
                                                                                     ------------      ------------
       TOTAL STOCKHOLDERS' (DEFICIENCY)                                                (3,941,442)       (1,339,968)
                                                                                     ------------      ------------
       TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)                              $    221,225      $  1,177,970
                                                                                     ============      ============


                        WORLDWATER CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 2003 AND 2002

                                                           2003              2002
                                                       ------------      ------------
REVENUE:
    EQUIPMENT SALES                                    $  1,143,302      $    386,916
    GRANT REVENUE                                           136,271           256,625
                                                       ------------      ------------
        TOTAL                                             1,279,573           643,541
                                                       ------------      ------------
COST OF GOODS SOLD:
    COST OF EQUIPMENT SALES                                 841,126           420,800
    COST OF GRANT REVENUE                                   119,519           110,388
                                                       ------------      ------------
                                                            960,645           531,188
                                                       ------------      ------------
GROSS PROFIT                                                318,928           112,353
                                                       ------------      ------------
OPERATING EXPENSES:
    RESEARCH AND DEVELOPMENT EXPENSE                        505,572           169,837
    MARKETING, GENERAL AND ADMINISTRATIVE EXPENSES        3,114,376         1,950,052
                                                       ------------      ------------
        TOTAL EXPENSES                                    3,619,948         2,119,889
                                                       ------------      ------------
LOSS FROM OPERATIONS                                     (3,301,020)       (2,007,536)
                                                       ------------      ------------
OTHER EXPENSE (INCOME)
    INTEREST EXPENSE (INCOME), NET                          585,254            81,298
                                                       ------------      ------------
        TOTAL OTHER EXPENSE (INCOME), NET                   585,254            81,298
                                                       ------------      ------------
LOSS BEFORE INCOME TAXES AND EXTRAORDINARY ITEM          (3,886,274)       (2,088,834)
BENEFIT FROM SALE OF NJ NET OPERATING LOSSES                     --           121,603
                                                       ------------      ------------
NET LOSS                                                 (3,886,274)       (1,967,231)

  ACCRETION OF PREFERRED STOCK DIVIDENDS                    (38,500)          (38,500)
                                                       ------------      ------------

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS             $ (3,924,774)     $ (2,005,731)
                                                       ============      ============

NET LOSS APPLICABLE PER COMMON SHARE:
     BASIC                                             $     (0.08)      $     (0.04)
                                                       ============      ============
     DILUTED                                           $     (0.08)      $     (0.04)
                                                       ============      ============

SHARES USED IN PER SHARE CALCULATION:
     BASIC                                               51,008,306        46,151,102
                                                       ============      ============
     DILUTED                                             51,008,306        46,151,102
                                                       ============      ============

                                  RISK FACTORS

YOU SHOULD CONSIDER THE FOLLOWING FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS RELATING TO OUR BUSINESS AND PROSPECTS BEFORE DECIDING TO INVEST IN THE SECURITIES. THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK, AND YOU SHOULD PURCHASE THE SECURITIES ONLY IF YOU CAN AFFORD TO LOSE THE ENTIRE SUM INVESTED IN THESE SECURITIES. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN FORWARD-LOOKING STATEMENTS MADE IN THIS PROSPECTUS AND PRESENTED ELSEWHERE BY MANAGEMENT FROM TIME TO TIME.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY INCURRED LOSSES AND LOSSES MAY CONTINUE IN THE FUTURE

SINCE 1997, WE HAVE LOST MONEY. IN THE THREE MONTHS ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003, WE SUSTAINED LOSSES FROM OPERATING ACTIVITIES OF $812,992 AND $3,301,020, RESPECTIVELY; THE ACCUMULATED DEFICITS FOR THESE PERIODS WERE $3,712,711 AND $3,941,442, RESPECTIVELY. FUTURE LOSSES ARE LIKELY TO OCCUR. ACCORDINGLY, WE MAY EXPERIENCE SIGNIFICANT LIQUIDITY AND CASH FLOW PROBLEMS IF WE ARE NOT ABLE TO RAISE ADDITIONAL CAPITAL AS NEEDED AND ON ACCEPTABLE TERMS AND, IN SUCH EVENTS, OUR OPERATIONS MAY BE REDUCED OR CURTAILED.

THERE IS DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO RECURRING LOSSES AND WORKING CAPITAL SHORTAGES, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

THE  REPORT  OF OUR  INDEPENDENT  ACCOUNTANTS  ON OUR 2003  AND  2002  FINANCIAL
STATEMENTS, AS REISSUED IN THIS PROSPECTUS, INCLUDED AN EXPLANATORY PARAGRAPH INDICATING THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO RECURRING LOSSES AND WORKING CAPITAL SHORTAGES. OUR ABILITY TO CONTINUE AS A GOING CONCERN WILL BE DETERMINED BY OUR ABILITY TO OBTAIN ADDITIONAL FUNDING. OUR FINANCIAL STATEMENTS DO NOT INCLUDE ANY ADJUSTMENTS THAT MIGHT RESULT FROM THE OUTCOME OF THIS UNCERTAINTY.

IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS, OUR BUSINESS OPERATIONS WILL BE CURTAILED.


OUR OPERATIONS HAVE RELIED ALMOST ENTIRELY ON EXTERNAL FINANCING TO FUND OUR OPERATIONS. SUCH FINANCING HAS HISTORICALLY COME FROM A COMBINATION OF BORROWINGS FROM AND SALE OF COMMON STOCK TO THIRD PARTIES. WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FUND OUR ANTICIPATED OPERATING EXPENSES AND FUTURE EXPANSION. AMONG OTHER THINGS, EXTERNAL FINANCING WILL BE REQUIRED TO COVER OUR OPERATING COSTS. THE SALE OF OUR COMMON STOCK TO RAISE CAPITAL MAY CAUSE DILUTION TO OUR EXISTING SHAREHOLDERS. OUR INABILITY TO OBTAIN ADEQUATE FINANCING WILL RESULT IN THE NEED TO CURTAIL BUSINESS OPERATIONS. ANY OF THESE EVENTS WOULD BE MATERIALLY HARMFUL TO OUR BUSINESS AND MAY RESULT IN A LOWER STOCK PRICE. IT SHOULD BE NOTED THAT WE WILL RECEIVE MINIMAL PROCEEDS FROM THE SALE OF COMMON STOCK COVERED BY THIS REGISTRATION STATEMENT.


OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

PRIOR TO THIS OFFERING, THERE HAS BEEN A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK AND AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK MAY NOT DEVELOP. AS A RESULT, THIS COULD REDUCE OUR SHAREHOLDERS' ABILITY TO SELL OUR COMMON STOCK IN SHORT TIME PERIODS, OR POSSIBLY AT ALL. OUR COMMON STOCK HAS EXPERIENCED, AND IS LIKELY TO EXPERIENCE IN THE FUTURE, SIGNIFICANT PRICE AND VOLUME FLUCTUATIONS WHICH COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK WITHOUT REGARD TO OUR OPERATING PERFORMANCE. IN ADDITION, WE BELIEVE THAT FACTORS SUCH AS QUARTERLY FLUCTUATIONS IN OUR FINANCIAL RESULTS AND CHANGES IN THE OVERALL ECONOMY OR THE CONDITION OF THE FINANCIAL MARKETS COULD CAUSE THE PRICE OF OUR COMMON STOCK TO FLUCTUATE SUBSTANTIALLY.

THE  CONVERSION  OF  OUR PREFERRED STOCK WILL CAUSE DILUTION TO OUR SHAREHOLDERS

WE HAVE DESIGNATED AND ISSUED 66,667 SHARES OF 7% CONVERTIBLE PREFERRED STOCK, SERIES A, AND 611,111 SHARES OF 7% CONVERTIBLE PREFERRED STOCK, SERIES B. THE SERIES A CONVERTIBLE PREFERRED STOCK WAS ISSUED IN SEPTEMBER 2001 AND HAS A TERM OF THREE YEARS. THE SERIES B CONVERTIBLE PREFERRED STOCK WAS ISSUED IN SEPTEMBER 2000 AND ALSO HAS A TERM OF THREE YEARS. THE SERIES A AND SERIES B CONVERTIBLE PREFERRED STOCK ARE CONVERTIBLE INTO AN AGGREGATE OF 677,778 SHARES OF OUR COMMON STOCK. THE SERIES A PREFERRED STOCK AUTOMATICALLY CONVERT INTO COMMON SHARES IN SEPTEMBER 2004 AND THE SERIES B PREFERRED STOCK MAY CONVERT INTO COMMON SHARES IN SEPTEMBER 2004. THE CONVERSION OF OUR PREFERRED STOCK WILL CAUSE DILUTION TO OUR EXISTING SHAREHOLDERS.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK" AS THAT TERM IS DEFINED IN RULE 3A51-1 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934. PENNY STOCKS ARE
STOCK:

O     WITH A PRICE OF LESS THAN $5.00 PER SHARE;

O     THAT ARE NOT TRADED ON A "RECOGNIZED" NATIONAL EXCHANGE;

O WHOSE PRICES ARE NOT QUOTED ON THE NASDAQ AUTOMATED QUOTATION SYSTEM (NASDAQ LISTED STOCK MUST STILL HAVE A PRICE OF NOT LESS THAN $5.00 PER SHARE); OR

O IN ISSUERS WITH NET TANGIBLE ASSETS LESS THAN $2.0 MILLION (IF THE ISSUER HAS BEEN IN CONTINUOUS OPERATION FOR AT LEAST THREE YEARS) OR $5.0 MILLION (IF IN CONTINUOUS OPERATION FOR LESS THAN THREE YEARS), OR WITH AVERAGE REVENUES OF LESS THAN $6.0 MILLION FOR THE LAST THREE YEARS.

BROKER-DEALERS  DEALING  IN PENNY  STOCKS  ARE  REQUIRED  TO  PROVIDE  POTENTIAL
INVESTORS WITH A DOCUMENT DISCLOSING THE RISKS OF PENNY STOCKS. MOREOVER, BROKER-DEALERS ARE REQUIRED TO DETERMINE WHETHER AN INVESTMENT IN A PENNY STOCK IS A SUITABLE INVESTMENT FOR A PROSPECTIVE INVESTOR. THESE REQUIREMENTS MAY REDUCE THE POTENTIAL MARKET FOR OUR COMMON STOCK BY REDUCING THE NUMBER OF POTENTIAL INVESTORS. THIS MAY MAKE IT MORE DIFFICULT FOR INVESTORS IN OUR COMMON STOCK TO SELL SHARES TO THIRD PARTIES OR TO OTHERWISE DISPOSE OF THEM. THIS COULD CAUSE OUR STOCK PRICE TO DECLINE.

FAILURE TO RETAIN OR ATTRACT KEY PERSONNEL WILL HAVE A MATERIAL NEGATIVE IMPACT ON THE SALES OF OUR PRODUCTS, AND THE DEVELOPMENT AND ENHANCEMENT OF OUR PRODUCTS

OUR FUTURE SUCCESS DEPENDS, IN SIGNIFICANT PART, ON THE CONTINUED SERVICES OF QUENTIN KELLY (OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER) AND SEVERAL OTHER KEY OFFICERS. WE MAY NOT ABLE TO FIND AN APPROPRIATE REPLACEMENT FOR ANY OF OUR KEY PERSONNEL. ANY LOSS OR INTERRUPTION OF OUR KEY PERSONNEL'S SERVICES COULD HAVE A MATERIAL NEGATIVE IMPACT ON OUR ABILITY TO DEVELOP OUR BUSINESS PLAN. THE COMPANY MAINTAINS A KEY MAN LIFE INSURANCE POLICY ON QUENTIN KELLY IN THE AMOUNT OF $1,100,000.

IN ADDITION, OUR BUSINESS PLAN RELIES HEAVILY ON ATTRACTING AND RETAINING INDUSTRY SPECIALISTS WITH EXTENSIVE TECHNICAL AND INDUSTRY EXPERIENCE AND EXISTING RELATIONSHIPS WITH MANY INDUSTRY PARTICIPANTS. OUR BUSINESS PLAN ALSO RELIES HEAVILY ON ATTRACTING AND RETAINING QUALIFIED TECHNICAL EMPLOYEES SO WE CAN FULLY DEVELOP AND ENHANCE OUR TECHNOLOGY. THE MARKETS FOR MANY OF OUR EXPERIENCED EMPLOYEES ARE EXTREMELY COMPETITIVE. THE SALE OF OUR PRODUCTS, AND THE FUTURE DEVELOPMENT AND ENHANCEMENT OF OUR PRODUCTS WILL BE LIMITED IF WE ARE NOT SUCCESSFUL IN OUR EFFORTS TO RECRUIT AND RETAIN THE PERSONNEL WE WILL NEED.

OUR PROJECTS REQUIRE SUBSTANTIAL UP-FRONT COSTS BEFORE ANY REVENUES WILL BE REALIZED

A SIGNIFICANT PORTION OF OUR REVENUE IS EXPECTED TO BE DERIVED FROM PROJECTS WHICH REQUIRE SIGNIFICANT UP-FRONT EXPENSE TO US. REVENUES MAY NOT BE REALIZED UNTIL THE PROJECTS ARE COMPLETED OR CERTAIN SIGNIFICANT MILESTONES ARE MET. OUR FAILURE, OR ANY FAILURE BY A THIRD-PARTY WITH WHICH WE MAY CONTRACT, TO PERFORM SERVICES OR DELIVER OUR PRODUCTS ON A TIMELY BASIS COULD RESULT IN A SUBSTANTIAL LOSS TO US.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, AND WE INADVERTENTLY MAY BE INFRINGING ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS, WHICH COULD RESULT IN SIGNIFICANT EXPENSE AND LOSS OF INTELLECTUAL PROPERTY RIGHTS.

IF A COURT DETERMINES THAT WE INFRINGED ON THE RIGHTS OF OTHERS, WE MAY BE REQUIRED TO OBTAIN LICENSES FROM SUCH OTHER PARTIES. THE PERSONS OR ORGANIZATIONS HOLDING THE DESIRED TECHNOLOGY MAY NOT GRANT LICENSES TO US OR THE TERMS OF SUCH LICENSES MAY NOT BE ACCEPTABLE TO US. IN ADDITION, WE COULD BE REQUIRED TO EXPEND SIGNIFICANT RESOURCES TO DEVELOP NON-INFRINGING TECHNOLOGY.

WE RELY ON THE REGISTRATION OF TRADEMARKS AND TRADE NAMES, AS WELL AS ON TRADE SECRET LAWS AND CONFIDENTIALITY AGREEMENTS WITH OUR EMPLOYEES.

ANY FAILURE TO MEET THE TECHNOLOGICAL REQUIREMENTS OF OUR CUSTOMERS MAY HINDER SALES OF OUR PRODUCTS

OUR ABILITY TO CONTINUE TO COMMERCIALIZE OUR PRODUCTS IS DEPENDENT ON THE ADVANCEMENT OF OUR EXISTING TECHNOLOGY. IN ORDER TO OBTAIN AND MAINTAIN A
SIGNIFICANT  MARKET  SHARE,  WE ARE  REQUIRED TO  CONTINUE  TO MAKE  ADVANCES IN
TECHNOLOGY. ANY FAILURES IN SUCH RESEARCH AND DEVELOPMENT EFFORTS COULD RESULT IN SIGNIFICANT DELAYS IN PRODUCT DEVELOPMENT AND HAVE A MATERIAL ADVERSE EFFECT ON US. WE MAY ENCOUNTER UNANTICIPATED TECHNOLOGICAL OBSTACLES WHICH EITHER DELAY OR PREVENT US FROM COMPLETING THE DEVELOPMENT OF OUR PRODUCTS AND PROCESSES.

COMPETITIVE   CONDITIONS   AFFECTING   WORLDWATER   MAY  LIMIT  OUR  GROWTH  AND
PROFITABILITY

OUR PRODUCTS COMPETE WITH BOTH CONVENTIONAL AND SOLAR TECHNOLOGIES THAT BRING POWER TO REMOTE AREAS. THE MAIN COMPETITIVE TECHNOLOGIES ARE DIESEL OR GASOLINE GENERATORS AND ELECTRICAL GRID LINE EXTENSION.

THE COST OF INSTALLING A SOLAR PUMP MAY BE MORE OR LESS THAN THE COST OF GRID LINE EXTENSION, DEPENDING UPON THE EXTENT OF THE GRID LINE EXTENSION. HOWEVER, A PUMP RUN BY SOLAR POWER IS LESS EXPENSIVE THAN THE COST OF RUNNING A CONVENTIONAL ELECTRIC PUMP BECAUSE OF THE COST OF GRID LINE ELECTRICITY FROM THE LOCAL ELECTRIC UTILITY. IT SHOULD BE NOTED THAT THE COST OF ELECTRIC LINE EXTENSION IS USUALLY SUBSIDIZED BY GOVERNMENT AUTHORITIES.

THE INITIAL COST OF ACQUIRING A DIESEL PUMP IS LESS EXPENSIVE THAN THE INITIAL COST OF A SOLAR PUMP. HOWEVER, THE OPERATIONS AND MAINTENANCE COST OF THE DIESEL PUMP IS GREATER THAN A SOLAR PUMP; IN REMOTE AREAS, AVAILABILITY OF FUEL AND SPARE PARTS ARE ALSO UNRELIABLE. AN END USER CAN PAY OFF THE HIGHER COST OF THE SOLAR PUMP OVER TIME FROM THE SAVINGS OTHERWISE SPENT ON OPERATIONS AND MAINTENANCE OF THE DIESEL PUMP.

OUR PROPRIETARY TECHNOLOGY PERMITS THE USE OF "OFF-THE-SHELF" AC PUMPS OPENING A RANGE OF PREVIOUSLY UNAVAILABLE OPTIONS FOR SOLAR POWER. AC PUMPS ARE AVAILABLE IN COUNTRIES THROUGHOUT THE WORLD, ALLOWING REPLACEMENT PUMPS AND PARTS TO BE SUPPLIED ON A LOCAL BASIS. OTHER FORMS OF SOLAR POWERED PHOTOVOLTAIC (PV) PUMPING CURRENTLY AVAILABLE USE LESS RELIABLE AND LESS DURABLE DC PUMPS OR CUSTOM AC PUMPS WHICH ARE MORE COSTLY AND NOT READILY AVAILABLE IN MOST DEVELOPING COUNTRIES.

IN MANY REGIONS OF THE WORLD, COMPETITIVE PRODUCTS ARE NOT AVAILABLE. IN THOSE MARKETS WHERE COMPETITION EXISTS, THE MOST COMMONLY ENCOUNTERED COMPETITORS ARE GRUNDFOS A/S OF DENMARK, A MANUFACTURER OF A LARGE RANGE OF WATER PUMPS INCLUDING A SOLAR PUMP LINE, AND AERO-ENVIRONMENT OF CALIFORNIA, WHICH PRODUCE AC PUMPS. THERE ARE A NUMBER OF OTHER SOLAR PUMP COMPANIES INCLUDING SOLAR JACK OF THE US, SUN MOTOR OF CANADA, SOUTHERN CROSS OF AUSTRALIA, AND TOTAL ENERGIE FROM EUROPE WHICH PRODUCE DC POWERED PUMPS. OUR COMPETITORS GENERALLY HAVE FAR GREATER FINANCIAL RESOURCES, MORE EXPERIENCED MARKETING ORGANIZATIONS AND A GREATER NUMBER OF EMPLOYEES THAN WE DO.

WE MAY NOT BE SUCCESSFUL IN COMPETING WITH THESE COMPETITORS FOR NEW CUSTOMERS OR IN RETAINING EXISTING CUSTOMERS. OUR RESULTS OF OPERATIONS MAY SUFFER IF WE CANNOT COMPETE WITH LARGER AND BETTER CAPITALIZED COMPANIES.

OUR MARKETING EFFORTS IN DEVELOPING NATIONS HAVE ENCOUNTERED SIGNIFICANT OBSTACLES THAT HAVE IMPEDED SALES

IN ADDITION TO OUR MARKETING EFFORTS IN THE UNITED STATES, WE MARKET OUR PRODUCTS TO DEVELOPING NATIONS. THE ABILITY OF THESE CUSTOMERS TO ORDER AND PAY FOR OUR PRODUCTS AND SERVICES IS DEPENDENT ON A VARIETY OF FACTORS INCLUDING GOVERNMENT APPROVAL, ADEQUATE FUNDING AND VIGOROUS TESTING PROCEDURES. WE HAVE EXPERIENCED SIGNIFICANT OBSTACLES IN MARKETING PRODUCTS AND SERVICES IN DEVELOPING NATIONS, INCLUDING DELAYS CAUSED BY BUDGET CONSTRAINTS, BUREAUCRATIC INEFFICIENCIES AND REGIME CHANGES.

OUR DIRECTORS ARE NOT PERSONALLY LIABLE AND ARE INDEMNIFIED FOR BREACH OF FIDUCIARY DUTIES

OUR CERTIFICATE OF INCORPORATION PROVIDES, AS PERMITTED BY THE DELAWARE GENERAL CORPORATION LAW ("THE DGCL"), AND WITH CERTAIN EXCEPTIONS, THAT OUR DIRECTORS SHALL NOT BE PERSONALLY LIABLE TO US OR OUR STOCKHOLDERS FOR MONETARY DAMAGES FOR BREACH OF FIDUCIARY DUTY AS A DIRECTOR. THESE PROVISIONS MAY DISCOURAGE OUR STOCKHOLDERS FROM BRINGING SUIT AGAINST A DIRECTOR FOR BREACH OF FIDUCIARY DUTY AND MAY REDUCE THE LIKELIHOOD OF DERIVATIVE LITIGATION BROUGHT BY STOCKHOLDERS AGAINST A DIRECTOR. IN ADDITION, OUR BYLAWS PROVIDE FOR MANDATORY INDEMNIFICATION OF DIRECTORS AND OFFICERS TO THE FULLEST EXTENT PERMITTED BY THE DGCL.

WE DEPEND ON A LIMITED NUMBER OF SUPPLIERS OF COMPONENTS FOR OUR SYSTEMS, AND ANY DELAY IN SUPPLY COULD AFFECT OUR ABILITY TO FILL ORDERS

WE CURRENTLY PURCHASE PARTS AND MATERIALS FROM A LIMITED NUMBER OF SUPPLIERS. IN ADDITION, ALTHOUGH HISTORICALLY WE HAVE NOT BEEN DEPENDENT ON ANY ONE SUPPLIER OR GROUP OF SUPPLIERS OF COMPONENTS FOR OUR SYSTEMS, WE MAY BECOME DEPENDENT IN THE FUTURE. THE INABILITY TO OBTAIN CERTAIN COMPONENTS ON A TIMELY BASIS WOULD LIMIT OUR ABILITY TO COMPLETE PROJECTS IN A TIMELY MANNER.

NO DIVIDENDS HAVE BEEN PAID BY THE COMPANY

WE HAVE NEVER PAID,  NOR DO WE  ANTICIPATE  PAYING,  ANY CASH  DIVIDENDS  ON OUR
COMMON  STOCK.   FUTURE  DEBT,  EQUITY  INSTRUMENTS  OR  SECURITIES  MAY  IMPOSE
ADDITIONAL RESTRICTIONS ON OUR ABILITY TO PAY CASH DIVIDENDS.

DELAWARE LAW AND OUR CHARTER MAY INHIBIT A TAKEOVER OF OUR COMPANY THAT STOCKHOLDERS MAY CONSIDER FAVORABLE

PROVISIONS OF DELAWARE LAW, SUCH AS ITS BUSINESS COMBINATION STATUTE, MAY HAVE THE EFFECT OF DELAYING, DEFERRING OR PREVENTING A CHANGE IN CONTROL OF OUR COMPANY, EVEN IF SUCH TRANSACTIONS WOULD HAVE SIGNIFICANT BENEFITS TO OUR STOCKHOLDERS. AS A RESULT, THESE PROVISIONS COULD LIMIT THE PRICE SOME INVESTORS MIGHT BE WILLING TO PAY IN THE FUTURE FOR SHARES OF OUR COMMON STOCK.

WE ARE SUBJECT TO FOREIGN EXCHANGE RATE FLUCTUATIONS THAT MAY RESULT IN LOSSES

OPERATIONS OVERSEAS ARE SUBJECT TO FOREIGN CURRENCY EXCHANGE RATE FLUCTUATIONS. WITH RESPECT TO THE PHILIPPINE CURRENCY, WE WILL TRANSFER FUNDS TO OUR
PHILIPPINE SUBSIDIARY ON AN AS NEEDED BASIS AND TO THE EXTENT FUNDS ARE AVAILABLE TO AVOID SIGNIFICANT EXPOSURE TO CURRENCY FLUCTUATIONS. WE MAY SUFFER LOSSES DUE TO ADVERSE FOREIGN CURRENCY EXCHANGE RATE FLUCTUATIONS.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY HAVE THE AFFECT OF LOWERING OUR STOCK PRICE

SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET FOLLOWING THIS OFFERING COULD LOWER THE MARKET PRICE OF OUR COMMON STOCK. SALES MAY ALSO MAKE IT MORE DIFFICULT FOR US TO SELL EQUITY SECURITIES OR EQUITY-RELATED SECURITIES IN THE FUTURE AT A TIME AND PRICE THAT OUR MANAGEMENT DEEMS ACCEPTABLE OR AT ALL. OF THE 59,332,551 SHARES OF OUR COMMON STOCK OUTSTANDING AS OF MAY 13, 2004, 42,829,572 SHARES ARE, OR WILL BE, FREELY TRADABLE WITHOUT RESTRICTION, UNLESS HELD BY OUR "AFFILIATES." THE TOTAL NUMBER OF SHARES THAT ARE FREELY TRADABLE LESS THE AMOUNT HELD BY AFFILIATES IS 13,402,147 SHARES. AS OF MARCH 31, 2004, 13,902,147 SHARES OF COMMON STOCK HELD BY EXISTING STOCKHOLDERS ARE "RESTRICTED SECURITIES" AND MAY BE RESOLD IN THE PUBLIC MARKET ONLY IF REGISTERED OR PURSUANT TO AN EXEMPTION FROM REGISTRATION. IN ADDITION, THERE ARE OUTSTANDING OPTIONS AND WARRANTS, WHICH, UPON EXERCISE OR CONVERSION WOULD RESULT IN THE ISSUANCE OF AN ADDITIONAL 34,812,666 SHARES OF OUR COMMON STOCK.

THE SELLING STOCKHOLDER INTENDS TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

SBI INTENDS TO SELL IN THE PUBLIC MARKET THE SHARES OF COMMON STOCK BEING REGISTERED IN THIS OFFERING. THE TRADING PRICE OF OUR COMMON STOCK DURING THE SEVERAL WEEK PERIOD LEADING UP TO MAY 14, 2004 WAS GREATER THAN THE PRICE PER SHARE FOR THE SHARES THAT WOULD BE SOLD UNDER OUR STOCK PURCHASE AGREEMENT WITH SBI. IF WE SELL SHARES TO SBI AT PRICES LESS THAN THE CURRENT TRADING PRICE OF OUR COMMON STOCK AT THE TIME OF THE SALE, SBI MAY HAVE AN INCENTIVE TO IMMEDIATELY RESELL SUCH SHARES IN THE MARKET WHICH MAY, IN TURN, CAUSE THE TRADING PRICE OF OUR COMMON STOCK TO DECLINE. SIGNIFICANT DOWNWARD PRESSURE ON OUR STOCK PRICE CAUSED BY THE SALE OF STOCK REGISTERED IN THIS OFFERING COULD ENCOURAGE SHORT SALES BY THIRD PARTIES THAT WOULD PLACE FURTHER DOWNWARD PRESSURE ON OUR STOCK PRICE.

WE MAY NOT BE ABLE TO FULLY  UTILIZE  OUR  ARRANGEMENTS  WITH  SBI AND,  IF SUCH
UTILIZATION IS NECESSARY, WE WILL BE REQUIRED TO , AMEND OUR ARTICLES OF INCORPORATION AND REGISTER ADDITIONAL SHARES FOR RESALE BY SBI, OR IDENTIFY ALTERNATIVE SOURCES OF CAPITAL


OUR AUTHORIZED CAPITAL CURRENTLY CONSISTS OF 135,000,000 SHARES OF COMMON STOCK. AS OF JUNE 11, 2004, WE HAD 60,397,389 OUTSTANDING SHARES, OUTSTANDING OPTIONS AND WARRANTS TO PURCHASE 32,929,533 SHARES, AND OUTSTANDING DEBT CONVERTIBLE INTO 22,441,025 SHARES. AS A RESULT, WE HAVE ONLY 17,000,000 SHARES OF COMMON STOCK AVAILABLE TO SELL TO SBI UNDER OUR STOCK PURCHASE AGREEMENT WITH SBI, AND 400,000 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS HELD BY SBI ADVISORS. OF THESE SHARES, 17,400,000 HAVE BEEN REGISTERED FOR RESALE BY SBI AND SBI ADVISORS, RESPECTIVELY.

IF OUR NEED FOR CAPITAL REQUIRES US TO SELL MORE THAN 17,000,000 SHARES TO SBI UNDER THE STOCK PURCHASE AGREEMENT, WE WILL NEED TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF OUR AUTHORIZED COMMON STOCK AND REGISTER ADDITIONAL SHARES FOR RESALE BY SBI. IN LIEU OF OR IN ADDITION TO THOSE ACTIONS, WE MAY NEED TO IDENTIFY ALTERNATIVE SOURCES OF CAPITAL.


OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

BEFORE THIS OFFERING, OUR COMMON STOCK HAS TRADED ON THE OVER-THE-COUNTER BULLETIN BOARD. THINLY TRADED COMMON STOCK CAN BE MORE VOLATILE THAN COMMON STOCK TRADING IN AN ACTIVE PUBLIC MARKET.

THE ISSUANCE OF SHARES OF COMMON STOCK UNDER THIS OFFERING COULD RESULT IN A CHANGE OF CONTROL

WE ARE REGISTERING 17,400,000 SHARES OF COMMON STOCK IN THIS OFFERING. THESE SHARES REPRESENT 13% OF OUR AUTHORIZED CAPITAL STOCK, AND WE ANTICIPATE ALL SUCH SHARES WILL BE SOLD IN THIS OFFERING. IF ALL OR A SIGNIFICANT BLOCK OF THESE SHARES ARE HELD BY ONE OR MORE SHAREHOLDERS WORKING TOGETHER, THEN SUCH SHAREHOLDER OR SHAREHOLDERS MAY HAVE ENOUGH SHARES TO ASSUME CONTROL OF WORLDWATER BY ELECTING ITS OR THEIR OWN DIRECTORS.

                           FORWARD-LOOKING STATEMENTS

INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS MAY CONTAIN STATEMENTS WHICH CONSTITUTE "FORWARD-LOOKING STATEMENTS." "FORWARD-LOOKING STATEMENTS" INCLUDE ANY STATEMENT WHICH IS NOT OF PURELY HISTORICAL FACT, SUCH AS STATEMENTS CONCERNING PLANS, OBJECTIVES, GOALS, STRATEGIES AND FUTURE EVENTS, AND UNDERLYING ASSUMPTIONS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, AND UNCERTAINTIES EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS AND ACTUAL RESULTS COULD BE MATERIALLY DIFFERENT FROM THOSE PROJECTED. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, GENERAL ECONOMIC AND BUSINESS CONDITIONS WHICH MAY IMPACT DEMAND FOR OUR SOLAR GENERATED PUMPS AND ELECTRICITY; CHANGES IN TAX LAWS AND REGULATIONS; OUR ABILITY TO IMPLEMENT OUR MARKETING STRATEGY AND TO EXPAND OUR BUSINESS IN THE WORLDWIDE MARKET; OUR ABILITY TO BUILD OUR PRODUCTION FACILITY UP TO THE LEVEL OF EFFICIENCY AND OUTPUT FOR OUR PLANNED PRODUCTION; AND CHANGES IN LAWS AND GOVERNMENT REGULATIONS APPLICABLE TO OUR BUSINESS, INCLUDING LAWS IN FOREIGN NATIONS. IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS MAY NOT IN FACT OCCUR.

                                 USE OF PROCEEDS

WE WILL NOT RECEIVE PROCEEDS FROM THE RESALE BY SELLING STOCKHOLDERS OF THE COMMON STOCK DESCRIBED IN THIS PROSPECTUS. WE MAY RECEIVE PROCEEDS FROM THE SALE OF SHARES ISSUABLE UPON THE EXERCISE OF WARRANTS BY THE SELLING STOCKHOLDERS. ANY PROCEEDS RECEIVED BY US UPON THE EXERCISE OF WARRANTS WILL BE USED FOR GENERAL CORPORATE PURPOSES.

                            MARKET PRICE INFORMATION

OUR COMMON STOCK IS INCLUDED ON THE NATIONAL ASSOCIATION OF SECURITIES DEALERS AUTOMATED QUOTATION OTC BULLETIN BOARD UNDER THE SYMBOL "WWAT." THE FOLLOWING TABLE SETS FORTH THE QUARTERLY HIGH AND LOW CLOSING BID PRICES FOR THE COMMON STOCK AS REPORTED ON THE OTC BULLETIN BOARD FOR THE PERIODS INDICATED. THESE PRICES ARE BASED ON QUOTATIONS BETWEEN DEALERS, AND DO NOT REFLECT RETAIL MARK-UP, MARK-DOWN OR COMMISSIONS, AND MAY NOT NECESSARILY REPRESENT ACTUAL TRANSACTIONS.


                                            HIGH   LOW    CLOSE
                                            =====  =====  ======
FISCAL  2002
==========================================
SECOND  QUARTER                              0.28   0.12    0.17
==========================================  =====  =====  ======
THIRD  QUARTER                               0.18   0.12    0.14
==========================================  =====  =====  ======
FOURTH  QUARTER                              0.19   0.11    0.16
==========================================  =====  =====  ======

                                            HIGH   LOW    CLOSE
                                            =====  =====  ======
FISCAL  2003
==========================================
FIRST  QUARTER.                             $0.19  $0.09  $0.13
==========================================  =====  =====  ======
SECOND  QUARTER                              0.21   0.13   0.19
==========================================  =====  =====  ======
THIRD  QUARTER                               0.26   0.12   0.19
==========================================  =====  =====  ======
FOURTH  QUARTER                              0.20   0.09   0.14
==========================================  =====  =====  ======



                                            HIGH   LOW    CLOSE
                                            =====  =====  ======
FISCAL  2004
==========================================
FIRST  QUARTER.                             $0.48  $0.11  $0.31



ON APRIL 30, 2004, THERE WERE APPROXIMATELY 741 HOLDERS OF RECORD OF OUR COMMON STOCK. THIS NUMBER DOES NOT INCLUDE BENEFICIAL OWNERS OF THE COMMON STOCK WHOSE SHARES ARE HELD IN THE NAMES OF VARIOUS DEALERS, CLEARING AGENCIES, BANKS, BROKERS AND OTHER FIDUCIARIES.

                                    DIVIDENDS

TO DATE, WE HAVE NOT DECLARED OR PAID ANY DIVIDENDS ON OUR COMMON STOCK. THE PAYMENT BY US OF DIVIDENDS, IF ANY, IS WITHIN THE DISCRETION OF THE BOARD OF DIRECTORS AND WILL DEPEND ON OUR EARNINGS, IF ANY, OUR CAPITAL REQUIREMENTS AND FINANCIAL CONDITION, AS WELL AS OTHER RELEVANT FACTORS. THE BOARD OF DIRECTORS DOES NOT INTEND TO DECLARE ANY DIVIDENDS IN THE FORESEEABLE FUTURE.

                                    DILUTION

THE BOOK VALUE OF WORLDWATER AS OF MARCH 31, 2004, WAS ($3,712,711) OR ($0.06) PER SHARE OF COMMON STOCK. BOOK VALUE PER SHARE IS DETERMINED BY DIVIDING THE TANGIBLE BOOK VALUE OF WORLDWATER (TOTAL TANGIBLE ASSETS LESS TOTAL LIABILITIES) BY THE NUMBER OF OUTSTANDING SHARES OF OUR COMMON STOCK. SINCE THIS OFFERING IS BEING MADE SOLELY BY THE SELLING STOCKHOLDERS AND NONE OF THE PROCEEDS FROM THE SALE OF COMMON STOCK WILL BE PAID TO US, OUR NET TANGIBLE BOOK VALUE WILL BE UNAFFECTED BY THIS OFFERING.

                        SBI SECURITIES PURCHASE AGREEMENT


ON APRIL 1, 2004, WE ENTERED INTO A SECURITIES PURCHASE AGREEMENT WITH SBI BRIGHTLINE VIII LLC ("SBI") THAT OBLIGATES SBI TO PURCHASE, UPON OUR ELECTION, UP TO 17,000,000 SHARES OF OUR COMMON STOCK FOR AN AGGREGATE PURCHASE PRICE OF $3,640,000, AND WARRANTS TO PURCHASE, AT THE DISCRETION OF SBI, UP TO 5,100,000 ADDITIONAL SHARES OF OUR COMMON STOCK FOR AN AGGREGATE PURCHASE PRICE OF $120,000. AT OUR ELECTION, WE MAY SELL THE SHARES TO SBI IN THREE TRAUNCHES THAT MUST BE SOLD IN THE FOLLOWING ORDER:



              NUMBER OF TRANCHE       NUMBER OF TRANCHE            TRANCHE PURCHASE            TRANCHE PURCHASE PRICE
TRANCHE      SHARES INCLUDED IN       WARRANTS INCLUDED            PRICE PER TRANCHE             PER TRANCHE WARRANTS
  NO.            TRANCHE                 IN TRANCHE               SHARE (U.S. DOLLARS)            (U.S. DOLLARS)
-------      -------------------     -------------------         ----------------------        ----------------------
  1              7,000,000               2,100,000                      $0.17                         $0.17
  2              5,000,000               1,500,000                      $0.22                         $0.22
  3              5,000,000               1,500,000                      $0.27                         $0.27


EXCEPT FOR THE REQUIREMENT TO SELL THE TRANCHES IN ORDER AND THE REQUIREMENT THAT THE RESALE OF THE SHARES BE REGISTERED AS DESCRIBED BELOW, THERE IS NO LIMITATION ON WHEN WE MAY REQUIRE SBI TO PURCHASE THE SHARES INCLUDED IN ANY TRANCHE. IN PARTICULAR, THERE IS NO SPECIFIED EXPIRATION DATE FOR SBI'S OBLIGATION TO PURCHASE THE SHARES. THE AGREEMENT PERMITS US TO EXERCISE OUR RIGHT TO SELL MULTIPLE TRANCHES AT THE SAME TIME, AND NO PARTICULAR PERIOD OF TIME MUST ELAPSE BETWEEN THE SALE OF TRANCHES. WE ARE NOT OBLIGATED TO SELL ANY SHARES TO SBI UNLESS AND UNTIL WE ELECT TO DO SO. HOWEVER, IF WE WANT TO SELL ANY SHARES IN A TRANCHE WE MUST EXERCISE OUR RIGHT TO SELL ALL OF THE SHARES IN THE TRANCHE.

SBI IS NOT OBLIGATED TO PURCHASE SHARES PURSUANT TO THE SECURITIES PURCHASE AGREEMENT UNLESS THE RESALE OF THE SHARES BY SBI IS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. AS OF THE DATE OF THIS PROSPECTUS, ONLY
17,000,000 SHARES COVERED BY THE SECURITIES PURCHASE AGREEMENT HAVE BEEN REGISTERED FOR RESALE BY SBI. WE DO NOT CURRENTLY HAVE SUFFICIENT AUTHORIZED AND UNISSUED SHARES UNDERLYING THE WARRANTS TO WHICH SBI IS ENTITLED UNDER THE TERMS OF THE SECURITIES PURCHASE AGREEMENT. WE INTEND TO SEEK APPROVAL AT OUR NEXT
ANNUAL MEETING OF STOCKHOLDERS, WHICH WE EXPECT TO BE HELD DURING SEPTEMBER 2004, TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE OUR NUMBER OF AUTHORIZED SHARES. IF SUCH AMENDMENT IS APPROVED, WE WILL THEN DECIDE WHETHER OR NOT TO REGISTER ADDITIONAL SHARES FOR RESALE BY SBI SO THAT WE WILL HAVE THE RIGHT TO SELL SUCH ADDITIONAL SHARES TO SBI UNDER THE SECURITIES PURCHASE AGREEMENT. SBI MAY ELECT NOT TO PURCHASE SHARES PURSUANT TO THE SECURITIES PURCHASE AGREEMENT IF IT DETERMINES THAT MATERIAL AND ADVERSE CHANGE IN THE MARKET FOR THE COMPANY'S SECURITIES OR SECURITIES IN GENERAL, OR IN POLITICAL, FINANCIAL, OR ECONOMIC CONDITIONS MAKE IT INADVISABLE TO PROCEED.

SBI'S OBLIGATION TO PURCHASE THE SHARES IS SUBJECT TO CUSTOMARY CONDITIONS FOR TRANSACTIONS OF THIS KIND. IN PARTICULAR, SBI'S OBLIGATION IS CONTINGENT ON:

O THE CONTINUED ACCURACY OF OUR REPRESENTATIONS AND WARRANTIES CONTAINED IN THE STOCK PURCHASE AGREEMENT; AND

O     OUR  COMPLIANCE  WITH  OUR  AGREEMENTS  CONTAINED  IN THE  STOCK  PURCHASE
      AGREEMENT.

IF WE HAVE EXERCISED OUR RIGHT TO SELL A PARTICULAR TRANCHE OF SHARES AND THE CLOSING OF THE SALE OF SUCH SHARES DOES NOT OCCUR FOR ANY REASON, WE WILL HAVE THE RIGHT TO EXERCISE OUR RIGHT WITH RESPECT TO THOSE SHARES AGAIN; HOWEVER, SBI'S OBLIGATION TO PURCHASE THE SHARES REMAINS CONTINGENT ON OUR ABILITY TO SATISFY THE CLOSING CONDITIONS AT THE TIME WE SEEK TO SELL THE SHARES.

OUR OBLIGATION TO SELL A TRANCHE OF SHARES TO SBI ONCE WE HAVE MADE AN ELECTION IS CONTINGENT ON SBI'S SATISFACTION OF CORRESPONDING CLOSING CONDITIONS WHICH WE MAY WAIVE IN OUR DISCRETION.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CERTAIN STATEMENTS CONTAINED IN MANAGEMENT'S DISCUSSION AND ANALYSIS, AND ELSEWHERE IN THIS ANNUAL REPORT, CONCERNING THE COMPANY'S OUTLOOK OR FUTURE ECONOMIC PERFORMANCE SUCH AS ANTICIPATED PROFITABILITY, GROSS BILLINGS, COMMISSIONS AND FEES, EXPENSES OR OTHER FINANCIAL ITEMS; AND CONDITIONS OF PERFORMANCE OR OTHER MATTERS, ARE "FORWARD LOOKING STATEMENTS" AS THAT TERM IS DEFINED UNDER THE FEDERAL SECURITIES LAWS. FORWARD LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES, AND OTHER FACTORS WHICH WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN SUCH STATEMENTS. SUCH RISKS, UNCERTAINTIES AND FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: (1) THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL GROW PROFITABLY OR MANAGE ITS GROWTH, (2) RISK ASSOCIATED WITH ACQUISITIONS, (3) COMPETITION, (4) THE COMPANY'S QUARTERLY RESULTS HAVE FLUCTUATED IN THE PAST AND ARE EXPECTED TO FLUCTUATE IN THE FUTURE, (5) THE LOSS OF SERVICES OF KEY INDIVIDUALS WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY'S BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS, (6) RISKS ASSOCIATED WITH OPERATING IN EMERGING COUNTRIES.

GENERAL

WORLDWATER CORP. IS AN INTERNATIONAL SOLAR ENGINEERING AND WATER MANAGEMENT COMPANY WITH UNIQUE, HIGH-POWERED SOLAR TECHNOLOGY PROVIDING SOLUTIONS TO WATER SUPPLY AND ENERGY PROBLEMS. UNTIL 2002, THE COMPANY WAS A DEVELOPMENT-STAGE ENTERPRISE ORGANIZED TO DESIGN, DEVELOP, MANUFACTURE AND MARKET SOLAR WATER PUMPING SYSTEMS, AND FOCUSED EXCLUSIVELY ON HELPING DEVELOPING COUNTRIES WITH WATER AND POWER PROBLEMS. THROUGH RESEARCH AND DEVELOPMENT, THE COMPANY'S PROPRIETARY SOLAR TECHNOLOGY DEVELOPED THE CAPABILITY IN 2002 OF OPERATING PUMPS AND MOTORS UP TO 600 HORSEPOWER FOR IRRIGATION, REFRIGERATION AND WATER UTILITY PUMPING SYSTEMS. THIS INCREASED POWER CAPABILITY, COUPLED WITH GROWING ENERGY SHORTAGES IN THE UNITED STATES, HAS OPENED DOMESTIC MARKET OPPORTUNITIES THAT HAVE NOW BECOME THE PRINCIPAL FOCUS OF ITS BUSINESS. THROUGHOUT 2004, THE
COMPANY INTENDS TO FOCUS EFFORTS ON THE ENHANCEMENT AND AGGRESSIVE IMPLEMENTATION OF ITS MARKETING PROGRAM DOMESTICALLY AND INTERNATIONALLY. IN THE U.S., THIS INCLUDES INSTITUTIONAL PUBLIC AND PRIVATE COMMERCIAL MARKETS, PARTICULARLY IN CALIFORNIA, NEW JERSEY AND OTHER STATES WHICH OFFER INCENTIVES FOR RENEWABLE ENERGY SOURCES. THE COMPANY CONTINUES TO SEEK OPPORTUNITIES THROUGHOUT THE WORLD, INCLUDING THE PHILIPPINES, WHERE IT MAINTAINS NATIONWIDE OPERATIONS, THE MIDDLE EAST (MOST PARTICULARLY, IRAQ), AND AFRICA.

SELECTED FINANCIAL DATA


                                           YEARS ENDED  DECEMBER 31,
                                              2003              2002             2001             2000            1999
                                              ----              ----             ----             ----            ----
                OPERATING RESULTS
NET SALES                                 $ 1,279,573      $   643,541      $   241,045      $   279,531      $   526,924
INCOME (LOSS) FROM OPERATIONS              (3,301,020)      (2,007,536)      (1,547,865)      (1,958,821)      (1,225,600)
NET INCOME (LOSS)                          (3,924,774)      (2,005,731)      (2,494,757)      (1,704,179)        (787,318)
NET INCOME (LOSS) PER SHARE - BASIC             (0.08)           (0.04)           (0.07)           (0.06)           (0.03)
NET INCOME (LOSS) PER SHARE - DILUTED           (0.08)           (0.04)           (0.07)           (0.06)           (0.03)

               FINANCIAL POSITION
TOTAL ASSETS                                  221,225        1,177,970          265,084          441,299          485,569
LONG TERM OBLIGATIONS - LESS
     CURRENT PORTION                        1,665,396          349,878           61,270           20,480          200,000
SHAREHOLDERS' EQUITY (DEFICIENCY)          (3,941,442)      (1,339,968)        (939,952)        (254,046)      (1,788,250)

RESULTS OF OPERATIONS:

YEAR ENDED DECEMBER 31, 2003 ("FISCAL 2003") YEAR ENDED DECEMBER 31. 2002 ("FISCAL 2002")

REVENUE

FOR THE YEAR ENDED DECEMBER 31, 2003 NET REVENUES INCREASED TO $1,279,573 AS COMPARED TO $643,541 FOR THE YEAR ENDED DECEMBER 31, 2002. EQUIPMENT SALES AND GRANT REVENUE FOR THE YEAR ENDED DECEMBER 31, 2003 WERE $1,143,302 AND $136,271 AS COMPARED TO $386,916 AND $256,625 FOR THE YEAR ENDED DECEMBER 31, 2002. EQUIPMENT SALES INCREASED BY $756,386 OR 195% AS COMPARED TO THE PREVIOUS YEAR AND GRANT REVENUE DECREASED BY $120,354 OR 47%.

IN 2002, THE COMPANY ADDRESSED THE UNCERTAINTY OF OVERSEES MARKET FLUCTUATIONS WITH A NEW FOCUS ON DOMESTIC BUSINESS. THE COMPANY HAD ENTERED THE CALIFORNIA AGRICULTURE MARKET IN 2002 WITH IMPLEMENTATION OF A 50 HP IRRIGATION PUMPING SYSTEM FOR A COTTON FARM IN THE SAN JOAQUIN VALLEY - WHICH AMOUNTED TO $293,000 OF REVENUE. IN 2003, WORLDWATER INSTALLED ITS FIRST SOLAR REFRIGERATION SYSTEM, WHICH DRIVES A 350 HP SOLAR-POWERED COMPRESSOR PUMP, AT A FOOD PROCESSING FACILITY NEAR BAKERSFIELD, CA - IN THE AMOUNT OF $913,749 IN REVENUE.

ALSO IN CALIFORNIA, THE COMPANY WAS AWARDED A PROFESSIONAL SERVICE CONTRACT IN NOVEMBER OF 2002 WITH THE SACRAMENTO MUNICIPAL UTILITY DISTRICT IN THE AMOUNT OF $77,000. THE COMPANY IS TO ANALYZE POSSIBLE IRRIGATION PROJECTS POWERED BY SOLAR, INSTALL AND MONITOR A SOLAR POWERED AGRICULTURAL WELL PUMP - $25,000 OF REVENUE WAS RECOGNIZED IN 2003 FOR THIS PROJECT.

THE COMPANY ALSO ENTERED THE NEW JERSEY AGRICULTURAL MARKET IN 2003 WITH COMPLETION OF A 24 KW SOLAR ELECTRICAL SYSTEM AT FLATBROOK FARM, AN ORGANIC MEAT AND POULTRY FARM IN MONTAGUE, NJ - IN THE AMOUNT OF $193,736 IN REVENUE. THE NEW JERSEY BOARD OF PUBLIC UTILITIES (BPU) HAS AUTHORIZED A COMPREHENSIVE RANGE OF INCENTIVES, WHICH TOOK EFFECT IN JANUARY 2004, THAT WILL REQUIRE 90 MW OF SOLAR ELECTRIC GENERATION OR MORE THAN APPROXIMATELY $600 MILLION OF NEW PV INSTALLATIONS IN THE STATE OVER THE NEXT FIVE YEARS (REFERENCE THE STATE OF NEW JERSEY/BOARD OF PUBLIC UTILITIES/RENEWABLES PORTFOLIO STANDARDS).


WORLDWATER PARTICIPATED IN THE SUCCESSFUL BID FOR THE LARGEST PV INSTALLATION ON A U.S. COMMUNITY COLLEGE CAMPUS AT CERRO COSO COMMUNITY COLLEGE, RIDGECREST, CA. DURING THE FIRST AND SECOND QUARTERS OF 2004 THE COMPANY SUPPLIED A ONE-MEGAWATT SYSTEM TOTALING $4.1 MILLION. THE PRIME CONTRACTOR, CONTRA COSTA ELECTRIC OF BAKERSFIELD, CA, IS SCHEDULED TO COMPLETE, INCLUDING TESTING AND INTERCONNECTION, THE $8.9 MILLION CONSTRUCTION PROJECT IN THE THIRD QUARTER 2004.


IN ADDITION TO THIS RECENT DOMESTIC BUSINESS, WORLDWATER HAS OPERATED IN THE PHILIPPINES SINCE 1997. IN SEPTEMBER 2003, WORLDWATER (PHILS) INAUGURATED THE WORLD'S FIRST SOLAR POWERED PREPAID MUNICIPAL WATER DISTRIBUTION SYSTEM FOR THE MUNICIPALITY OF RONDA ON THE ISLAND OF CEBU - WHICH AMOUNTED TO APPROXIMATELY $35,817 IN REVENUE IN 2003. THE PROJECT WAS MADE POSSIBLE BY A COMMERCIAL LOAN FROM THE PHILIPPINE NATIONAL BANK TO THE MUNICIPALITY AND REQUIRED NO SPECIAL LOANS OR SUBSIDIES.

WORLDWATER WAS CONTRACTED BY WINROCK INTERNATIONAL IN 2003 TO EVALUATE POTENTIAL WATER SUPPLY DEVELOPMENT AND SANITATION SOLUTIONS FOR SELECTED COMMUNITIES WITHIN THE ALLIANCE FOR MINDANAO OFF-GRID RENEWABLE ENERGY (AMORE) AREA IN THE SOUTHERN PHILIPPINES. THE ASSESSMENT STUDY HAS BEEN COMPLETED AND $91,593 OF REVENUE WAS RECOGNIZED. PROPOSALS HAVE BEEN PRESENTED FOR PROJECT IMPLEMENTATION.

IN JANUARY OF 2002, THE COMPANY BEGAN WORK ON A WATER AND POWER FEASIBILITY STUDY FOR THE GOVERNMENT OF THE PHILIPPINES (DEPARTMENT OF AGRICULTURE) FUNDED BY THE U.S. TRADE AND DEVELOPMENT AGENCY (USTDA) IN THE AMOUNT OF $302,500. DURING 2003 AND 2002, THE COMPANY REALIZED $19,678 AND $256,625, RESPECTIVELY OF REVENUE FROM THIS GRANT ENTERED INTO BY AND BETWEEN THE PHILIPPINES NATIONAL IRRIGATION ADMINISTRATION AND THE COMPANY FOR THE PREPARATION OF A FEASIBILITY STUDY ON THE MINDANAO APPROPRIATE IRRIGATION TECHNOLOGIES FOR ENHANCED AGRICULTURAL PRODUCTION PROJECT. A NATIONWIDE IRRIGATION DEVELOPMENT PROJECT IS SCHEDULED TO FOLLOW ON COMPLETION OF THE STUDY.

COST OF SALES AND GROSS PROFIT


COST OF SALES FOR THE YEARS ENDED 2003 AND 2002 WERE $960,645 AND $531,188, RESPECTIVELY. COST OF SALES FOR EQUIPMENT INCREASED $420,326 TO $841,126 OR 100% ON A 195% INCREASE IN EQUIPMENT SALES. COSTS ASSOCIATED WITH GRANT REVENUE INCREASED $9,131 ON A DECREASE OF REVENUE OF APPROXIMATELY 47%. AT THIS POINT IN TIME THE COMPANY IS DEPENDENT ON SOLAR-POWERED PUMPING SYSTEM SALES, AND RESEARCH AND DEVELOPMENT GRANT REVENUE, EACH WITH GROSS PROFIT MARGINS SPECIFIC TO THE MODEL OF THE SYSTEM SOLD OR GRANT OBTAINED.

GROSS PROFIT FOR THE YEARS ENDED 2003 AND 2002 WAS $318,928 AND $112,353, RESPECTIVELY. GROSS PROFIT ON EQUIPMENT SALES FOR THE YEAR ENDED DECEMBER 31, 2003 WAS $302,176 AS COMPARED TO A GROSS LOSS OF $33,884 FROM THE PREVIOUS YEAR. THE GROSS LOSS IN 2002 WAS ATTRIBUTABLE TO THE EXECUTION OF THE COMPANY'S FIRST INSTALLATION OF A 50 HORSEPOWER IRRIGATION PUMP WHERE IT EXPERIENCED SLIGHT COST OVERRUNS FOR VARIOUS CONTRACTED LABOR. THESE OVERRUNS HAVE BEEN ADDRESSED AND FIXED CONTRACTING PRICES HAVE NOW BEEN ESTABLISHED.

MARKETING, GENERAL AND ADMINISTRATIVE

MARKETING, GENERAL AND ADMINISTRATIVE EXPENSES WERE $3,114,376 FOR THE YEAR ENDED DECEMBER 31, 2003 AS COMPARED TO $1,950,052 IN 2002, AN INCREASE OF 60% ON A 99% INCREASE IN REVENUE. THIS INCREASE IS PRIMARILY ATTRIBUTABLE TO AN INCREASE IN SALES EFFORTS AND STAFFING NECESSARY TO CAPTURE THE NEWLY DEVELOPED DOMESTIC MARKET. WE ARE GRADUALLY INCREASING OUR CURRENT STAFFING LEVELS, BUT HAVE FOUND IT NECESSARY TO HIRE CONSULTANTS FROM TIME TO TIME, THEREFORE INCREASING THIS EXPENSE AS COMPARED TO THE SAME PERIOD IN 2002. ASSUMING THAT THE DOMESTIC BUSINESS CONTINUES TO GROW, IT WILL BE NECESSARY TO RECRUIT ADDITIONAL STAFF TO IMPLEMENT THE CONTRACTS.

RESEARCH AND DEVELOPMENT

RESEARCH AND DEVELOPMENT EXPENSES WERE $505,572 FOR THE YEAR ENDED DECEMBER 31, 2003 COMPARED TO $169,837 IN 2002. THE COMPANY INTRODUCED ITS NEW SOLAR ENERGY PUMPING TECHNOLOGY CAPABLE OF GENERATING HIGH POWER IN 2002 AT THE AGRICULTURAL EXPO IN TULARE, CALIFORNIA. RESEARCH AND DEVELOPMENT EXPENSES RESULTING THEREFROM HAVE SINCE INCREASED AS THE COMPANY FOCUSES ITS EFFORTS ON REFINING AND EXPANDING THIS TECHNOLOGY, FOCUSING PRIMARILY ON LARGE SCALE PUMPING SYSTEMS.

LOSS FROM OPERATIONS

OPERATING LOSS FOR THE YEAR ENDED DECEMBER 31, 2003 WAS $3,301,020 AS COMPARED TO $2,007,536 FROM THE PREVIOUS YEAR.

INCOME TAXES

THE  COMPANY  RECOGNIZED  NO INCOME TAX  (BENEFIT)  EXPENSE FOR 2003 AND 2002 TO
DATE.

THE COMPANY PARTICIPATES IN THE STATE OF NEW JERSEY'S CORPORATION BUSINESS TAX BENEFIT CERTIFICATE TRANSFER PROGRAM (THE "PROGRAM"), WHICH ALLOWS CERTAIN HIGH TECHNOLOGY AND BIOTECHNOLOGY COMPANIES TO TRANSFER UNUSED NEW JERSEY NET OPERATING LOSS CARRYOVERS AND RESEARCH AND DEVELOPMENT TAX CREDITS TO OTHER NEW JERSEY CORPORATION BUSINESS TAXPAYERS. DURING 2003 AND 2002, THE COMPANY SUBMITTED APPLICATIONS TO THE NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (THE "EDA") TO PARTICIPATE IN THE PROGRAM AND THE APPLICATIONS WERE APPROVED. THE EDA THEN ISSUED CERTIFICATES CERTIFYING THE COMPANY'S ELIGIBILITY TO PARTICIPATE IN THE PROGRAM FOR THESE YEARS.

THE PROGRAM REQUIRES THAT A PURCHASER PAY AT LEAST 75% OF THE AMOUNT OF THE SURRENDERED TAX BENEFIT. DURING 2003 AND 2002, THE COMPANY SOLD APPROXIMATELY $0 AND $1,448,912 OF ITS NEW JERSEY STATE NET OPERATING LOSS CARRYFORWARDS AND $0 AND $12,660 OF ITS RESEARCH AND DEVELOPMENT TAX CREDITS FOR $0 AND $121,603, RESPECTIVELY AND RECOGNIZED A TAX BENEFIT FOR THAT AMOUNT. THE COMPANY PLANS ON SELLING ITS 2003 AND 2002 NET OPERATING LOSS CARRYOVERS AND RESEARCH AND DEVELOPMENT TAX CREDITS IN FISCAL YEAR 2004.

IN THE EVENT OF A CHANGE IN OWNERSHIP, THE TAX REFORM ACT OF 1986 (THE "ACT") PROVIDES FOR A POTENTIAL LIMITATION ON THE ANNUAL USE OF NET OPERATING LOSS
(NOL) AND RESEARCH AND DEVELOPMENT TAX CREDIT CARRYFORWARDS THAT COULD SIGNIFICANTLY LIMIT THE COMPANY'S ABILITY TO UTILIZE THESE CARRYFORWARDS. ACCORDINGLY, BECAUSE TAX LAWS LIMIT THE TIME DURING WHICH THESE CARRYFORWARDS MAY BE APPLIED AGAINST FUTURE TAXES, THE COMPANY MAY NOT BE ABLE TO TAKE FULL ADVANTAGE OF THE NET OPERATING LOSSES AND CREDIT CARRYFORWARDS FOR FEDERAL INCOME TAX PURPOSES.

LIQUIDITY AND CAPITAL RESOURCES

THE NET DECREASE IN CASH FROM ALL ACTIVITIES IN 2003 WAS $81,529 AS COMPARED TO AN INCREASE OF $122,459 IN 2002. THE CASH USED IN OPERATING ACTIVITIES WAS $1,989,381 COMPARED TO $1,471,998 IN 2002. THE PRIMARY INCREASE FOR USE OF CASH FOR OPERATING ACTIVITIES IS ATTRIBUTABLE TO THE INCREASE IN DOMESTIC SALES EFFORTS AS THE COMPANY TAKES AN AGGRESSIVE APPROACH IN CAPTURING THIS MARKET OPPORTUNITY. THE CASH USED IN INVESTING ACTIVITIES WAS $17,394 AS COMPARED TO $10,663 IN 2002.

THE CASH PROVIDED BY FINANCING ACTIVITIES IN 2003 WAS $1,960,564 AS COMPARED TO $1,608,557 IN 2002. THE COMPANY CONTINUED TO FINANCE ITS OPERATIONS THROUGH THE SALE OF STOCK AND CONVERTIBLE DEBENTURES. DURING 2003, THE COMPANY ISSUED THREE YEAR CONVERTIBLE NOTES TOTALING $1,775,000 TO INSTITUTIONAL AND ACCREDITED INVESTORS. THE NOTES BEAR INTEREST AT 10% PER ANNUM PAYABLE SEMI-ANNUALLY. INTEREST IS PAYABLE IN CASH OR IN STOCK AT THE ELECTION OF THE HOLDER. THE NOTES ARE CONVERTIBLE AT $0.15 INTO AN AGGREGATE OF 11,833,333 SHARES OF COMMON STOCK. WARRANTS TO PURCHASE AN AGGREGATE OF 7,839,001 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.30 PER SHARE, 89,333 AT AN EXERCISE PRICE OF $0.20 PER SHARE AND 89,333 AT AN EXERCISE PRICE OF $0.15 PER SHARE WERE ISSUED WITH THE CONVERTIBLE NOTES.

IN 2002, THE COMPANY CONSUMMATED AN AGREEMENT WITH TWO RELATED INVESTMENT COMPANIES FOR THE SALE OF 1,667,000 SHARES EACH OF COMMON STOCK FOR A PURCHASE PRICE OF $250,000 EACH. WARRANTS TO PURCHASE 1,667,000 SHARES OF COMMON STOCK ALSO WERE ISSUED IN THE TRANSACTION. A TOTAL OF 1,168,000 WARRANTS WERE EXERCISED IN 2002, GENERATING AN ADDITIONAL $175,200 OF PROCEEDS. UNDER THE TERMS OF A SECURITIES PURCHASE AGREEMENT EXECUTED ON NOVEMBER 8, 2002, THE COMPANY RECEIVED $400,940 IN NET PROCEEDS FROM A PRIVATE PLACEMENT OFFERING OF 10% CONVERTIBLE NOTES ALONG WITH WARRANTS TO PURCHASE 1,190,500 SHARES OF COMMON STOCK. THROUGHOUT 2002, AN INDIVIDUAL INVESTED AN ADDITIONAL $250,000 FOR 1,666,668 COMMON SHARES ALONG WITH WARRANTS TO PURCHASE AN ADDITIONAL 1,000,000 SHARES OF COMMON STOCK.

AT DECEMBER 31, 2003, THE COMPANY HAD A WORKING CAPITAL DEFICIENCY OF $2,350,312 AND A STOCKHOLDERS' DEFICIENCY OF $3,941,442. IT HAS EXPERIENCED CONTINUING NEGATIVE CASH FLOWS FROM OPERATIONS, WHICH HAVE RESULTED IN THE INABILITY TO PAY CERTAIN EXISTING LIABILITIES IN A TIMELY MANNER. THE COMPANY HAS FINANCED OPERATIONS, WHICH HISTORICALLY HAVE MAINLY FOCUSED ON RESEARCH AND DEVELOPMENT, THROUGH PRIVATE FUNDING OF EQUITY AND DEBT.


WORLDWATER PARTICIPATED IN THE SUCCESSFUL BID FOR THE LARGEST PV INSTALLATION ON A U.S. COMMUNITY COLLEGE CAMPUS AT CERRO COSO COMMUNITY COLLEGE, RIDGECREST, CA. DURING THE FIRST AND SECOND QUARTERS OF 2004 THE COMPANY SUPPLIED A ONE-MEGAWATT SYSTEM TOTALING $4.1 MILLION. THE PRIME CONTRACTOR, CONTRA COSTA ELECTRIC OF BAKERSFIELD, CA, IS SCHEDULE TO COMPLETE, INCLUDING TESTING AND INTERCONNECTION, THE $8.9 MILLION CONSTRUCTION PROJECT IN THE THIRD QUARTER 2004.

THE COMPANY EXPECTS TO CONTINUE TO INCUR LOSSES UNTIL SUCH TIME AS IT GAINS GREATER MARKET ACCEPTANCE OF OUR NEW TECHNOLOGY AT SELLING PRICES AND VOLUMES WHICH PROVIDE ADEQUATE GROSS PROFIT TO COVER OPERATING COSTS AND GENERATE POSITIVE CASH FLOW. WORKING CAPITAL REQUIREMENTS WILL DEPEND UPON NUMEROUS FACTORS, INCLUDING THE LEVEL OF RESOURCES DEVOTED TO THE SCALE-UP OF INSTALLATION ACTIVITIES, AND INCREASED SALES AND MARKETING. MANAGEMENT HAS DEVELOPED A FINANCIAL PLAN TO ADDRESS WORKING CAPITAL DEFICIENCY AND TO INCREASE THE CASH PROVIDED BY FINANCING ACTIVITIES. SINCE EARLY 2000, THIS HAS INCLUDED THE ISSUANCE OF PREFERRED STOCK, RESTRICTED STOCK AND CONVERTIBLE DEBENTURES. THE FINANCIAL PLAN HAS RESULTED IN SUFFICIENT FUNDING FOR OPERATIONS TO DATE AND IS ANTICIPATED TO ADEQUATELY FUND OPERATING DEFICITS EXPECTED TO BE INCURRED IN 2004.

AS PART OF THE FINANCIAL PLAN ON APRIL 1, 2004 THE COMPANY ENTERED INTO A SECURITIES PURCHASE AGREEMENT ("SPA") WITH SBI BRIGHTLINE VIII LLC ("PURCHASER"). SUBJECT TO THE TERMS OF THE SPA THE COMPANY MAY ISSUE AND SELL TO THE PURCHASER AND PURCHASER SHALL PURCHASE FROM THE COMPANY UP TO 17,000,000 SHARES OF COMMON STOCK IN THREE TRANCHES WITH WARRANT CONSIDERATION AS DEFINED
BELOW:


              NUMBER OF TRANCHE       NUMBER OF TRANCHE        TRANCHE PURCHASE         TRANCHE PURCHASE PRICE
TRANCHE      SHARES INCLUDED IN       WARRANTS INCLUDED        PRICE PER TRANCHE          PER TRANCHE WARRANTS
  NO.            TRANCHE                 IN TRANCHE           SHARE (U.S. DOLLARS)          (U.S. DOLLARS)
-------      -------------------     -------------------     ----------------------     ----------------------
  1              7,000,000               2,100,000                  $0.17                      $0.17
  2              5,000,000               1,500,000                  $0.22                      $0.22
  3              5,000,000               1,500,000                  $0.27                      $0.27


THE COMPANY INTENDS TO SELL TRANCHE SHARES TO THE PURCHASER SUBSEQUENT TO THE DATE ON WHICH THE REGISTRATION STATEMENT OF THE COMPANY COVERING THE RESALE OF THE SHARES IS DECLARED EFFECTIVE, WHICH IS EXPECT TO BE EARLY IN THE THIRD QUARTER OF 2004. IT IS ANTICIPATED THAT ALL TRANCHE SHARES WILL BE SOLD BY THE END OF THE FOURTH QUARTER 2004.

IN CONJUNCTION WITH THE ABOVE SPA IN APRIL OF 2004 THE COMPANY ENTERED INTO A TERM LOAN FOR AN AGGREGATE OF $800,000 WITH HIT CREDIT UNION AND HONG KONG LEAGUE CENTRAL CREDIT UNION (THE "LENDERS"), AND SBI ADVISORS, LLC AS AGENT FOR THE LENDERS. THE TERM LOANS WILL BE REPAID AS FOLLOWS: $400,000 OF THE PRINCIPAL AMOUNT WILL BE DUE AND PAYABLE WITHIN THREE DAYS AFTER RECEIPT BY THE COMPANY OF THE PROCEEDS FROM THE $0.17 TRANCHE AS PER THE SPA AND THE REMAINING UNPAID PRINCIPAL AND ACCRUED INTEREST ON THE TERM LOANS WILL BE PAYABLE OCTOBER 2004. THE TERM LOANS BEAR INTEREST AT 18% PER ANNUM. SBI ADVISORS, LLC RECEIVED WARRANTS TO PURCHASE 400,000 COMMON STOCK SHARES EXERCISABLE AT $0.30 AS AGENTS FOR THE LENDERS. $108,000 OF COMPENSATION EXPENSE WILL BE RECORDED IN THE FIRST QUARTER OF 2004. (SEE SUBSEQUENT EVENTS NOTE).

CRITICAL ACCOUNTING ESTIMATES

THE CONSOLIDATED FINANCIALS ARE PRESENTED ON THE BASIS THE COMPANY WILL CONTINUE AS A GOING CONCERN. THE GOING CONCERN CONCEPT CONTEMPLATES THE REALIZATION OF ASSETS AND THE SATISFACTION OF LIABILITIES IN THE NORMAL COURSE OF BUSINESS OVER A REASONABLE LENGTH OF TIME. THE COMPANY'S WORKING CAPITAL DEFICIT AND STOCKHOLDER'S DEFICIENCY RAISES SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN. THE COMPANY CONTINUES TO MARKET ITS PRODUCTS DOMESTICALLY AND INTERNATIONALLY. WORLDWATER PARTICIPATED IN THE SUCCESSFUL BID FOR THE LARGEST PV INSTALLATION ON A U.S. COMMUNITY COLLEGE CAMPUS AT CERRO COSO COMMUNITY COLLEGE, RIDGECREST, CA. DURING THE FIRST AND SECOND QUARTERS OF 2004 THE COMPANY SUPPLIED A ONE-MEGAWATT SYSTEM TOTALING $4.1 MILLION. THE PRIME CONTRACTOR, CONTRA COSTA ELECTRIC OF BAKERSFIELD, CA IS SCHEDULED TO COMPLETE, INCLUDING TESTING AND INTERCONNECTION, THE $8.9 MILLION CONSTRUCTION PROJECT IN THE THIRD QUARTER 2004.

MANAGEMENT HAS DEVELOPED A FINANCIAL PLAN TO ADDRESS WORKING CAPITAL DEFICIENCIES AND TO INCREASE THE CASH PROVIDED BY FINANCING ACTIVITIES. SINCE EARLY 2000, THIS HAS INCLUDED THE ISSUANCE OF PREFERRED STOCK, RESTRICTED STOCK AND CONVERTIBLE DEBENTURES. UPON THE CLOSING OF THE SPA DESCRIBED ABOVE IN THE LIQUIDITY AND CAPITAL RESOURCES SECTION AND BELOW, THE FINANCIAL PLAN WILL
RESULT IN SUFFICIENT FUNDING FOR OPERATIONS AND IS ANTICIPATED TO ADEQUATELY FUND OPERATING DEFICITS EXPECTED TO BE INCURRED IN 2004. SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS -- LIQUIDITY AND CAPITAL RESOURCES."


HOWEVER, THERE CAN BE NO ASSURANCES THAT THE COMPANY WILL BE SUCCESSFUL IN THESE EFFORTS. THE CONSOLIDATED FINANCIAL STATEMENTS DO NOT INCLUDE ANY ADJUSTMENTS THAT MIGHT RESULT FROM THE OUTCOME OF THIS GOING CONCERN UNCERTAINTY.

REVENUE IS RECOGNIZED PRIMARILY FROM THE SALE AND INSTALLATION OF SOLAR PUMPING SYSTEMS AND SOLAR ENERGY SYSTEMS. REVENUES ARE RECORDED WHEN PERSUASIVE EVIDENCE OF AN ARRANGEMENT EXISTS, THE PRICE IS FIXED AND DETERMINABLE, DELIVERY HAS OCCURRED OR SERVICES HAVE BEEN RENDERED AND WHEN COLLECTIBILITY IS REASONABLY ASSURED.

DEFERRED  TAX ASSETS  AND  LIABILITIES  ARE  DETERMINED  BASED ON THE  TEMPORARY
DIFFERENCES BETWEEN THE FINANCIAL REPORTING AND THE TAX BASIS OF ASSETS AND LIABILITIES, APPLYING ENACTED STATUTORY TAX RATES IN EFFECT FOR THE YEAR IN WHICH THE DIFFERENCES ARE EXPECTED TO REVERSE. FUTURE TAX BENEFITS, SUCH AS NET OPERATING LOSS CARRYFORWARDS, ARE RECOGNIZED TO THE EXTENT THAT REALIZATION OF THESE BENEFITS IS CONSIDERED MORE LIKELY THAN NOT.

                                    BUSINESS

WORLDWATER CORPORATION IS AN INTERNATIONAL SOLAR ENGINEERING AND WATER MANAGEMENT COMPANY WITH UNIQUE, HIGH-POWERED SOLAR TECHNOLOGY PROVIDING
SOLUTIONS TO WATER SUPPLY AND ENERGY PROBLEMS. THE COMPANY HAS DEVELOPED PATENTED SOLAR WATER PUMPING SYSTEMS CAPABLE OF OPERATING PUMPS UP TO 600 HORSEPOWER FOR IRRIGATION, REFRIGERATION AND WATER UTILITY PUMPING SYSTEMS. WORLDWATER'S PROPRIETARY AQUAMAX(TM) SYSTEM IS CONTROLLED BY THE COMPANY'S PATENTED AQUADRIVE(TM), AN ELECTRONIC BOARD THAT READS AND TRANSLATES THE OUTPUT OF SOLAR ELECTRIC DC CURRENT FROM SOLAR PANELS, CONVERTING THE FLOW INTO AC CURRENT FOR DELIVERY TO WATER PUMPS IN DEEP WELLS OR RIVERS OR ANY 3-PHASE AC
MOTORS. THE COMPANY'S AQUAMAX(TM) HYBRID SOLAR IRRIGATION PUMPS ARE ABLE TO OPERATE ON SOLAR ALONE OR IN COMBINATION WITH THE ELECTRIC GRID OR DIESEL GENERATORS. AMONG THE ADVANTAGES OF THE COMPANY'S PROPRIETARY SOLAR TECHNOLOGY IS THAT DURING NON-IRRIGATION OR COMPRESSOR USAGE DURING DAYLIGHT PERIODS THE CUSTOMER IS ABLE TO TRANSFER THE UNUSED SELF-GENERATED ELECTRIC SOLAR POWER BACK TO THE UTILITY COMPANY FOR NET-METERING CREDIT.

WORLDWATER'S PROPRIETARY TECHNOLOGY PERMITS THE USE OF ALTERNATE CURRENT ("AC") PUMPS, AN OPTION PREVIOUSLY UNAVAILABLE FOR SOLAR POWER. AC PUMPS ARE WIDELY AVAILABLE IN COUNTRIES THROUGHOUT THE WORLD, ALLOWING REPLACEMENT PUMPS AND PARTS TO BE SUPPLIED ON A LOCAL BASIS. OTHER FORMS OF SOLAR POWERED PHOTOVOLTAIC
(PV) PUMPING CURRENTLY AVAILABLE USE LESS RELIABLE AND LESS DURABLE DIRECT CURRENT ("DC") PUMPS OR CUSTOM AC PUMPS WHICH ARE MORE COSTLY AND NOT READILY AVAILABLE IN MOST DEVELOPING COUNTRIES.

UNTIL 2002, WORLDWATER'S BUSINESS WAS FOCUSED EXCLUSIVELY ON HELPING DEVELOPING COUNTRIES WITH WATER AND POWER PROBLEMS, BUT THE COMPANY'S SHARPLY INCREASED POWER CAPABILITY COUPLED WITH GROWING ENERGY SHORTAGES IN THE U.S. HAS OPENED WIDESPREAD AND EMERGENT DOMESTIC MARKET OPPORTUNITIES.

WORLDWATER'S ABILITY TO OPERATE LARGE-SCALE PUMPS IS ESPECIALLY IMPORTANT IN AREAS WHERE ELECTRICITY IS EXPENSIVE AND DIESEL CONSIDERED TOO POLLUTIVE. CALIFORNIA, FOR EXAMPLE, A MAJOR TARGET MARKET FOR THE COMPANY, IS STRIVING TO INCREASE RENEWABLE ENERGY USAGE TO REDUCE DEMAND ON STATE ELECTRIC UTILITIES GRID AND TO IMPROVE THE STATE'S AIR QUALITY BY GRANTING 50% REBATES TO BUYERS AND GIVING SIGNIFICANT TAX CREDITS AND OTHER INCENTIVES FOR PURCHASES OF RENEWABLE ENERGY. IN NEW JERSEY, REBATES FROM THE ELECTRIC UTILITIES PLUS FEDERAL TAX INCENTIVES FOR THE PURCHASE OF RENEWABLE POWER CAN REDUCE THE PRICE OF WORLDWATER'S SYSTEMS, INCLUDING THE HIGH-POWERED HYBRID AQUAMAX(TM)
IRRIGATION PUMP, BY UP TO 60 PERCENT. THIS ENABLES RENEWABLES IN GENERAL TO BETTER COMPETE AGAINST TRADITIONAL ENERGY SOURCES IN NEW JERSEY, CALIFORNIA AND OTHER STATES IN INDUSTRIES SUCH AS AGRICULTURE, VINICULTURE, AND UTILITIES.


BY EMPLOYING THE HYBRID AQUAMAX(TM) IRRIGATION SYSTEM, WHICH CAN OPERATE MOTORS UP TO 600 HORSEPOWER BY SUNSHINE ALONE OR IN COMBINATION WITH EXISTING ELECTRIC GRID OR DIESEL, A FARMER CAN IRRIGATE HIS LAND AT LITTLE OR NO ADDITIONAL COST OVER WHAT IS PAID CURRENTLY FOR IRRIGATION POWERED BY GRID ELECTRICITY. THIS OCCURS BECAUSE WHEN THE FARMER IS NOT IRRIGATING, THE SUN IS STILL DEVELOPING ELECTRICITY THROUGH WORLDWATER'S SYSTEM AND THE POWER IS RETURNED TO THE ELECTRICAL UTILITY FOR STORAGE FOR CREDIT AND LATER USE OR FOR DIRECT UTILITY BILL CREDIT (DEPENDING UPON THE STATE). THIS PROCESS IS CALLED NET METERING AND IS ALREADY IN OPERATION IN NEW JERSEY AND CALIFORNIA AS WELL AS MORE THAN A DOZEN OTHER STATES. BY AUTOMATICALLY SWITCHING BETWEEN SOLAR AND THE OTHER POWER SOURCES, THE AQUAMAX(TM) ENABLES THE FARMER TO PROTECT AGAINST A LOSS OF IRRIGATION WATER (EVEN DURING DAYLIGHT POWER SHORTAGES OR BLACKOUTS) AND CAN OPERATE DURING DAY OR NIGHT HOURS. OUR SYSTEMS TYPICALLY ARE FINANCED THROUGH A CAPITAL LEASE THAT REQUIRES FIXED MONTHLY PAYMENTS FOR A TERM OF BETWEEN FIVE AND SEVEN YEARS, WITH A RESIDUAL PAYMENT DUE AT THE END OF THE TERM. ONCE PAYMENT OF THE CAPITAL LEASE IS COMPLETED, OUR SYSTEMS GENERATE ENERGY AT NO ADDITIONAL COST TO THE USER, OTHER THAN ANY REQUIRED MAINTENANCE EXPENSES.

THE COMPANY WAS INCORPORATED IN THE STATE OF NEVADA ON APRIL 3, 1985 UNDER THE NAME OF GOLDEN BEVERAGE COMPANY. IN APRIL 1997, THE COMPANY ENTERED INTO A REVERSE MERGER TRANSACTION WITH WORLDWATER, INC., A DELAWARE CORPORATION FORMED IN JANUARY 1984. SINCE THE MERGER TRANSACTION, THE COMPANY, UNDER THE NAME OF WORLDWATER CORP., HAS BEEN ENGAGED EXCLUSIVELY IN THE SOLAR/WATER POWER INDUSTRY. IN JUNE OF 2000, THE COMPANY SHAREHOLDERS VOTED TO CHANGE THE STATE OF INCORPORATION FROM NEVADA TO DELAWARE. THE COMPANY STOCK IS PUBLICLY TRADED ON THE OTC BULLETIN BOARD UNDER THE SYMBOL WWAT.OB.

THE COMPANY HAS ITS CORPORATE HEADQUARTERS AND MANUFACTURING FACILITIES AT ITS PLANT LOCATED AT 55 ROUTE 31 SOUTH IN PENNINGTON, NEW JERSEY 08534. THROUGH THIS CENTRAL OFFICE, WORLDWATER DESIGNS, DEVELOPS AND MARKETS PROPRIETARY TECHNOLOGY RELATING TO SOLAR ENERGY AND WATER ENGINEERING, INCLUDING SOLAR POWER PROJECTS AND INTERNATIONAL WATER MANAGEMENT CONSULTING.

MAJOR CUSTOMERS AND EXPORT SALES


THE COMPANY OFFERS A WIDE RANGE OF WATER RESOURCE SERVICES DRIVEN BY ITS SOLAR-POWERED PUMPING SYSTEMS FOR WORLDWIDE APPLICATION FOR IRRIGATION, REFRIGERATION AND WATER UTILITY PUMPING SYSTEMS. THE INITIAL FOCUS IN THE UNITED STATES HAS BEEN CALIFORNIA AND NEW JERSEY BECAUSE OF ENERGY SHORTAGES, HIGH ENERGY COSTS AND REBATES AVAILABLE TO CUSTOMERS FROM THE LOCAL UTILITIES, ALONG WITH TAX CREDITS FROM FEDERAL AND STATE GOVERNMENTS. THE COMPANY IS LOOKING TO BROADEN OUR FOCUS TO OTHER STATES TO INCREASE REVENUES AS WELL AS TO CONTINUE TO SUBMIT PROPOSALS TO VARIOUS FOREIGN GOVERNMENTS (PARTICULARLY, THE PHILIPPINES AND IRAQ) IN NEED OF SOLVING CRITICAL WATER SUPPLY AND ENERGY PROBLEMS USING THE COMPANY'S HIGH-POWERED SOLAR TECHNOLOGY. AT THIS POINT IN TIME THE COMPANY IS DEPENDENT ON SOLAR-POWERED PUMPING SYSTEMS SALES, AND RESEARCH AND DEVELOPMENT GRANT REVENUE, BUT IS NOT DEPENDENT ON ANY OF ITS CUSTOMERS.


IN 2003, WORLDWATER INSTALLED ITS FIRST SOLAR REFRIGERATION SYSTEM, WHICH DRIVES A 350 HP COMPRESSOR PUMP, AT A FOOD PROCESSING FACILITY NEAR BAKERSFIELD, CA - THE WORLD'S LARGEST SOLAR-POWERED REFRIGERATION COMPRESSOR SYSTEM. THE COMPANY ENTERED THE CALIFORNIA AGRICULTURE MARKET IN 2002 WITH IMPLEMENTATION OF A 50 HP IRRIGATION PUMPING SYSTEM FOR A COTTON FARM IN THE SAN JOAQUIN VALLEY - THE WORLD'S LARGEST SOLAR IRRIGATION PUMPING SYSTEM.


WORLDWATER PARTICIPATED AS THE EXCLUSIVE PV SYSTEMS SUPPLIER IN THE SUCCESSFUL BID FOR THE LARGEST PV INSTALLATION ON A U.S. COMMUNITY COLLEGE CAMPUS AT CERRO COSO COMMUNITY COLLEGE, RIDGECREST, CA. DURING THE FIRST AND SECOND QUARTERS OF 2004 THE COMPANY SUPPLIED A ONE-MEGAWATT SYSTEM TOTALING $4.1 MILLION. THE PRIME CONTRACTOR, CONTRA COSTA ELECTRIC OF BAKERSFIELD, CA, IS SCHEDULED TO COMPLETE, INCLUDING TESTING AND INTERCONNECTION OF THE $8.9 MILLION CONSTRUCTION PROJECT IN THE THIRD QUARTER 2004.


THE COMPANY ALSO ENTERED THE NEW JERSEY AGRICULTURAL MARKET IN 2003 WITH COMPLETION OF A 24 KW SOLAR ELECTRICAL SYSTEM AT FLATBROOK FARM, AN ORGANIC MEAT AND POULTRY FARM IN MONTAGUE, NJ. THE NEW JERSEY BOARD OF PUBLIC UTILITIES (BPU) HAS AUTHORIZED A COMPREHENSIVE RANGE OF INCENTIVES, DUE TO TAKE EFFECT IN JANUARY 2004, THAT WILL REQUIRE MORE THAN $600 MILLION OF NEW PV INSTALLATIONS IN THE STATE OVER THE NEXT FIVE YEARS.

IN ADDITION TO THIS RECENT DOMESTIC BUSINESS, WORLDWATER HAS OPERATED IN THE PHILIPPINES SINCE 1997 WHEN THE COMPANY DELIVERED 25 SOLAR PUMPS FOR INSTALLATION BY THE NATIONAL IRRIGATION AUTHORITY (NIA) UNDER A DIRECTIVE FROM FORMER PRESIDENT FIDEL V. RAMOS. THE COMPANY HAS FORMED A PHILIPPINE SUBSIDIARY, WORLDWATER (PHILS) INC., AND HAS ESTABLISHED A LOCAL MANAGEMENT TEAM TO DEVELOP AND IMPLEMENT BUSINESS.

IN SEPTEMBER 2003, WORLDWATER (PHILS) INAUGURATED THE WORLD'S FIRST SOLAR POWERED PREPAID MUNICIPAL WATER DISTRIBUTION SYSTEM FOR THE MUNICIPALITY OF RONDA ON THE ISLAND OF CEBU. FOR THE FIRST TIME, A MUNICIPAL WATER DISTRIBUTION SYSTEM UTILIZES "SMART CARD" TECHNOLOGY AS A FINANCING SOLUTION FOR COMMUNITY WATER PRODUCTION AND TO REMOVE PROBLEMS ASSOCIATED WITH THE PAYMENT COLLECTION PROCESS. THE RONDA SYSTEM USES WORLDWATER'S PROPRIETARY AQUACARD(TM) DEBIT CARD SYSTEM, WHICH OPERATES DIRECTLY WITH WORLDWATER'S AQUAMETER(TM) SOLAR PUMPING STATIONS THROUGHOUT THE COMMUNITY. THE PROJECT WAS MADE POSSIBLE BY A COMMERCIAL LOAN FROM THE PHILIPPINE NATIONAL BANK AND REQUIRED NO SPECIAL LOANS OR SUBSIDIES.

WORLDWATER WAS CONTRACTED BY WINROCK INTERNATIONAL IN 2003 TO EVALUATE POTENTIAL WATER SUPPLY DEVELOPMENT AND SANITATION SOLUTIONS FOR SELECTED COMMUNITIES WITHIN THE ALLIANCE FOR MINDANAO OFF-GRID RENEWABLE ENERGY (AMORE) AREA IN THE SOUTHERN PHILIPPINES. THE ASSESSMENT STUDY HAS BEEN COMPLETED AND PROPOSALS HAVE BEEN PRESENTED FOR PROJECT IMPLEMENTATION.

THE COMPANY HAS SIGNED A MEMORANDUM OF AGREEMENT WITH THE PHILIPPINE DEPARTMENT OF AGRICULTURE NATIONAL IRRIGATION ADMINISTRATION FOR A NATIONWIDE SOLAR POWER PROJECT TO BRING POTABLE WATER, IRRIGATION, AND POWER TO THE COUNTRY'S RURAL AREAS. BASED UPON APPROVAL OF A SOVEREIGN GUARANTEE BY THE PHILIPPINE GOVERNMENT, FINANCING FOR THE PROJECT WILL BE PROVIDED BY PNC BANK WITH A LOAN GUARANTEE FROM THE U.S. EXPORT-IMPORT BANK.

PRODUCTS


SOLAR  WATER  SYSTEMS

AQUAMAX(TM) HIGH YIELD HYBRID IRRIGATION PUMPS TAKE SOLAR WATER PUMPING SYSTEMS TO UNPRECEDENTED LEVELS. FOR THE FIRST TIME, WORLDWATER HAS DEVELOPED TECHNOLOGICAL CAPABILITY TO DRIVE MOTORS AND PUMPS UP TO 600 HP, DELIVERING THOUSANDS OF GALLONS OF WATER PER MINUTE BY SOLAR ENERGY ALONE OR IN AUTOMATIC COMBINATION WITH THE ELECTRIC GRID OR DIESEL GENERATORS. IRRIGATING FIELDS IN REMOTE AREAS WITH SOLAR REQUIRES NO FUEL COSTS, NO NEED FOR REGULAR MAINTENANCE, GENERATES NO NOISE AND NO POLLUTION. AND NOW WITH WORLDWATER'S HYBRID SYSTEMS, IF SUN IS NOT AVAILABLE THE AQUAMAX(TM) AUTOMATICALLY SWITCHES TO ANOTHER DIESEL OR ELECTRICAL POWER SOURCE.

THE PATENTED AQUADRIVE(TM) CONTROLLER CONVERTS SOLAR DC CURRENT TO AC, THEN SUPPLIES THE AC POWER TO A PUMP FROM EITHER THE SOLAR ARRAY OR THE GRID OR DIESEL GENERATOR OR SIMULTANEOUSLY FROM BOTH SOURCES. THE HYBRID OPERATION IS PROGRAMMED TO BE COMPLETELY AUTOMATIC SO MANUAL INTERVENTION IS NOT REQUIRED TO SWITCH FROM ONE POWER SOURCE TO THE OTHER.

THE AQUAMETER(TM) WATER METER ALLOWS CONSUMERS TO BUY WATER WITH A PRE-PAID ELECTRONIC "SMART CARD." DURING EACH SALE, THE METER DEDUCTS THE CHARGE AND INDICATES THE BALANCE REMAINING ON THE CARD, WHICH CAN BE RECHARGED AT A DESIGNATED VENDOR SITE WITH ADDITIONAL CASH PAYMENT. DESIGNED TO BE TAMPER-PROOF, THE METER DISCOURAGES WASTEFUL SPILLAGE. REVENUE COLLECTED FROM THE AQUACARD(TM) IS USED TO PAY FOR THE SOLAR WATER SYSTEM. GENERALLY, AFTER FIVE YEARS THE COMMUNITY OWNS THE SYSTEM AND HAS A SOURCE OF INCOME FOR THE DURATION OF THE SYSTEM'S LIFE, EXPECTED TO EXCEED 20 YEARS.


SOLPOWER(TM) SYSTEMS


SOLPOWER(TM) PV POWER SYSTEMS ARE DESIGNED FOR OFF-GRID HOMES, SCHOOLS, HEALTH CLINICS, AND VILLAGE COMMUNITY CENTERS. THE SYSTEMS PRODUCE ELECTRICITY FOR LIGHTING, TV, RADIO, COMPUTERS AND A HOST OF OTHER USES. THE KEY MARKET FOR THIS POWER SYSTEM IS IN DEVELOPING COUNTRIES WHERE THOSE LIVING OUTSIDE MAJOR CITIES ARE NOT CONNECTED TO THE ELECTRICAL GRID SYSTEM.


SOLAR LIGHTING


SOLBRITE(TM), WORLDWATER'S SOLAR CHARGED PORTABLE LANTERN, CAN BE USED VIRTUALLY ANYWHERE. A PV MODULE CHARGES A HIGH-QUALITY, MAINTENANCE-FREE BATTERY, LOCATED IN THE BASE OF THE UNIT, TO ILLUMINATE A BRIGHT FLUORESCENT LIGHT.

SOLLITE(TM) WORLDWATER'S SOLAR LIGHT FIXTURE, WAS DEVELOPED BY WORLDWATER ENGINEERS TO MEET THE DEMANDS OF THE MARKETPLACE FOR AN AFFORDABLE LIGHT AT HALF THE PRICE OF THE COMPETITION. SOLLITE(TM) ALSO CONSERVES ENERGY, USING LESS POWER WHILE STILL ACHIEVING SIMILAR OUTPUT.

MARKETING

WORLDWATER MARKETS THE AQUAMAX(TM) PUMPING SYSTEMS AND OTHER SOLAR PRODUCTS WORLDWIDE TO BOTH INSTITUTIONAL PUBLIC AND PRIVATE COMMERCIAL MARKETS. UNTIL 2002, PRODUCTS WERE PRIMARILY MARKETED IN DEVELOPING NATIONS, WHERE THERE IS A GREAT NEED FOR ELECTRICAL POWER AND CLEAN WATER. IN 2002, THE COMPANY BEGAN MARKETING DOMESTICALLY IN CALIFORNIA AND NEW JERSEY. UNTIL THESE PRODUCTS WERE INTRODUCED, U.S. FARMS, WATER UTILITIES AND OTHER LARGE INDUSTRIAL POWER USERS HAD NOT BEEN ABLE TO TAKE ADVANTAGE OF THE SUBSTANTIAL STATEWIDE FINANCIAL INCENTIVES AVAILABLE FOR SOLAR POWERED SYSTEMS. WORLDWATER'S HIGH-POWERED SOLAR PUMPS QUALIFY TO SUPPLY THESE MARKETS AND ENABLE THE BUYER TO BENEFIT FROM THE REBATES AND CREDITS. POTENTIAL MARKETS INCLUDE AGRICULTURE, DAIRIES, LIVESTOCK FARMS, WATER UTILITY DISTRICTS, WINERIES AND FOOD PROCESSING (REFRIGERATION PUMPS AND COMPRESSORS).

CURRENTLY, IN CALIFORNIA, THE COMPANY HAS COMPLETED INSTALLATIONS DRIVING A 50 HP IRRIGATION PUMP AND A 350 HP REFRIGERATION COMPRESSOR PUMP SYSTEM, AND IS IN THE PROCESS OF INSTALLING A ONE MW SOLAR ELECTRICAL SYSTEM. THE COMPANY IS ALSO CONDUCTING A STUDY UNDER CONTRACT WITH THE SACRAMENTO MUNICIPAL UTILITY DISTRICT FOR THE INSTALLATION OF SOLAR IRRIGATION PUMPING SYSTEMS WITHIN THE SACRAMENTO DISTRICT. IN NEW JERSEY, WORLDWATER HAS COMPLETED CONSTRUCTION OF A 24 KW SYSTEM FOR ELECTRICITY FOR AN ORGANIC FARM. THE PRICE OF THE PUMPING SYSTEMS BEING MARKETED IN CALIFORNIA AND NEW JERSEY RANGES FROM APPROXIMATELY $300,000 TO SEVERAL MILLION DOLLARS. WE HAVE OPENED SALES AND TECHNICAL OFFICES IN SAN DIEGO AND SACRAMENTO TO SERVICE THE STATE.

INTERNATIONAL MARKETING EFFORTS LARGELY IDENTIFY SPECIFIC PROJECT OPPORTUNITIES THAT HAVE THE POTENTIAL FOR LONG-TERM GROWTH, AND INSTITUTIONAL SOURCES THAT ARE CAPABLE AND WILLING TO FINANCE THESE PROJECTS. THE MASSIVE RECONSTRUCTION EFFORT BEING UNDERTAKEN IN IRAQ PRESENTS UNIQUE OPPORTUNITIES FOR AMERICAN CONTRACTING COMPANIES, AND WORLDWATER HAS PARTNERED WITH THE SANDI GROUP, ONE OF THE LARGEST IRAQI CONSTRUCTION AND LOGISTICS COMPANIES, TO PURSUE THESE OPPORTUNITIES.

THE NEED AND PRICE FOR WATER WORLDWIDE IS GROWING ANNUALLY. THE UNITED NATIONS ESTIMATES THAT $8 BILLION ANNUALLY IS CURRENTLY SPENT IN PROVIDING SAFE DRINKING WATER IN DEVELOPING COUNTRIES, AND THAT $100 BILLION WILL BE REQUIRED OVER THE NEXT FIVE YEARS. THE PROBLEM OF HOW TO BRING SAFE DRINKING WATER AND ELECTRICITY TO RURAL HOUSEHOLDS IN NEED IS THE FOCUS OF WORLDWATER'S PROPRIETARY SOLAR TECHNOLOGY. SOLAR ENERGY SUPPLIES MORE ENERGY IN ONE HOUR THAN THE WORLD USES IN ONE YEAR, SO IT IS A PLENTIFUL RESOURCE WELL SUITED TO THE DISPERSED COMMUNITIES OFF THE ELECTRICAL GRID.

MARKET SIZE


OVER THE LAST 15 YEARS, THE PHOTOVOLTAIC (PV) INDUSTRY HAS GROWN IN REVENUES FROM $2 MILLION TO OVER $1.5 BILLION. BY 2020, WORLDWIDE ANNUAL PV DIRECT SALES ARE ESTIMATED TO BE $27 BILLION AND RELATED SALES ARE ESTIMATED TO BE MORE THAN $50 BILLION PER YEAR AS STATED BY THE U.S. NATIONAL RENEWABLE ENERGY LABORATORY REPORT, "PHOTOVOLTAICS: ENERGY FOR THE NEW MILLENNIUM," JANUARY 1, 2000. ADVANCES IN PV TECHNOLOGY AND CORRESPONDING REDUCTION IN COSTS CONTINUE TO FUEL THE INCREASING DEMAND FOR PV POWER. GREAT POTENTIAL FOR PV TECHNOLOGY ALSO LIES IN DEVELOPING COUNTRIES WHERE ROUGHLY 2 BILLION PEOPLE LACK ELECTRICITY AND WATER. APPLICATIONS RANGE FROM REMOTE PUMPING, IRRIGATION, TELECOMMUNICATIONS AND LIGHTING, TO VILLAGE SIZE POWER PRODUCTION.

BASED ON ESTIMATES BY THE UNITED NATIONS DEVELOPMENT PROGRAMME AND THE WORLD BANK, THE COST OF BRINGING CLEAN WATER TO THE 2 BILLION PEOPLE WHO ARE WITHOUT ACCESS TO SAFE DRINKING WATER WILL BE APPROXIMATELY $50 PER PERSON, OR $100 BILLION TOTAL. GOVERNMENTS MAY BE FORCED TO REALLOCATE THEIR FUNDING RESOURCES TO ADDRESS WHAT THE WORLD BANK SAYS WILL BE A MAJOR PROBLEM OF THE 21ST CENTURY -- WATER SHORTAGES.

A SIMILAR SIZE INVESTMENT IS NEEDED TO SUPPLY ELECTRICITY TO UNDERDEVELOPED NATIONS. FOR EXAMPLE, WORLDWATER'S ANALYSIS OF THE REMOTE POWER MARKETS IN THE PHILIPPINES, WHERE ONLY 28 OF THE 2,800 INHABITED ISLANDS HAVE ACCESS TO ELECTRICITY, SHOWS THAT A MODEST 10% PENETRATION BY SOLAR POWER REPRESENTS AN OUTSTANDING MARKET OPPORTUNITY.


MARKETING STRATEGIES


WORLDWATER IS MARKETING THE AQUAMAX(TM) PUMPING SYSTEM AND ITS OTHER SOLAR PRODUCTS WORLDWIDE TO BOTH INSTITUTIONAL PUBLIC AND PRIVATE MARKETS. BECAUSE AQUAMAX(TM) SOLAR WATER PUMPING SYSTEMS ARE CAPABLE OF OPERATING PUMPS UP TO 600 HORSEPOWER, WORLDWATER IS THE FIRST SOLAR COMPANY IN THE WORLD WITH THE POWER TO DELIVER MAINSTREAM ELECTRIC PUMPING CAPACITY.

THE NEW HYBRID, AQUAMAX(TM), IS A TRUE BREAKTHROUGH IN TERMS OF BOTH POWER AND FLEXIBILITY. IT WILL WORK BY SOLAR ALONE OR INTERCHANGEABLY WITH EXISTING GRID ELECTRICITY OR DIESEL GENERATORS, CONTRIBUTING SIGNIFICANTLY TO A FARMER'S
BOTTOM LINE BY CUTTING ELECTRICAL OR FUEL COSTS WHENEVER THE SUN IS SHINING, WHICH ALSO HAPPENS TO BE THE PEAK COST PERIOD FOR GRID USERS.

WORLDWATER IS UNIQUE AMONG ITS COMPETITION IN THAT IT DOES NOT MERELY SOLICIT AND AWAIT TENDERED CONTRACTS FROM EMERGING MARKETS, GOVERNMENTS OR INTERNATIONAL AGENCIES, BUT ACTIVELY INITIATES PROJECTS BY PROPOSING RURAL WATER AND POWER SOLUTIONS TO KEY DECISION-MAKERS AT THE HIGHEST GOVERNMENT LEVELS. THIS "TOP DOWN" WATER AND POWER SOLUTION STRATEGY IS KEY FOR WORLDWATER AND DIFFERENTIATES THE COMPANY FROM ITS COMPETITORS. ONCE WORLDWATER OBTAINS RECOGNITION AND ACCEPTANCE AT THE HIGHEST LEVELS, PROJECT DEVELOPMENT MEETINGS ARE HELD WITH NATIONAL AND LOCAL LEVEL DECISION-MAKERS. AFTER THE BENEFITS OF WORLDWATER'S SOLAR TECHNOLOGY ARE MADE CLEAR TO OFFICIALS, DEMONSTRATIONS AND PILOT PROGRAMS ARE IMPLEMENTED. THESE FIELD DEMONSTRATIONS GIVE DECISION-MAKERS A FIRST HAND LOOK AT HOW THE SYSTEMS OPERATE AND HELP TO PROJECT THE EFFECTIVENESS OF THE COMPANY'S TECHNOLOGY FOR LARGE WATER AND POWER SCHEMES.

WORLDWATER IS ALSO UNIQUE IN THAT IT PROVIDES SOLAR SOLUTIONS FOR WATER AND ELECTRICITY NEEDS BY: COMBINING THE TWO TECHNOLOGICAL REQUIREMENTS OF SOLAR ENGINEERING AND WATER ENGINEERING, THUS ENABLING THE COMPANY TO MORE EFFECTIVELY IMPLEMENT TURNKEY PROGRAMS;

UTILIZING COMPANY SPECIALISTS TO FIND WATER SOURCES;

CONDUCTING SITE ASSESSMENTS FOR APPROPRIATELY-SIZED SOLAR WATER PUMPING AND ELECTRICAL SYSTEMS;

INSTALLING THE COMPANY'S PROPRIETARY SOLAR PRODUCTS;

FOCUSING ON COMMUNITY PREPARATION AND CAPACITY-BUILDING FOR THE TECHNOLOGY;

ARRANGING PROJECT FINANCING.

MOST SOLAR WATER PROJECTS ARE APPROACHED BY LARGE CORPORATIONS AS SIMPLY A MEANS TO SELL SOLAR PANELS. COMMUNITY PREPARATION - IF DONE AT ALL - IS ACCOMPLISHED BY VERY SMALL LOCAL COMPANIES. WORLDWATER'S COMPETITORS HAVE BEEN UNABLE TO MATCH THE COMPREHENSIVENESS OF ITS PROGRAMS.

ANOTHER KEY MARKETING STRATEGY IS THE UTILIZATION OF STRATEGIC ALLIANCES. WORLDWATER, AS A WATER AND POWER SOLUTIONS PROVIDER, IS IN AN IDEAL POSITION TO PARTNER WITH MAJOR INTERNATIONAL ORGANIZATIONS TO ENHANCE ITS FINANCING CAPABILITIES AND WITH LOCAL ORGANIZATIONS TO ENHANCE IMPLEMENTATION.

WORLDWATER HAS A LONGSTANDING RELATIONSHIP WITH THE U.S-BASED VINCENT UHL & ASSOCIATES FOR HYDROGEOLOGICAL STUDIES AND MOREHOUSE ENGINEERING, A POWER SYSTEM CONTROLS ENGINEERING FIRM. THE COMPANIES HAVE SUCCESSFULLY WORKED TOGETHER IN A NUMBER OF MARKETS. MR. UHL AND HIS ASSOCIATES HAVE LOCATED, DRILLED AND TESTED NEW GROUNDWATER SOURCES IN ASIA, AFRICA, AND THE AMERICAS, AND SCHUYLER MOREHOUSE HAS OPERATED WITH THE COMPANY IN AFRICA AND PAKISTAN.

IN ADDITION TO ALLIANCES WITH SOLAR PANEL MANUFACTURERS, COMMUNITY PREPARATION ORGANIZATIONS, GOVERNMENTAL AGENCIES, AND HYDROGEOLOGISTS, WORLDWATER ALSO WORKS CLOSELY WITH FINANCIAL INSTITUTIONS SUCH AS PRIVATE INVESTMENT FUNDS, THE U.S. TRADE & DEVELOPMENT AGENCY, THE EXPORT-IMPORT BANK, WORLD BANK, AND USAID. GIVEN THE RECOGNIZED NEED FOR SAFE DRINKING WATER AND POWER IN EMERGING NATIONS, THESE FINANCIAL ORGANIZATIONS "EARMARK" FUNDS FOR SUCH PROJECTS IN THE FORM OF LOANS, GRANTS, OR AS GUARANTEES TO LOCAL BANKS.

DOMESTICALLY, WORLDWATER HAS WORKED CLOSELY WITH RUTGERS UNIVERSITY AGRO-ENGINEERS AND CUMBERLAND COUNTY COLLEGE IN DEVELOPING SOLAR DRIP IRRIGATION SYSTEMS FOR USE IN FRESH AND BRACKISH WATER, AND HAS SIGNED A MEMORANDUM OF UNDERSTANDING WITH THE INTERNATIONAL CENTER FOR WATER TECHNOLOGY, CALIFORNIA STATE UNIVERSITY AT FRESNO, TO EXPLORE USES OF SOLAR POWER IN DOMESTIC IRRIGATION.

RESEARCH  AND  DEVELOPMENT


RESEARCH AND DEVELOPMENT EXPENDITURES WERE $505,572 IN 2003 AND $169,837 IN 2002. A KEY STRATEGY OF WORLDWATER IS TO CONTINUE DEVELOPING INNOVATIVE, CUTTING EDGE PRODUCTS TO MEET WATER AND ELECTRICITY NEEDS WITH PROPRIETARY SOLAR TECHNOLOGY. THE COMPANY HOLDS A PATENT ON THE ELECTRONIC BOARD CONTROLLER (AQUADRIVE(TM)) OF THE AQUAMAX(TM) SYSTEM. IN 2003, THE COMPANY ALSO WAS AWARDED A PATENT ON ITS AUTOMATIC SWITCHING TECHNOLOGY, WHICH ENABLES THE SYSTEM TO PERFORM MULTIPLE FUNCTIONS SUCH AS WATER PUMPING AND BATTERY CHARGING AND ALSO TO SWITCH AUTOMATICALLY BETWEEN SOLAR AND GRID-TIED OR DIESEL POWER. THREE MORE WORLDWATER PATENTS ARE PENDING.


IN NOVEMBER OF 2003, THE COMPANY WAS AWARDED A $300,000 RENEWABLE ENERGY AND ECONOMIC DEVELOPMENT (REED) INAUGURAL GRANT BY THE NEW JERSEY BOARD OF PUBLIC UTILITIES TO DEVELOP POWER ELECTRONICS FOR CONTROLLING INTERACTION BETWEEN THE ELECTRIC GRID, SOLAR POWER AND MOTORS. PRINCETON POWER SYSTEMS, PRINCETON, NJ, IS WORLDWATER'S SUBCONTRACTOR ON THE 18-MONTH GRANT, THE RESULTS OF WHICH ARE EXPECTED TO REDUCE THE COST OF ELECTRONIC CONTROL EQUIPMENT USED IN THE AQUAMAX(TM).

MANUFACTURING

SUB-CONTRACTORS CURRENTLY MANUFACTURE COMPONENTS OF THE AQUAMAX(TM)SYSTEMS IN THE UNITED STATES. WORLDWATER WILL CONTINUE TO SOURCE MATERIALS WORLDWIDE, BASED ON QUALITY AND COST CONSIDERATIONS.

PATENTS


WORLDWATER HAS OBTAINED PATENTS AND CONTINUATIONS-IN-PART FOR ITS NEWLY DEVELOPED ELECTRONICS SYSTEMS AND HAS FILED FOR PROTECTIONS OF OUR PATENTS IN THE PHILIPPINES. THOMAS MCNULTY, SR., DR. ANAND RANGARAJAN, AND DOUGLAS WILLIAMS OF WORLDWATER AND QUENTIN T. KELLY, CHAIRMAN AND CEO, TOGETHER WITH PRINCETON UNIVERSITY ENGINEERS HAVE BEEN ISSUED PATENTS, ALL OF WHICH ARE ASSIGNED TO WORLDWATER. THE COMPANY HOLDS PATENTS ON THE ELECTRONIC BOARD CONTROLLER (AQUADRIVE(TM)) OF THE AQUAMAX(TM) SYSTEM AND ON THE SOLAR THERMAL POWERED WATER PUMP. IN 2003 THE COMPANY WAS ISSUED ANOTHER PATENT ON AN ELECTRONIC BOARD THAT ALLOWS, IN CASE OF THE INTERRUPTION OF SERVICE IN AN A/C GRID POWER SYSTEM, THE AUTOMATIC TRANSFER TO SOLAR POWER SYSTEMS FOR UNINTERRUPTED OPERATION OF MOTORS AND OTHER POWER LOADS. THE FOLLOWING TABLE DESCRIBES THE STATUS OF OUR PATENT APPLICATIONS.


SOURCE AND AVAILABILITY OF RAW MATERIALS

THE SOLAR MODULES USED IN OUR SYSTEMS ARE COMPOSED OF SILICON AND OTHER PHOTOVOLTAIC MATERIALS. SUPPLIERS OF SOLAR MODULES INCLUDE SHELL SOLAR, KYOCERA, SHARP, BP SOLAR AND RWE SCHOTT. WORLDWATER ORDERS SOLAR MODULES AND RELATED ARTICLES FROM SEVERAL SUPPLIERS AND HAVE NOT ENTERED INTO ANY SUPPLY CONTRACTS.

COMPETITIVE CONDITIONS AFFECTING THE COMPANY

THE COMPANY'S PRODUCTS COMPETE WITH BOTH CONVENTIONAL AND SOLAR TECHNOLOGIES THAT BRING POWER TO OFF-GRID AREAS. THE MAIN COMPETITIVE TECHNOLOGIES ARE DIESEL AND GASOLINE GENERATORS, AND ELECTRICAL GRID EXTENSION. THE COST OF INSTALLING A SOLAR PUMP MAY BE MORE OR LESS THAN THE COST OF AN ELECTRICAL GRID EXTENSION, DEPENDING ON THE PARTICULAR INSTALLATION. ONE BENEFIT OF THE SOLAR PUMP IS THE REDUCTION IN ON-GOING ELECTRIC COSTS. THE INITIAL COST OF ACQUIRING A DIESEL PUMP IS LESS THAN THE INITIAL COST OF A SOLAR PUMP, BUT THE OPERATIONS AND MAINTENANCE COSTS OF THE DIESEL PUMP ARE GREATER AND, IN REMOTE AREAS, FUEL AND SPARE PARTS ARE NOT ALWAYS READILY AVAILABLE.

THE COMPANY'S MOST COMMONLY ENCOUNTERED SOLAR PUMPING COMPETITOR IS GRUNDFOS A/S OF DENMARK, A MANUFACTURER OF A LARGE RANGE OF WATER PUMPS, INCLUDING A SOLAR PUMP LINE. THEIR PUMPS RUN OFF A SPECIALLY WOUND AC MOTOR WHICH IS SIGNIFICANTLY MORE EXPENSIVE THAN THE CONVENTIONAL AC PUMPS THAT WORLDWATER USES. GRUNDFOS UNITS ARE ALSO LIMITED IN CAPACITY TO ABOUT 4 KW. WORLDWATER'S SYSTEMS CAN OPERATE PUMPS IN THE 400 KW RANGE. AERO-ENVIRONMENT OF CALIFORNIA HAS SOMEWHAT SIMILAR TECHNOLOGY USING AC PUMPS BUT THEY CURRENTLY ARE LIMITED IN SIZE TO ABOUT 3 HORSEPOWER. THERE ARE A NUMBER OF OTHER SOLAR PUMP COMPANIES, INCLUDING SOLAR JACK OF THE US, SUN MOTOR OF CANADA, SOUTHERN CROSS OF AUSTRALIA, AND TOTAL ENERGIE FROM EUROPE, WHICH PRODUCE DC POWERED PUMPS.

SUBSIDIARIES

100% WHOLLY OWNED BY WORLDWATER CORP. - WORLDWATER, INC. WORLDWATER (PHILS), INC. WORLDWATER EAST AFRICA LTD.

GOVERNMENT REGULATIONS

COMPLIANCE WITH FEDERAL, STATE, AND LOCAL PROVISIONS REGARDING THE PRODUCTION AND DISCHARGE OF MATERIALS INTO THE ENVIRONMENT IS EXPECTED TO HAVE NO EFFECT ON CAPITAL EXPENDITURES, EARNINGS AND COMPETITIVE POSITION. THE COMPANY HAS A PROGRAM TO COMPLY FULLY WITH THE U.S. FOREIGN CORRUPT PRACTICES ACT.

EMPLOYEES

ON DECEMBER 31, 2003, THE COMPANY EMPLOYED 15 PEOPLE ON A FULL-TIME BASIS. THE COMPANY ALSO HIRES CONSULTANTS ON AN AS-NEEDED BASIS AND HAS INFORMAL ARRANGEMENTS WITH TWO WATER CONSULTING COMPANIES, THE HYDROGEOLOGICAL FIRM OF VINCENT UHL ASSOCIATES AND MOREHOUSE ENGINEERING, SPECIALISTS IN POWER CONTROL, WATER/WASTEWATER TREATMENT SYSTEMS INTEGRATION.

PROPERTIES


THE COMPANY'S EXECUTIVE OFFICE, MANUFACTURING FACILITY AND RESEARCH AND DEVELOPMENT FACILITY ARE HOUSED IN A 12,000 SQUARE FOOT SITE LOCATED AT 55 ROUTE 31 SOUTH, PENNINGTON, NEW JERSEY 08534. THIS FACILITY IS LEASED UNDER AN OPERATING LEASE EXPIRING JUNE 25, 2007. THE COMPANY ALSO USES A SECOND FACILITY IN HOPEWELL, NEW JERSEY FOR CONFERENCES, MEETINGS AND DEMONSTRATIONS OF ITS PRODUCTS. THIS FACILITY IS LEASED FROM QUENTIN T. KELLY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER, ON A MONTH-TO-MONTH BASIS. SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

IN AUGUST OF 2002, THE COMPANY OPENED A SALES AND GOVERNMENT LIAISON OFFICE IN SACRAMENTO, CALIFORNIA UNDER A ONE YEAR LEASE EXPIRING AUGUST 15, 2004.


LEGAL PROCEEDINGS

ALTHOUGH WE ARE INVOLVED IN ORDINARY, ROUTINE LITIGATION INCIDENTAL TO OUR BUSINESS, WE ARE NOT PRESENTLY A PARTY TO ANY OTHER LEGAL PROCEEDING, THE ADVERSE DETERMINATION OF WHICH, EITHER INDIVIDUALLY OR IN THE AGGREGATE, WOULD BE EXPECTED TO HAVE A MATERIAL ADVERSE AFFECT ON THE COMPANY'S BUSINESS OR FINANCIAL CONDITION.

                                   MANAGEMENT

      THE FOLLOWING TABLE SETS FORTH THE NAMES, AGES AND POSITIONS OF THE EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY AS OF APRIL 1, 2004. THEIR RESPECTIVE BACKGROUNDS ARE DESCRIBED FOLLOWING THE TABLE:


NAME                     AGE             POSITION  WITH  THE  COMPANY
--------------------     ---          -----------------------------------
QUENTIN  T.  KELLY       69            CHAIRMAN OF THE BOARD  AND
                                         CHIEF  EXECUTIVE  OFFICER
DR.  ANAND  RANGARAJAN   54            EXECUTIVE  VICE  PRESIDENT
PETER  I.  FERGUSON      61            VICE  PRESIDENT
JOSEPH  CYGLER           69            DIRECTOR
ROLF  FRAUENFELDER       38            DIRECTOR
DR.  DAVINDER  SETHI     54            DIRECTOR
LANGE  SCHERMERHORN      64            DIRECTOR
DAVID  LIFSCHULTZ        58            DIRECTOR


      QUENTIN T. KELLY FOUNDED WORLDWATER, INC. IN 1984 AS A CONSULTING AND R&D COMPANY AND HAS BEEN CHAIRMAN AND CEO SINCE THEN. MR. KELLY WAS PREVIOUSLY DIRECTOR OF INFORMATION SERVICES AND ASSISTANT TO THE PRESIDENT OF WESTINGHOUSE ELECTRIC CORPORATION FROM 1965 TO 1971 AND SUBSEQUENTLY BECAME PRESIDENT OF KELLY-JORDAN ENTERPRISES, INC., A LEISURE PRODUCTS COMPANY FROM 1971 TO 1975, AND THEN PRESIDENT OF PRESSURIZED PRODUCTS, INC., MANUFACTURERS AND INTERNATIONAL MARKETERS OF SPECIALIZED WATER SYSTEMS AND PRODUCTS, FROM 1976 TO 1984. MR. KELLY IS AN ALUMNUS OF KENYON COLLEGE AND HOLDS THREE U.S. PATENTS RELATING TO WATER SYSTEMS. HE HAS MANY YEARS' EXPERIENCE IN INTERNATIONAL
BUSINESS RELATING TO WATER AND POWER NEEDS IN THE DEVELOPING WORLD. HE HAS WORKED ON WATER SUPPLY AND SOLAR POWER PROJECTS WITH GOVERNMENTS AND SEVERAL OF THE INTERNATIONAL ASSISTANCE AGENCIES (USAID, UNDP AND UNICEF) AND MORE THAN A DOZEN GOVERNMENTS AND PRIVATE CONTRACTORS THROUGHOUT THE WORLD.


      DR. ANAND RANGARAJAN, EXECUTIVE VICE PRESIDENT, HAS BEEN EMPLOYED BY THE COMPANY SINCE 1998. HE HAS 20 YEARS EXPERIENCE IN ALL ASPECTS OF THE SOLAR ELECTRIC BUSINESS AND HAS PIONEERED THE DEVELOPMENT OF SEVERAL PROPRIETARY SOLAR WATER PUMPING SYSTEMS, PRODUCTS AND MARKETS. HIS SYSTEMS HAVE BEEN INSTALLED IN OVER 20 COUNTRIES. HE HOLDS HIS PH.D. IN ENGINEERING FROM UNIVERSITY OF WISCONSIN.

      PETER I. FERGUSON, VICE PRESIDENT OF ADMINISTRATION, JOINED WORLDWATER IN 1989. HE PREVIOUSLY SERVED AS A VICE PRESIDENT AND GENERAL MANAGEMENT EXECUTIVE AND ACCOUNTANT FOR COMPANIES IN NEW YORK AND NEW JERSEY. HE GRADUATED FROM RUTGERS UNIVERSITY IN ACCOUNTING AND MANAGEMENT.



      JOSEPH CYGLER HAS BEEN A DIRECTOR OF THE COMPANY SINCE JANUARY 1997, AND A FORMER VICE PRESIDENT OF MARKETING AND EXECUTIVE VICE-PRESIDENT. HE HAS BEEN CHIEF EXECUTIVE OFFICER OF THE CE&O GROUP, AN ORGANIZATION ASSISTING COMPANIES IN OPERATIONS MANAGEMENT, SINCE 1986. PREVIOUSLY HE WAS AN EXECUTIVE AT KEPNER-TREGOE, INC., AN INTERNATIONAL BUSINESS CONSULTING FIRM, FROM 1976 TO 1986, AN EXECUTIVE WITH HONEYWELL INFORMATION SYSTEMS FROM 1964 TO 1976, AND A MARKETING REPRESENTATIVE WITH INTERNATIONAL BUSINESS MACHINES FROM 1961 TO 1964. MR. CYGLER HAS A BS IN ENGINEERING FROM THE U.S. MILITARY ACADEMY AT WEST POINT.


      ROLF FRAUENFELDER HAS SERVED AS A DIRECTOR SINCE 1999. FOR THE LAST 5 YEARS, HE HAS BEEN THE PRESIDENT OF SPARWOHL FRAUENFELDER, AN ASSET MANAGEMENT COMPANY, BASED IN SWITZERLAND, PRINCIPAL INVESTORS IN THE COMPANY. HE IS A GRADUATE IN ECONOMICS OF ZURICH UNIVERSITY WITH AN EMPHASIS IN ENVIRONMENTAL ECONOMICS.

      DR. DAVINDER SETHI HAS SERVED AS A DIRECTOR SINCE 2000. HE HAS SERVED AS VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER OF ENTRADA NETWORKS, INC. SINCE NOVEMBER 2001. PRIOR TO THAT TIME, HE WAS AN INDEPENDENT ADVISOR IN THE FIELDS OF INFORMATION TECHNOLOGY AND FINANCE. HE HAS SERVED AS CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF IPING, INC., AND WAS A DIRECTOR AND SENIOR ADVISOR TO
BARCLAYS DE ZOETE WEDD. IN ADDITION, DR. SETHI SPENT SEVEN YEARS AT BELL LABORATORIES IN OPERATIONS RESEARCH AND COMMUNICATIONS NETWORK PLANNING AND SEVEN YEARS IN CORPORATE FINANCE AT AT&T. DR. SETHI HOLDS A PH.D. AND M.S. IN OPERATIONS RESEARCH, ECONOMICS AND STATISTICS FROM THE UNIVERSITY OF CALIFORNIA, BERKELEY, AND IS A GRADUATE OF THE EXECUTIVE MANAGEMENT PROGRAM AT PENN STATE. DR. SETHI ALSO SERVES ON THE BOARD OF DIRECTORS OF PAMET SYSTEMS, INC. AND ENTRADA NETWORKS, INC.


      LANGE SCHERMERHORN HAS SERVED AS A DIRECTOR SINCE 2001. SHE IS A RETIRED U.S. AMBASSADOR TO DJIBOUTI, IS AN ECONOMIST WHO HAS SPENT 30 YEARS IN THE FOREIGN SERVICE AND HAS COVERED THE GLOBE AS A SENIOR FOREIGN OFFICER IN SUCH PLACES AS BRUSSELS, WHERE SHE WAS DEPUTY CHIEF OF MISSION, WITH SPECIFIC EMPHASIS ON ECONOMICS RELATING TO NATO AND EU. SHE HAS ALSO HAD SIGNIFICANT FOREIGN SERVICE EXPERIENCE IN SRI LANKA, VIETNAM, TEHRAN, LONDON AND WASHINGTON D.C. MS. SCHERMERHORN'S EDUCATION AND RELATED EXPERIENCE INCLUDE MT. HOLYOKE COLLEGE (B.A. 1961), HARVARD BUSINESS SCHOOL, AND NATIONAL WAR COLLEGE.


      DAVID LIFSCHULTZ HAS SERVED AS CHIEF EXECUTIVE OFFICER AND PRESIDENT OF LIFSCHULTZ TERMINAL LEASING, AN INSTITUTIONAL HOLDING COMPANY, SINCE 1998. FROM 2002 TO 2003, HE ALSO SERVED AS CHAIRMAN OF GENOIL, INC., A CANADIAN OIL TECHNOLOGY COMPANY, AND HAS SERVED AS CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF GENOIL, INC. FROM 2003 TO THE PRESENT. HE SPENT NEARLY 30 YEARS AT LIFSCHULTZ INDUSTRIES AND WAS CHIEF EXECUTIVE OFFICER FROM 1987 TO 2001.


THE  BOARD  OF  DIRECTORS  HAS  A  STANDING  AUDIT   COMMITTEE  AND  A  STANDING
COMPENSATION COMMITTEE. THE AUDIT COMMITTEE MET THREE TIMES AND THE COMPENSATION COMMITTEE MET TWO TIMES DURING THE FISCAL YEAR ENDED DECEMBER 31, 2003.

MESSRS. CYGLER AND SETHI COMPRISE THE AUDIT COMMITTEE. THE AUDIT COMMITTEE OPERATES UNDER A FORMAL WRITTEN CHARTER. THE AUDIT COMMITTEE MAKES RECOMMENDATIONS CONCERNING THE ENGAGEMENT OF INDEPENDENT PUBLIC ACCOUNTANTS, REVIEWS WITH THE INDEPENDENT ACCOUNTANTS THE RESULTS OF THE AUDIT ENGAGEMENT, APPROVES PROFESSIONAL SERVICES PROVIDED BY THE ACCOUNTANTS INCLUDING THE SCOPE OF NON-AUDIT SERVICES, IF ANY, AND REVIEWS THE ADEQUACY OF OUR INTERNAL ACCOUNTING CONTROLS.

MESSRS. CYGLER AND SETHI COMPRISE THE COMPENSATION COMMITTEE. THE COMPENSATION COMMITTEE MAKES RECOMMENDATIONS TO THE BOARD REGARDING THE EXECUTIVE AND EMPLOYEE COMPENSATION PROGRAMS OF OUR COMPANY.

WE HAVE A STAGGERED BOARD OF DIRECTORS AND EACH OF THE DIRECTORS SERVES A TWO YEAR TERM OR UNTIL THEIR SUCCESSORS ARE ELECTED OR APPOINTED. ALL OFFICERS ARE APPOINTED BY AND SERVE AT THE DISCRETION OF THE BOARD OF DIRECTORS, ALTHOUGH, MR. KELLY HAS ENTERED INTO AN EMPLOYMENT AGREEMENT WITH US. SEE "MANAGEMENT - EMPLOYMENT AGREEMENTS." THERE ARE NO FAMILY RELATIONSHIPS BETWEEN ANY OF OUR DIRECTORS OR OFFICERS.

EXECUTIVE COMPENSATION

PRIOR TO 2002, QUENTIN T. KELLY, PRESIDENT AND CHIEF EXECUTIVE OFFICER, HAD A CONTRACT FOR AN ANNUAL SALARY OF $42,000. HOWEVER MR. KELLY DID NOT RECEIVE HIS FULL SALARY DURING THE YEARS 1994-1999, 2001 AND 2002, AND IS ENTITLED TO ACCRUED SALARY PAYMENTS OF WHICH $102,150 REMAINS OUTSTANDING AT DECEMBER 31, 2002.

                           SUMMARY COMPENSATION TABLE

      THE FOLLOWING TABLE SETS FORTH INFORMATION WITH RESPECT TO THE COMPENSATION PAID BY THE COMPANY TO ITS CHIEF EXECUTIVE OFFICER AND TO EACH OTHER EXECUTIVE OFFICER OF THE COMPANY WHO RECEIVED AT LEAST $100,000 IN SALARY AND BONUS DURING 2003 (THE "NAMED EXECUTIVE OFFICERS").

                                                     LONG TERM
                                                     COMPENSATION
                          ANNUAL COMPENSATION(1) AWARDS
                     -----------------------         ------------
                                                     SECURITIES
NAME  AND               FISCAL                       UNDERLYING     ALL  OTHER
PRINCIPAL POSITION      YEAR     SALARY     BONUS    OPTIONS  (#)  COMPENSATION
                        ----     ------     -----    ------------  ------------

QUENTIN  T.  KELLY,     2003     $36,750      $0      120,000         $0
CHAIRMAN  &  CHIEF
EXECUTIVE OFFICER

      (1) THE COMPENSATION DESCRIBED IN THIS TABLE DOES NOT INCLUDE MEDICAL INSURANCE AND OTHER BENEFITS WHICH ARE AVAILABLE GENERALLY TO ALL EMPLOYEES OF WORLDWATER AND CERTAIN PERQUISITES AND OTHER PERSONAL BENEFITS, THE VALUE OF WHICH DID NOT EXCEED THE LESSER OF $50,000 OR 10% OF THE EXECUTIVE OFFICER'S COMPENSATION IN THE TABLE.


                                  OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 2003

                                        (INDIVIDUAL GRANTS IN FISCAL YEAR)

                                NUMBER OF             PERCENT OF TOTAL
                                SECURITIES             OPTIONS GRANTED       EXERCISE PRICE
          NAME               UNDERLYING OPTIONS        TO EMPLOYEES           PER SHARE (1)       EXPIRATION DATE
          ----               ------------------       ----------------       ---------------      ---------------
QUENTIN T. KELLY                120,000                      6%                $0.15                 12/31/13

(1) ALL GRANTS OF OPTIONS HAVE BEEN MADE WITH EXERCISE PRICES EQUAL TO FAIR VALUE AT DATE OF GRANT.


                           AGGREGATED OPTION EXERCISES
                     FOR FISCAL YEAR ENDED DECEMBER 31, 2003
                          AND YEAR-END OPTION VALUES(1)

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED             IN-THE-
                                                             OPTIONS AT FISCAL YEAR-         MONEY OPTIONS AT
                                                                    END (#)(2)            FISCAL YEAR-END ($)(3)
--------------------- -------------- ---------------------- --------------------------- ----------------------------
                      SHARES
                      ACQUIRED ON
        NAME          EXERCISE       VALUE REALIZED ($)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
        ----          -----------    ---------------------  -----------  -------------  -----------  -------------
QUENTIN T. KELLY         0                  0               1,587,975           0             0              0
--------------------- -------------- ---------------------- ------------ -------------- ------------ ---------------


(1)   NO STOCK APPRECIATION RIGHTS ARE HELD BY THE NAMED EXECUTIVE OFFICER.

(2)   THE TOTAL  NUMBER OF  UNEXERCISED  OPTIONS  HELD AS OF DECEMBER  31, 2003,
      SEPARATED BETWEEN THOSE OPTIONS THAT WERE EXERCISABLE AND THOSE OPTIONS THAT WERE NOT EXERCISABLE ON THAT DATE.

(3) FOR ALL UNEXERCISED OPTIONS HELD AS OF DECEMBER 31, 2003, THE AGGREGATE DOLLAR VALUE OF THE EXCESS OF THE MARKET VALUE OF THE STOCK UNDERLYING THOSE OPTIONS OVER THE EXERCISE PRICE OF THOSE UNEXERCISED OPTIONS. AS REQUIRED, THE PRICE USED TO CALCULATE THESE FIGURES WAS THE CLOSING SALE PRICE OF THE COMMON STOCK AT YEAR'S END, WHICH WAS $0.___ PER SHARE ON DECEMBER 31, 2003.

COMPENSATION OF DIRECTORS

OUTSIDE DIRECTORS ARE ENTITLED TO RECEIVE OPTIONS TO PURCHASE 50,000 SHARES OF OUR COMMON STOCK FOR EACH YEAR OF SERVICE ON THE BOARD OF DIRECTORS.

EMPLOYMENT CONTRACTS

ON JANUARY 1, 2002, THE COMPANY ENTERED INTO A FIVE-YEAR EMPLOYMENT AGREEMENT WITH THE CHIEF EXECUTIVE OFFICER ("CEO"). COMPENSATION UNDER THE AGREEMENT IS $150,000 ANNUAL SALARY, $1,200 PER MONTH AUTO ALLOWANCE AND $1,500 PER MONTH TO COVER RENTAL OFFICES IN HOPEWELL, NEW JERSEY. THE CEO AGREED TO AN AMENDMENT WHICH PROVIDED FOR AN ANNUAL SALARY OF $25,200 ACCRUING THE DIFFERENCE BEGINNING ON JULY 1ST. THE CEO HAS FULL PARTICIPATION IN THE COMPANY "FRINGE BENEFITS" INCLUDING HEALTH COVERAGE AND THE MAINTENANCE OF A WHOLE LIFE POLICY. THE BENEFITS CONTINUE IF EMPLOYMENT IS TERMINATED WITHOUT CAUSE OR BY REASON OF DEATH OR DISABILITY TO THE CEO OR HIS ESTATE FOR THE REMAINING TERM OF THE AGREEMENT OR A PERIOD OF 24 MONTHS, WHICHEVER IS LONGER. BONUS AND PARTICIPATION IN THE STOCK OPTION PLAN ARE BASED UPON THE DISCRETION OF THE COMPENSATION COMMITTEE. IN JULY 2002, THE CEO WAS GRANTED 120,000 STOCK OPTIONS VESTING IN EQUAL INSTALLMENTS OF 10,000 SHARES PER MONTH, AT AN EXERCISE PRICE OF $0.15, THE FAIR MARKET VALUE AT THE DATE OF THE GRANT.

IN JULY 2002, WORLDWATER CORP. GRANTED 1,000,000 SHARES OF RESTRICTED STOCK FOR THE BENEFIT OF ITS CHAIRMAN. COMPENSATION EXPENSE FOR RESTRICTED STOCK IS BASED ON THE MARKET PRICE OF THE COMPANY STOCK AT THE TIME OF THE GRANT ($0.15) AND AMORTIZED ON A STRAIGHT-LINE BASIS OVER THE VESTING PERIOD WHICH IS FIVE YEARS. THE RECIPIENT (CHAIRMAN) DID NOT PAY ANY CASH CONSIDERATION TO THE COMPANY FOR THE SHARES AND HAS THE RIGHT TO VOTE ALL SHARES SUBJECT TO THE GRANT, WHETHER OR NOT THE SHARES HAVE VESTED. THE RESTRICTION IS BASED UPON CONTINUOUS SERVICE.

THE BALANCE OF UNEARNED COMPENSATION RELATED TO THESE RESTRICTED SHARES AS OF DECEMBER 31, 2003 WAS $105,000. TOTAL COMPENSATION EXPENSE RECOGNIZED WAS $30,000 FOR THE YEAR ENDED DECEMBER 31, 2003 AND $15,000 FOR 2002.



THE COMPANY HAS UNPAID SALARIES OF $447,880 WHICH HAVE BEEN DEFERRED BY THE OFFICERS AS OF DECEMBER 31, 2003, AND ARE INCLUDED IN ACCRUED EXPENSES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

THE FOLLOWING TABLE SETS FORTH THE NUMBER AND PERCENTAGE OF THE SHARES OF THE REGISTRANT'S COMMON STOCK OWNED AS OF APRIL 30, 2004 BY ALL PERSONS KNOWN TO THE REGISTRANT WHO OWN MORE THAN 5% OF THE OUTSTANDING NUMBER OF SUCH SHARES, BY ALL DIRECTORS OF THE REGISTRANT, AND BY ALL OFFICERS AND DIRECTORS OF THE REGISTRANT AS A GROUP. UNLESS OTHERWISE INDICATED, EACH OF THE STOCKHOLDERS HAS SOLE VOTING AND INVESTMENT POWER WITH RESPECT TO THE SHARES BENEFICIALLY OWNED.

NAME  AND  ADDRESS                      NUMBER  OF  SHARES            PERCENT
OF  BENEFICIAL  OWNER(1)               BENEFICIALLY OWNED (1)        OF CLASS
-------------------------------------------------------------------------------

DAVID  K.  LIFSCHULTZ                       5,655,001(2)               10.3%
641  WEST  59TH  STREET
NEW  YORK,  NEW  YORK  10019

QUENTIN  T.  KELLY                          4,097,975(3)                7.4%
PENNINGTON  BUSINESS  PARK
55  ROUTE  31  SOUTH
PENNINGTON,  NEW  JERSEY  08534

JOSEPH  CYGLER                                750,000(4)                1.4%
PENNINGTON  BUSINESS  PARK
55  ROUTE  31  SOUTH
PENNINGTON,  NEW  JERSEY  08534

ROLF  FRAUENFELDER                            637,713(5)                1.3%
PENNINGTON  BUSINESS  PARK
55  ROUTE  31  SOUTH
PENNINGTON,  NEW  JERSEY  08534

DR.  DAVINDER  SETHI                          300,000(6)                  *%
PENNINGTON  BUSINESS  PARK
55  ROUTE  31  SOUTH
PENNINGTON,  NEW  JERSEY  08534

LANGE  SCHERMERHORN                           300,000(7)                  *%
PENNINGTON  BUSINESS  PARK
55  ROUTE  31  SOUTH
PENNINGTON,  NEW  JERSEY  08534

ALL  DIRECTORS  AND  OFFICERS
AS  A  GROUP  (8  PERSONS)                 18,981,605                  29.0%

*LESS  THAN  1%

(1) FOR PURPOSES OF THIS TABLE, A PERSON OR GROUP OF PERSONS IS DEEMED TO HAVE "BENEFICIAL OWNERSHIP" OF ANY SHARES OF COMMON STOCK THAT SUCH PERSON HAS THE RIGHT TO ACQUIRE WITHIN 60 DAYS OF MAY 14, 2004. FOR PURPOSES OF COMPUTING THE PERCENTAGE OF OUTSTANDING SHARES OF COMMON STOCK HELD BY EACH PERSON OR GROUP OF PERSONS NAMED ABOVE, ANY SECURITY WHICH SUCH PERSON OR PERSONS HAS OR HAVE THE RIGHT TO ACQUIRE WITHIN SUCH A DATE IS DEEMED TO BE OUTSTANDING BUT IS NOT DEEMED TO BE OUTSTANDING FOR THE PURPOSE OF COMPUTING THE PERCENTAGE OWNERSHIP OF ANY OTHER PERSON. EXCEPT COMMUNITY PROPERTY LAWS, THE COMPANY BELIEVES BASED ON INFORMATION SUPPLIED BY SUCH PERSONS, THAT THE PERSONS NAMED IN THIS TABLE HAVE SOLE VOTING AND INVESTMENT POWER WITH RESPECT TO ALL SHARES OF COMMON STOCK WHICH THEY BENEFICIALLY OWN.

(2) THIS AMOUNT INCLUDES 2,588,333 SHARES ISSUABLE UPON THE CONVERSION OF WARRANTS OUTSTANDING AS OF DECEMBER 31, 2003.

(3) THIS AMOUNT INCLUDES 866,060 SHARES OWNED BY HIS WIFE, CFK LIMITED PARTNERSHIP AND QTK LIMITED PARTNERSHIP WHICH WERE FORMED FOR THE BENEFIT OF MR. KELLY'S CHILDREN, AND OPTIONS TO PURCHASE 1,617,975 SHARES OUTSTANDING AS OF DECEMBER 31, 2003.

(4) THIS AMOUNT INCLUDES OPTIONS TO PURCHASE 150,000 SHARES OUTSTANDING AS OF DECEMBER 31, 2003.

(5) THIS AMOUNT INCLUDES OPTIONS TO PURCHASE 150,000 SHARES OUTSTANDING AS OF DECEMBER 31, 2003.

(6) THIS AMOUNT REPRESENTS OPTIONS TO PURCHASE 300,000 SHARES OUTSTANDING AS OF DECEMBER 31, 2003.

(7) THIS AMOUNT REPRESENTS OPTIONS TO PURCHASE 200,000 SHARES OUTSTANDING AS OF DECEMBER 31, 2003.

                CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

      INCLUDED IN NOTES PAYABLE AND LONG-TERM DEBT IN DECEMBER 31, 2003 AND 2002, ARE AMOUNTS PAYABLE TO EMPLOYEES AND DIRECTORS AS FOLLOWS:

                                         2003                2002
                                         ----                ----
     DIRECTORS(1)                    $  185,894         $    3,000
     EMPLOYEES(2)                       159,703             99,000
                                      ---------         ----------
         TOTAL                          345,597            102,000

     LESS CURRENT MATURITIES            262,703            102,000
                                      ----------        ----------

TOTAL LONG TERM NOTE PAYABLE,
RELATED PARTY                        $   82,894         $        0
                                     ==========         ==========


(1) OF THIS AMOUNT, QUENTIN KELLY LOANED THE COMPANY $5,000 IN 2002, JOSEPH CYGLER LOANED THE COMPANY $3,000 IN 2003 AND $3,000 IN 2002, AND DAVID K. LIFSHULTZ LOANED THE COMPANY OF $182,894 IN 2003.

(2) OF THIS AMOUNT, PETER I. FERGUSON LOANED THE COMPANY $98,000 IN 2003 AND $72,500 IN 2002, AND JOHN HERMAN LOANED THE COMPANY $61,703 IN 2003 AND 21,500 IN 2002.


AMOUNTS PAYABLE TO DIRECTORS INCLUDES A THREE YEAR CONVERTIBLE LOAN DATED JANUARY 30, FACE VALUE OF $100,000 BEARS INTEREST AT 10.00 PERCENT PER ANNUM. PAYMENTS OF INTEREST ARE DUE SEMI-ANNUALLY BEGINNING IN JULY 2003. THE LOAN IS CONVERTIBLE AT THE OPTION OF THE HOLDER AT $0.15 PER COMMON SHARE FOR A TOTAL OF 666,667 SHARES.

ALL OTHER AMOUNTS PAYABLE TO EMPLOYEES, DIRECTORS AND THEIR IMMEDIATE RELATIVES ARE DUE ON DEMAND. INTEREST RATES ON THESE NOTES ACCRUE AT 10% PER ANNUM.

      THE COMPANY LEASED OFFICE AND LABORATORY FACILITIES FROM THE CHAIRMAN OF THE COMPANY ON A MONTH TO MONTH BASIS. LEASE PAYMENTS TO THE CHAIRMAN WERE $39,000 FOR 2003 AND $33,000 IN 2002.

                          DESCRIPTION OF OUR SECURITIES

THE FOLLOWING IS A DESCRIPTION OF OUR CAPITAL STOCK AND CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS WHICH HAVE BEEN FILED AS EXHIBITS TO OUR REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

OUR AUTHORIZED CAPITAL STOCK CONSISTS OF 135,000,000 SHARES OF COMMON STOCK, $.001 PAR VALUE, AND 10,000,000 SHARES OF PREFERRED STOCK. AS OF MAY 13, 2004 THERE WERE 59,332,551 SHARES OF COMMON STOCK OUTSTANDING AND 677,778 SHARES OF PREFERRED STOCK OUTSTANDING.

COMMON STOCK

      OUR COMMON STOCKHOLDERS RECEIVE ONE VOTE PER SHARE ON ALL MATTERS VOTED BY THE STOCKHOLDERS, INCLUDING THE ELECTION OF DIRECTORS. OUR CERTIFICATE OF INCORPORATION DOES NOT PROVIDE FOR CUMULATIVE VOTING FOR THE ELECTION OF DIRECTORS. EXCEPT AS DESCRIBED HEREIN, NO PRE-EMPTIVE, SUBSCRIPTION, OR CONVERSION RIGHTS PERTAIN TO THE COMMON STOCK AND NO REDEMPTION OR SINKING FUND PROVISIONS EXIST FOR THE BENEFIT THEREOF. ALL OUTSTANDING SHARES OF COMMON STOCK ARE, AND THE SHARES OF COMMON STOCK OFFERED HEREBY WILL BE, DULY AUTHORIZED, VALIDLY ISSUED, FULLY PAID AND NONASSESSABLE.

      THE TRANSFER AGENT FOR THE COMMON STOCK IS COMPUTERSHARE TRUST COMPANY, INC. THE COMMON STOCK IS TRADED ON THE OTC BULLETIN BOARD UNDER THE SYMBOL "WWAT."

PREFERRED STOCK


OF OUR AUTHORIZED PREFERRED STOCK, WE HAVE DESIGNATED AND ISSUED 66,667 SHARES OF 7% CONVERTIBLE PREFERRED STOCK, SERIES A, AND 611,111 SHARES OF 7% CONVERTIBLE PREFERRED STOCK, SERIES B. THE SERIES A CONVERTIBLE PREFERRED STOCK WAS ISSUED IN SEPTEMBER 2001 AND HAS A TERM OF THREE YEARS. THE SERIES B CONVERTIBLE PREFERRED STOCK WAS ISSUED IN SEPTEMBER 2000 AND ALSO HAS A TERM OF THREE YEARS. THE SERIES A CONVERTIBLE PREFERRED STOCK ARE CALLABLE AT $1.80 IF THE MARKET BID PRICE REMAINS OVER THE CALL LEVEL FOR 20 DAYS. THE PROCEEDS OF THE SERIES B CONVERTIBLE PREFERRED STOCK WAS USED FOR THE INITIAL OPERATING REQUIREMENTS OF WORLDWATER (PHILS) INC., OUR PHILIPPINE SUBSIDIARY, AND THE CONVERSION PRIVILEGE IS EITHER INTO 10% OF WORLDWATER (PHILS) INC. OR INTO 611,111 SHARES OF OUR COMMON STOCK. THE SERIES A PREFERRED STOCK AUTOMATICALLY CONVERT INTO COMMON SHARES IN SEPTEMBER 2004 AND THE SERIES B PREFERRED STOCK AUTOMATICALLY CONVERT INTO COMMON SHARES IN SEPTEMBER 2003.


THE PREFERRED STOCK MAY BE ISSUED IN SERIES, AND SHARES OF EACH SERIES WILL HAVE SUCH RIGHTS, PREFERENCES, AND PRIVILEGES AS ARE FIXED BY THE BOARD OF DIRECTORS IN THE RESOLUTIONS AUTHORIZING THE ISSUANCE OF THAT PARTICULAR SERIES. IN DESIGNATING ANY SERIES OF PREFERRED STOCK, THE BOARD OF DIRECTORS MAY, WITHOUT FURTHER ACTION BY THE HOLDERS OF COMMON STOCK, FIX THE NUMBER OF SHARES CONSTITUTING THE SERIES AND FIX THE DIVIDEND RIGHTS, DIVIDEND RATE, CONVERSION RIGHTS, VOTING RIGHTS (WHICH MAY BE GREATER OR LESSER THAN THE VOTING RIGHTS OF THE COMMON STOCK), RIGHTS AND TERMS OF REDEMPTION (INCLUDING ANY SINKING FUND PROVISIONS), AND THE LIQUIDATION PREFERENCES OF THE SERIES OF PREFERRED STOCK. THE HOLDERS OF ANY SERIES OF PREFERRED STOCK, WHEN AND IF ISSUED, ARE EXPECTED TO HAVE PRIORITY CLAIMS TO DIVIDENDS AND TO ANY DISTRIBUTIONS UPON LIQUIDATION OF OUR COMPANY, AND THEY MAY HAVE OTHER PREFERENCES OVER THE HOLDERS OF THE COMMON STOCK.

THE BOARD OF DIRECTORS MAY ISSUE SERIES OF PREFERRED STOCK WITHOUT ACTION BY THE HOLDERS OF THE COMMON STOCK. ACCORDINGLY, THE ISSUANCE OF PREFERRED STOCK MAY ADVERSELY AFFECT THE RIGHTS OF THE HOLDERS OF THE COMMON STOCK. IN ADDITION, THE ISSUANCE OF PREFERRED STOCK MAY BE USED AS AN "ANTI-TAKEOVER" DEVICE WITHOUT FURTHER ACTION ON THE PART OF THE HOLDERS OF THE COMMON STOCK. THE ISSUANCE OF PREFERRED STOCK MAY ALSO DILUTE THE VOTING POWER OF THE HOLDERS OF COMMON STOCK, IN THAT A SERIES OF PREFERRED STOCK MAY BE GRANTED ENHANCED PER SHARE VOTING RIGHTS AND THE RIGHT TO VOTE ON CERTAIN MATTERS SEPARATELY AS A CLASS, AND MAY RENDER MORE DIFFICULT THE REMOVAL OF CURRENT MANAGEMENT, EVEN IF SUCH REMOVAL MAY BE IN THE STOCKHOLDERS' BEST INTEREST. WE HAVE NO CURRENT PLANS TO ISSUE ANY ADDITIONAL PREFERRED STOCK.

CONVERTIBLE NOTES

AN AGGREGATE OF $700,000 PRINCIPAL AMOUNT OF OUR 10% CONVERTIBLE NOTES, $500,000 DUE 2005 AND $200,000 DUE 2006 ARE CURRENTLY OUTSTANDING. THE CONVERTIBLE NOTES ARE CURRENTLY CONVERTIBLE INTO AN AGGREGATE OF 5,500,003 SHARES OF OUR COMMON STOCK. THE CONVERTIBLE NOTES BEAR INTEREST AT A RATE OF 10% PER ANNUM PAYABLE SEMI-ANNUALLY COMMENCING MAY 2003. INTEREST IS PAYABLE IN CASH OR OUR COMMON STOCK AT THE ELECTION OF THE HOLDER OF THE CONVERTIBLE NOTES.

CERTAIN STATUTORY AND CHARTER PROVISIONS UNDER THE DELAWARE GENERAL CORPORATION LAW

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW PROVIDES, IN GENERAL, THAT A STOCKHOLDER ACQUIRING MORE THAN 15% OF THE OUTSTANDING VOTING SHARES OF A PUBLICLY-HELD DELAWARE CORPORATION SUBJECT TO THE STATUTE (AN "INTERESTED STOCKHOLDER") MAY NOT ENGAGE IN CERTAIN "BUSINESS COMBINATIONS" WITH THE CORPORATION FOR A PERIOD OF THREE YEARS SUBSEQUENT TO THE DATE ON WHICH THE STOCKHOLDER BECAME AN INTERESTED STOCKHOLDER UNLESS (I) PRIOR TO SUCH DATE THE CORPORATION'S BOARD OF DIRECTORS APPROVED EITHER THE BUSINESS COMBINATION OR THE TRANSACTION IN WHICH THE STOCKHOLDER BECAME AN INTERESTED STOCKHOLDER OR (II) UPON CONSUMMATION OF THE BUSINESS COMBINATION, THE INTERESTED STOCKHOLDER OWNS 85% OR MORE OF THE OUTSTANDING VOTING STOCK OF THE CORPORATION (EXCLUDING SHARES OWNED BY DIRECTORS WHO ARE ALSO OFFICERS OF THE CORPORATION OR SHARES HELD BY EMPLOYEE STOCK OPTION PLANS THAT DO NOT PROVIDE EMPLOYEES WITH THE RIGHT TO DETERMINE CONFIDENTIALLY WHETHER SHARES HELD SUBJECT TO THE PLAN WILL BE TENDERED IN A TENDER OR EXCHANGE OFFER), OR (III) THE BUSINESS COMBINATION IS APPROVED BY THE CORPORATION'S BOARD OF DIRECTORS AND AUTHORIZED AT AN ANNUAL OR SPECIAL MEETING OF STOCKHOLDERS, AND NOT BY WRITTEN CONSENT, BY THE AFFIRMATIVE VOTE OF AT LEAST TWO-THIRDS OF THE OUTSTANDING VOTING STOCK OF THE CORPORATION NOT OWNED BY THE INTERESTED STOCKHOLDER.

SECTION 203 DEFINES THE TERM "BUSINESS COMBINATION" TO ENCOMPASS A WIDE VARIETY OF TRANSACTIONS WITH OR CAUSED BY AN INTERESTED STOCKHOLDER IN WHICH THE INTERESTED STOCKHOLDER RECEIVES OR COULD RECEIVE A BENEFIT ON OTHER THAN A PRO RATA BASIS WITH OTHER STOCKHOLDERS, INCLUDING MERGERS, CERTAIN ASSET SALES, CERTAIN ISSUANCES OF ADDITIONAL SHARES TO THE INTERESTED STOCKHOLDER OR TRANSACTIONS IN WHICH THE INTERESTED STOCKHOLDER RECEIVES CERTAIN OTHER BENEFITS.

THESE PROVISIONS COULD HAVE THE EFFECT OF DELAYING, DEFERRING OR PREVENTING A CHANGE OF CONTROL OF WORLDWATER. OUR STOCKHOLDERS, BY ADOPTING AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION OR BYLAWS, MAY ELECT NOT TO BE GOVERNED BY
SECTION 203, EFFECTIVE TWELVE MONTHS AFTER ADOPTION. NEITHER OUR CERTIFICATE OF INCORPORATION NOR OUR BYLAWS CURRENTLY EXCLUDES US FROM THE RESTRICTIONS IMPOSED BY SECTION 203.

THE  DELAWARE  GENERAL   CORPORATION  LAW  PERMITS  A  CORPORATION  THROUGH  ITS
CERTIFICATE OF INCORPORATION TO ELIMINATE THE PERSONAL LIABILITY OF ITS DIRECTORS TO THE CORPORATION OR ITS STOCKHOLDERS FOR MONETARY DAMAGES FOR BREACH OF FIDUCIARY DUTY OF LOYALTY AND CARE AS A DIRECTOR WITH CERTAIN EXCEPTIONS. THE EXCEPTIONS INCLUDE A BREACH OF THE DIRECTOR'S DUTY OF LOYALTY, ACTS OR OMISSIONS NOT IN GOOD FAITH OR WHICH INVOLVE INTENTIONAL MISCONDUCT OR KNOWING VIOLATION OF LAW, AND IMPROPER PERSONAL BENEFIT. OUR CERTIFICATE OF INCORPORATION EXONERATES OUR DIRECTORS FROM MONETARY LIABILITY TO THE FULLEST EXTENT PERMITTED BY THIS STATUTORY PROVISION.

                         SHARES ELIGIBLE FOR FUTURE SALE

FUTURE SALES OF SUBSTANTIAL AMOUNTS OF COMMON STOCK IN THE PUBLIC MARKET COULD ADVERSELY AFFECT MARKET PRICES PREVAILING FROM TIME TO TIME. UNDER THE TERMS OF THIS OFFERING, THE ISSUED SHARES OF COMMON STOCK DESCRIBED IN THIS PROSPECTUS, OR THE SHARES OF COMMON STOCK TO BE ISSUED UPON THE CONVERSION OF THE OUTSTANDING NOTES AND UPON EXERCISE OF WARRANTS WHICH HAVE BEEN ISSUED UNDER THE VARIOUS AGREEMENTS, AS DESCRIBED IN THIS PROSPECTUS, MAY BE RESOLD WITHOUT RESTRICTIONS OR FURTHER REGISTRATION UNDER THE SECURITIES ACT OF 1933, EXCEPT THAT ANY SHARES PURCHASED BY OUR "AFFILIATES," AS THAT TERM IS DEFINED UNDER THE SECURITIES ACT, MAY GENERALLY ONLY BE SOLD IN COMPLIANCE WITH THE LIMITATIONS OF RULE 144 UNDER THE SECURITIES ACT.

OUTSTANDING  RESTRICTED  STOCK

AS OF MARCH 31, 2004, 13,902,147 OUTSTANDING SHARES OF COMMON STOCK ARE RESTRICTED SECURITIES WITHIN THE MEANING OF RULE 144 AND MAY NOT BE SOLD IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE, INCLUDING THE EXEMPTION FROM REGISTRATION OFFERED BY RULE 144. IN GENERAL, UNDER RULE 144, AS CURRENTLY IN EFFECT, A PERSON WHO HAS BENEFICIALLY OWNED RESTRICTED SHARES FOR AT LEAST ONE YEAR, INCLUDING A PERSON WHO MAY BE DEEMED TO BE OUR AFFILIATE, MAY SELL WITHIN ANY THREE-MONTH PERIOD A NUMBER OF SHARES OF COMMON STOCK THAT DOES NOT EXCEED A SPECIFIED MAXIMUM NUMBER OF SHARES. THIS MAXIMUM IS EQUAL TO THE GREATER OF 1% OF THE THEN OUTSTANDING SHARES OF OUR COMMON STOCK OR THE AVERAGE WEEKLY TRADING VOLUME IN THE COMMON STOCK DURING THE FOUR CALENDAR WEEKS IMMEDIATELY PRECEDING THE SALE. SALES UNDER RULE 144 ARE ALSO SUBJECT TO RESTRICTIONS RELATING TO MANNER OF SALE, NOTICE AND AVAILABILITY OF CURRENT PUBLIC INFORMATION ABOUT US. IN ADDITION, UNDER RULE 144(K) OF THE SECURITIES ACT, A PERSON WHO IS NOT OUR AFFILIATE, HAS NOT BEEN AN AFFILIATE OF OURS WITHIN THREE MONTHS PRIOR TO THE SALE AND HAS BENEFICIALLY OWNED SHARES FOR AT LEAST TWO YEARS WOULD BE ENTITLED TO SELL SUCH SHARES IMMEDIATELY WITHOUT REGARD TO VOLUME LIMITATIONS, MANNER OF SALE PROVISIONS, NOTICE OR OTHER REQUIREMENTS OF RULE 144.

PREFERRED  STOCK

AS OF MARCH 31, 2004, THERE WERE 677,778 SHARES OF PREFERRED STOCK CURRENTLY OUTSTANDING.

WARRANTS


AS OF MARCH 31, 2004, 26,583,328 SHARES OF COMMON STOCK ARE ISSUABLE UPON EXERCISE OF OUTSTANDING WARRANTS. THE 400,000 SHARES OF COMMON STOCK TO BE ISSUED UPON THE EXERCISE OF WARRANTS ISSUED TO SBI ADVISORS AS DESCRIBED IN THIS PROSPECTUS ARE BEING REGISTERED FOR RESALE UNDER THIS PROSPECTUS.


                          SELLING STOCKHOLDERS

THE SECURITIES BEING OFFERED HEREUNDER ARE BEING OFFERED BY SBI BRIGHTLINE VIII, LLC, AND SBI ADVISORS LLC, THE SELLING STOCKHOLDERS. THE SELLING STOCKHOLDERS MAY FROM TIME TO TIME OFFER AND SELL PURSUANT TO THIS PROSPECTUS UP TO AN AGGREGATE OF 17,400,000 SHARES OF OUR COMMON STOCK.


THE SELLING STOCKHOLDERS MAY FROM TIME TO TIME OFFER AND SELL ANY OR ALL OF ITS SHARES THAT ARE REGISTERED UNDER THIS PROSPECTUS. BECAUSE THE SELLING STOCKHOLDERS ARE NOT OBLIGATED TO SELL THEIR SHARES, AND BECAUSE THE SELLING STOCKHOLDERS MAY ALSO ACQUIRE PUBLICLY TRADED SHARES OF OUR COMMON STOCK, WE CANNOT ESTIMATE HOW MANY SHARES THE SELLING STOCKHOLDERS WILL OWN AFTER THE OFFERING.

PURSUANT TO THE SBI SECURITIES PURCHASE AGREEMENT BETWEEN SBI AND US, AND THE REGISTRATION RIGHTS AGREEMENT BETWEEN SBI AND US, ALL EXPENSES INCURRED WITH RESPECT TO THE REGISTRATION OF THE COMMON STOCK COVERED BY THIS PROSPECTUS WILL BE BORNE BY US, BUT WE WILL NOT BE OBLIGATED TO PAY ANY UNDERWRITING FEES, DISCOUNTS, COMMISSIONS OR OTHER EXPENSES INCURRED BY EITHER SELLING STOCKHOLDER IN CONNECTION WITH ITS SALE OF SHARES.

THE FOLLOWING TABLE SETS FORTH, WITH RESPECT TO EACH SELLING STOCKHOLDER (I) THE NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED AS OF MAY 1, 2004 AND PRIOR TO THE OFFERING CONTEMPLATED HEREBY, (II) THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE SOLD BY THE SELLING STOCKHOLDER UNDER THIS PROSPECTUS, AND
(III) THE NUMBER OF SHARES OF COMMON STOCK WHICH WILL BE OWNED AFTER THE OFFERING BY THE SELLING STOCKHOLDER.

                                       PRIOR TO OFFERING                 AFTER OFFERING(1)
                                       -----------------                 -----------------
   NAME                      SHARES       PERCENT    SHARES OFFERED      SHARES     PERCENT
   ----                      ------       -------    --------------      ------     -------
 SBI BRIGHTLINE VIII, LLC(4)   0            0          17,000,000(2)   17,000,000    20.77
 SBI ADVISORS, LLC             0            0             400,000(3)      400,000     0.5


(1) FOR PURPOSES OF THIS TABLE, WE HAVE ASSUMED THAT THE SELLING STOCKHOLDER WILL SELL IN THIS OFFERING ALL SHARES COVERED BY THIS PROSPECTUS.


(2) THE SHARES OFFERED INCLUDES 17,000,000 SHARES THAT WILL BE ISSUED TO SBI PURSUANT TO THE SBI SECURITIES PURCHASE AGREEMENT. NO SHARES HAVE BEEN ISSUED AS OF THE DATE OF THIS PROSPECTUS.


(3) REPRESENTS SHARES ISSUABLE UPON EXERCISE OF WARRANTS HELD SBI ADVISORS, LLC AS CONSIDERATION FOR ITS SERVICES IN ARRANGING AN $800,000 TERM LOAN IN APRIL 2004. THE WARRANTS ARE EXERCISABLE AT A PRICE OF $0.30 PER SHARE.


(4) SBI IS CONTROLLED BY SBI ADVISORS, LLC WHICH IS CONTROLLED BY SBI USA, LLC. SBI USA, LLC IS CONTROLLED BY SHELLY SINGHAL AND JOHN WONG. SBI ADVISORS LLC, SBI USA, LLC AND MESSRS. SINGHAL AND WONG MAY BE DEEMED TO SHARE THE BENEFICIAL OWNERSHIP OF SECURITIES OWNED BY SBI. MESSRS. SINGHAL AND WONG SHARE VOTING AND INVESTMENT CONTROL OVER THE SECURITIES HELD BY SBI AND SBI ADVISORS. SBI USA IS ASSOCIATED WITH, BUT IS NOT OWNED OR CONTROLLED BY, FIRST SECURITIES USA, LLC, A REGISTERED BROKER-DEALER. FIRST SECURITIES USA, LLC HAS AGREED TO EXERCISE
REGULATORY SUPERVISION OVER SBI USA WITH RESPECT TO MATTERS RELATED TO SECURITIES REGULATION.


                              PLAN OF DISTRIBUTION

GENERAL

SHARES OF COMMON STOCK OFFERED THROUGH THIS PROSPECTUS MAY BE SOLD FROM TIME TO TIME BY THE SELLING STOCKHOLDERS, INCLUDING THEIR TRANSFEREES, PLEDGEES, DONEES OR SUCCESSORS. THE SHARES MAY BE SOLD DIRECTLY OR, ALTERNATIVELY, THROUGH UNDERWRITERS, BROKER-DEALERS OR AGENTS. IF THE SHARES ARE SOLD THROUGH UNDERWRITERS, BROKER-DEALERS OR AGENTS, THE APPLICABLE SELLING STOCKHOLDER WILL BE RESPONSIBLE FOR UNDERWRITING DISCOUNTS OR COMMISSIONS OR AGENTS' COMMISSIONS. SHARES MAY BE SOLD IN ONE OR MORE TRANSACTIONS AT FIXED PRICES, AT PREVAILING MARKET PRICES AT THE TIME OF SALE, AT VARYING PRICES DETERMINED AT THE TIME OF SALE OR AT NEGOTIATED PRICES. SALES MAY BE EFFECTED IN TRANSACTIONS (WHICH MAY INVOLVE BLOCK TRANSACTIONS) (I) IN THE OVER-THE-COUNTER MARKET, (II) ON ANY SECURITIES EXCHANGE OR QUOTATION SERVICE ON WHICH THE SHARES MAY BE LISTED OR QUOTED AT THE TIME OF SALE, (III) IN TRANSACTIONS OTHERWISE THAN IN THE OVER-THE-COUNTER MARKET OR ON SUCH EXCHANGES OR SERVICES, OR (IV) THROUGH THE WRITING OF OPTIONS.

THE SELLING STOCKHOLDER MAY ENTER INTO HEDGING TRANSACTIONS WITH RESPECT TO OUR SHARES WITH BROKER-DEALERS, WHICH MAY IN TURN ENGAGE IN SHORT SALES OF THE SHARES IN THE COURSE OF HEDGING POSITIONS THEY ASSUME. THE SELLING STOCKHOLDER MAY ALSO SELL OUR COMMON STOCK SHORT AND DELIVER SHARES TO CLOSE OUT SHORT POSITIONS, OR LOAN OR PLEDGE SHARES TO BROKER-DEALERS THAT IN TURN MAY SELL SUCH SECURITIES. MATERIAL AMOUNTS OF SHORT SELLING OF OUR COMMON STOCK COULD CONTRIBUTE TO PROGRESSIVE DECLINES IN THE TRADING PRICE OF OUR COMMON STOCK. SBI HAS AGREED NOT TO DIRECTLY OR INDIRECTLY ENGAGE IN SHORT SALES OR OTHERWISE PARTICIPATE IN SHORT SELLING OF OUR COMMON STOCK PRIOR TO OCTOBER 2005.

THE SELLING STOCKHOLDER WILL ACT INDEPENDENTLY FROM US IN MAKING DECISIONS WITH RESPECT TO THE MANNER, TIMING, PRICE AND SIZE OF EACH SALE. THE SELLING STOCKHOLDERS MAY SELL THE SHARES IN ANY MANNER PERMITTED BY LAW, INCLUDING ONE OR MORE OF THE FOLLOWING:

O A BLOCK TRADE IN WHICH A BROKER-DEALER ENGAGED BY A SELLING STOCKHOLDER WILL ATTEMPT TO SELL THE SHARES AS AGENT, BUT MAY POSITION AND RESELL A PORTION OF THE BLOCK AS PRINCIPAL TO FACILITATE THE TRANSACTION;

O PURCHASES BY A BROKER-DEALER AS PRINCIPAL AND RESALE BY SUCH BROKER-DEALER FOR ITS ACCOUNT UNDER THIS PROSPECTUS;

O AN OVER-THE-COUNTER DISTRIBUTION IN ACCORDANCE WITH THE RULES OF THE OTC BULLETIN BOARD;

O     ORDINARY BROKERAGE  TRANSACTIONS IN WHICH THE BROKER SOLICITS  PURCHASERS;
      AND

O     PRIVATELY NEGOTIATED TRANSACTIONS.

IN THE EVENT THAT THE SALE OF ANY SHARES COVERED BY THIS PROSPECTUS QUALIFIES FOR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUCH SHARES MAY BE SOLD PURSUANT TO THAT EXEMPTION RATHER THAN PURSUANT TO THIS PROSPECTUS.

USE OF UNDERWRITERS, BROKERS, DEALERS OR AGENTS

IF A SELLING STOCKHOLDER EFFECTS SALES OF SHARES THROUGH UNDERWRITERS, BROKERS, DEALERS OR AGENTS, SUCH UNDERWRITERS, BROKERS, DEALERS OR AGENTS MAY RECEIVE COMPENSATION IN THE FORM OF DISCOUNTS, CONCESSIONS OR COMMISSIONS FROM THE SELLING STOCKHOLDER OR COMMISSIONS FROM PURCHASERS OF COMMON STOCK FOR WHOM THEY MAY ACT AS AGENT (WHICH DISCOUNTS, CONCESSIONS OR COMMISSIONS AS TO PARTICULAR UNDERWRITERS, BROKERS, DEALERS OR AGENTS MAY BE IN EXCESS OF THOSE CUSTOMARY IN THE TYPES OF TRANSACTIONS INVOLVED). ANY BROKERS, DEALERS OR AGENTS THAT PARTICIPATE IN THE DISTRIBUTION OF THE SHARES MAY BE DEEMED TO BE UNDERWRITERS, AND ANY PROFIT ON THE SALE OF COMMON STOCK BY THEM AND ANY DISCOUNTS, CONCESSIONS OR COMMISSIONS RECEIVED BY ANY SUCH UNDERWRITERS, BROKERS, DEALERS OR AGENTS MAY BE DEEMED TO BE UNDERWRITING DISCOUNTS AND COMMISSIONS UNDER THE SECURITIES ACT.

IF A SELLING STOCKHOLDER SELLS SHARES THROUGH AN UNDERWRITER, BROKER, DEALER OR AGENT, THE SELLING STOCKHOLDER MAY AGREE TO INDEMNIFY SUCH UNDERWRITER, BROKER, DEALER OR AGENT AGAINST CERTAIN LIABILITIES ARISING FROM SUCH SALE, INCLUDING LIABILITIES ARISING UNDER THE SECURITIES ACT. WE HAVE BEEN INFORMED BY EACH SELLING STOCKHOLDER THAT THERE ARE NO EXISTING ARRANGEMENTS BETWEEN IT AND ANY UNDERWRITER, BROKER, DEALER OR AGENT RELATING TO THE DISTRIBUTION OF THE SHARES.

TREATMENT OF SBI AS STATUTORY UNDERWRITER

SBI IS A STATUTORY UNDERWRITER WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 IN CONNECTION WITH ITS RESALE OF SHARES PURSUANT TO THIS PROSPECTUS. WE WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE RESALE OF SHARES, ALTHOUGH WE WILL RECEIVE THE CONSIDERATION PAYABLE BY SBI FOR THE SHARES AT THE TIME WE SELL THE SHARES TO SBI PURSUANT TO THE STOCK PURCHASE AGREEMENT.

SBI WILL PURCHASE SHARES FROM US UNDER THE STOCK PURCHASE AGREEMENT AT FIXED PRICES. THE DIFFERENCE BETWEEN WHAT SBI PAYS TO US FOR THE SHARES AND THE AMOUNT FOR WHICH SBI SELLS THE SHARES MAY BE VIEWED AS UNDERWRITING DISCOUNTS OR COMMISSIONS. BECAUSE WE DO NOT KNOW WHEN OR THE PRICE AT WHICH SBI WILL SELL THE SHARES, IT IS NOT POSSIBLE TO QUANTIFY THESE POTENTIAL DISCOUNTS OR COMMISSIONS.

WE HAVE ADVISED SBI THAT IT IS SUBJECT TO THE APPLICABLE PROVISIONS OF THE SECURITIES EXCHANGE ACT OF 1934, INCLUDING WITHOUT LIMITATION, RULE 10B-5 AND REGULATION M THEREUNDER. UNDER REGULATION M, SBI, ITS AFFILIATES AND ANYONE PARTICIPATING IN A DISTRIBUTION OF THE SHARES MAY NOT BID FOR, PURCHASE, OR ATTEMPT TO INDUCE ANY PERSON TO BID FOR OR PURCHASE, SHARES OF OUR COMMON STOCK WHILE SBI IS DISTRIBUTING SHARES COVERED BY THIS PROSPECTUS.

REGISTRATION OBLIGATIONS


UNDER THE SBI SECURITIES PURCHASE AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT BETWEEN SBI ADVISORS, LLC AND US, WE HAVE AGREED TO REGISTER THE SHARES FOR RESALE BY SBI UNDER THE SECURITIES ACT AND TO MAINTAIN THE EFFECTIVENESS OF THAT REGISTRATION UNTIL THE EARLIEST DATE ON WHICH:

O ALL THE SHARES ACQUIRED BY SBI AND COVERED BY THIS PROSPECTUS HAVE BEEN DISPOSED OF PURSUANT TO THE REGISTRATION STATEMENT,

O ALL SHARES ACQUIRED BY SBI AND COVERED BY THIS PROSPECTUS THAT ARE THEN HELD BY THE SELLING STOCKHOLDERS MAY BE SOLD UNDER THE PROVISIONS OF RULE 144 WITHOUT LIMITATION AS TO VOLUME, WHETHER PURSUANT TO RULE 144(K) OR OTHERWISE, OR


O WE HAVE DETERMINED THAT ALL SHARES COVERED BY THIS PROSPECTUS THAT ARE THEN HELD BY THE SELLING STOCKHOLDERS MAY BE SOLD WITHOUT RESTRICTION UNDER THE SECURITIES ACT AND WE HAVE REMOVED ANY STOP TRANSFER INSTRUCTIONS RELATING TO SUCH SHARES.

SBI'S STATUS AS A STATUTORY UNDERWRITER MAY LIMIT ITS SALE OF SHARES TO QUALIFY FOR AN EXEMPTION FROM APPLICABLE SECURITIES REGISTRATION REQUIREMENTS.

THE SELLING STOCKHOLDERS HAVE EACH AGREED TO COMPLY WITH APPLICABLE STATE AND FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER IN CONNECTION WITH ITS SALE OF THE SHARES. EACH SELLING STOCKHOLDER WILL PAY ALL COMMISSIONS AND ITS OWN EXPENSES, IF ANY, ASSOCIATED WITH THE SALE OF THE SHARES, OTHER THAN THE EXPENSES ASSOCIATED WITH PREPARING THIS PROSPECTUS AND THE REGISTRATION STATEMENT OF WHICH IT IS A PART. PURSUANT TO THE STOCK PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT, WE HAVE AGREED TO INDEMNIFY THE SELLING STOCKHOLDERS AGAINST CERTAIN LIABILITIES INCLUDING LIABILITIES UNDER THE SECURITIES ACT AND EACH SELLING STOCKHOLDER HAS AGREED TO INDEMNIFY US AGAINST CERTAIN LIABILITIES INCLUDING LIABILITIES UNDER THE SECURITIES ACT.

WE WILL PAY THE COSTS OF REGISTERING THE SHARES AS CONTEMPLATED BY THE STOCK PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT, INCLUDING THE EXPENSES OF PREPARING THIS PROSPECTUS AND THE RELATED REGISTRATION STATEMENT OF WHICH IT IS A PART. WE ESTIMATE THAT OUR COSTS ASSOCIATED WITH SUCH REGISTRATION WILL BE APPROXIMATELY $35,376.

                                 LEGAL OPINIONS

SALVO, RUSSELL, FICHTER & LANDAU, BLUE BELL, PENNSYLVANIA, HAS DELIVERED TO WORLDWATER CORP. A LEGAL OPINION AS TO THE VALIDITY OF THE COMMON STOCK COVERED BY THIS PROSPECTUS.

                                     EXPERTS

THE FINANCIAL STATEMENTS OF WORLDWATER AS OF DECEMBER 31, 2003 AND FOR EACH OF THE TWO YEARS IN THE PERIOD THEN ENDED, APPEARING IN THIS PROSPECTUS HAVE BEEN AUDITED BY AMPER, POLITZINER & MATTIA, INDEPENDENT ACCOUNTANTS, AS SET FORTH IN THEIR REPORT THEREON APPEARING ELSEWHERE HEREIN, AND ARE INCLUDED IN RELIANCE UPON SUCH REPORTS GIVEN UPON THE AUTHORITY OF SUCH FIRM AS EXPERTS IN ACCOUNTING AND AUDITING.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

WORLDWATER FILES CURRENT, QUARTERLY AND ANNUAL REPORTS WITH THE SEC ON FORMS 8-K, 10-QSB AND 10-KSB. WORLDWATER HAS FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 A REGISTRATION STATEMENT ON FORM SB-2 WITH RESPECT TO THE SHARES BEING OFFERED IN THIS OFFERING. THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT, CERTAIN ITEMS OF WHICH ARE OMITTED IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SEC. THE OMITTED INFORMATION MAY BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE ROOM MAINTAINED BY THE SEC AT JUDICIARY PLAZA, 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549. YOU CAN OBTAIN INFORMATION ABOUT OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. THE SEC ALSO MAINTAINS AN INTERNET SITE THAT CONTAINS REPORTS, PROXY AND INFORMATION STATEMENTS, AND OTHER INFORMATION REGARDING ISSUERS THAT FILE ELECTRONICALLY WITH THE SEC AT HTTP://WWW.SEC.GOV. COPIES OF SUCH MATERIAL CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE SEC AT PRESCRIBED RATES. STATEMENTS CONTAINED IN THIS PROSPECTUS AS TO THE CONTENTS OF ANY CONTRACT OR OTHER DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT ARE NOT NECESSARILY COMPLETE AND IN EACH INSTANCE REFERENCE IS MADE TO THE COPY OF THE DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT, EACH STATEMENT MADE IN THIS PROSPECTUS RELATING TO SUCH DOCUMENTS BEING QUALIFIED IN ALL RESPECT BY SUCH REFERENCE.

FOR FURTHER INFORMATION WITH RESPECT TO WORLDWATER AND THE SECURITIES BEING OFFERED HEREBY, REFERENCE IS HEREBY MADE TO THE REGISTRATION STATEMENT, INCLUDING THE EXHIBITS THERETO AND THE FINANCIAL STATEMENTS, NOTES, AND SCHEDULES FILED AS A PART THEREOF.

                                WORLDWATER CORP.

                          INDEX TO FINANCIAL STATEMENTS

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
INDEPENDENT AUDITORS' REPORTS

FINANCIAL  STATEMENTS:

     CONSOLIDATED BALANCE SHEETS -- DECEMBER 31, 2002 AND 2003

     CONSOLIDATED STATEMENTS OF OPERATIONS -- YEARS ENDED
        DECEMBER 31, 2003 AND 2002

     CONSOLIDATED STATEMENTS OF CASH FLOWS -- YEARS ENDED
        DECEMBER 31, 2003 AND 2002


     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY --
        YEARS ENDED DECEMBER 31, 2003 AND 2002

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     CONSOLIDATED BALANCE SHEETS -- MARCH 31, 2004 AND 2003

     CONSOLIDATED STATEMENTS OF OPERATIONS -- THREE MONTHS ENDED
         MARCH 31, 2004 AND 2003

     CONSOLIDATED STATEMENTS OF CASH FLOWS -- THREE MONTHS ENDED
         MARCH 31, 2004 AND 2003

     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY --
         THREE MONTHS ENDED MARCH 31, 2004

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT

TO  THE  SHAREHOLDERS  OF
WORLDWATER CORP. AND SUBSIDIARIES

WE HAVE AUDITED THE ACCOMPANYING CONSOLIDATED BALANCE SHEETS OF WORLDWATER CORP. AND SUBSIDIARIES AS OF DECEMBER 31, 2003 AND 2002, AND THE RELATED CONSOLIDATED STATEMENTS OF OPERATIONS, CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY) AND CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002. THESE CONSOLIDATED FINANCIAL STATEMENTS ARE THE RESPONSIBILITY OF THE COMPANY'S MANAGEMENT. OUR RESPONSIBILITY IS TO EXPRESS AN OPINION ON THESE FINANCIAL STATEMENTS BASED ON OUR AUDITS.

WE CONDUCTED OUR AUDITS IN ACCORDANCE WITH AUDITING STANDARDS GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA. THOSE STANDARDS REQUIRE THAT WE PLAN AND PERFORM THE AUDIT TO OBTAIN REASONABLE ASSURANCE ABOUT WHETHER THE FINANCIAL STATEMENTS ARE FREE OF MATERIAL MISSTATEMENT. AN AUDIT INCLUDES EXAMINING, ON A TEST BASIS, EVIDENCE SUPPORTING THE AMOUNTS AND DISCLOSURES IN THE FINANCIAL STATEMENTS. AN AUDIT ALSO INCLUDES ASSESSING THE ACCOUNTING PRINCIPLES USED AND SIGNIFICANT ESTIMATES MADE BY MANAGEMENT, AS WELL AS EVALUATING THE OVERALL FINANCIAL STATEMENT PRESENTATION. WE BELIEVE THAT OUR AUDITS PROVIDE A REASONABLE BASIS FOR OUR OPINION.

IN OUR OPINION, THE CONSOLIDATED FINANCIAL STATEMENTS REFERRED TO ABOVE PRESENT FAIRLY, IN ALL MATERIAL RESPECTS, THE FINANCIAL POSITION AT DECEMBER 31, 2003 AND 2002, THE RESULTS OF THEIR OPERATIONS AND THEIR CASH FLOWS FOR THE YEARS THEN ENDED, IN CONFORMITY WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA.

THE ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS HAVE BEEN PREPARED ASSUMING THAT THE COMPANY WILL CONTINUE AS A GOING CONCERN. AS DISCUSSED IN NOTE 1 TO THE CONSOLIDATED FINANCIAL STATEMENTS, THE COMPANY HAS SUFFERED RECURRING LOSSES FROM OPERATIONS AND HAS A WORKING CAPITAL DEFICIENCY THAT RAISE SUBSTANTIAL DOUBT ABOUT ITS ABILITY TO CONTINUE AS A GOING CONCERN. MANAGEMENT'S PLANS IN REGARD TO THESE MATTERS ARE ALSO DESCRIBED IN NOTE 1. THE CONSOLIDATED FINANCIAL STATEMENTS DO NOT INCLUDE ANY ADJUSTMENTS THAT MIGHT RESULT FROM THE OUTCOME OF THIS UNCERTAINTY.

/s/ AMPER, POLITZINER & MATTIA, P.C.
------------------------------------

APRIL 7, 2004
EDISON, NEW JERSEY

                        WORLDWATER CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                           DECEMBER 31, 2003 AND 2002

       ASSETS                                                                            2003              2002
                                                                                     ------------      ------------
CURRENT ASSETS:
    CASH AND CASH EQUIVALENTS                                                        $     59,045      $    140,574
    ACCOUNTS RECEIVABLE, NET OF ALLOWANCE FOR DOUBTFUL
        ACCOUNTS OF $22,647 IN 2003 AND $8,980 IN 2002                                     49,101           283,172

    INVENTORY                                                                                  --            61,862
    DEFERRED CONTRACT COSTS                                                                 8,872           583,643
    ADVANCES TO EMPLOYEES                                                                  16,800                --
    PREPAID EXPENSES                                                                       13,141            16,585
                                                                                     ------------      ------------
       TOTAL CURRENT ASSETS                                                               146,959         1,085,836
    EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET                                              65,219            88,587
    DEPOSITS                                                                                9,047             3,547
                                                                                     ------------      ------------
       TOTAL ASSETS                                                                  $    221,225      $  1,177,970
                                                                                     ============      ============

       LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)

CURRENT LIABILITIES:
    NOTES PAYABLE                                                                    $    212,000      $    197,000
    NOTES PAYABLE, RELATED PARTIES                                                        262,703           102,000
    CURRENT MATURITIES OF LONG-TERM DEBT                                                  172,901           171,937
    CUSTOMER DEPOSITS PAYABLE                                                             134,515           243,172
    ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                               1,715,152         1,453,951
                                                                                     ------------      ------------
       TOTAL CURRENT LIABILITIES                                                        2,497,271         2,168,060
    LONG-TERM DEBT                                                                      1,582,502           349,878

    NOTE PAYABLE, RELATED PARTY                                                            82,894                --
                                                                                     ------------      ------------
       TOTAL LIABILITIES                                                                4,162,667         2,517,938
                                                                                     ------------      ------------

COMMITMENTS AND CONTINGENCIES                                                                  --                --

STOCKHOLDERS' (DEFICIENCY):
    PREFERRED STOCK 7% CONVERTIBLE,$.01 PAR VALUE; AUTHORIZED 10,000,000; ISSUED
       AND OUTSTANDING AT DECEMBER 31, 2003 AND 2002:
          SERIES A  66,667 SHARES, LIQUIDATION PREFERENCE $60,000                             667               667
          SERIES B  611,111 SHARES LIQUIDATION PREFERENCE $550,000                          6,111             6,111
    COMMON STOCK, $.001 PAR VALUE; AUTHORIZED 135,000,000;
       ISSUED AND OUTSTANDING 52,506,720 AND 50,365,052
       SHARES AT DECEMBER 31, 2003 AND 2002, RESPECTIVELY                                  52,507            50,365
    ADDITIONAL PAID-IN CAPITAL                                                         15,726,953        14,400,477
    DEFERRED COMPENSATION                                                                (105,000)         (135,000)
    ACCUMULATED OTHER COMPREHENSIVE EXPENSE                                               (49,396)          (14,078)
    ACCUMULATED DEFICIT                                                               (19,573,284)      (15,648,510)
                                                                                     ------------      ------------
       TOTAL STOCKHOLDERS' (DEFICIENCY)                                                (3,941,442)       (1,339,968)
                                                                                     ------------      ------------
       TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)                              $    221,225      $  1,177,970
                                                                                     ============      ============

               THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE
                     AN INTEGRAL PART OF THESE STATEMENTS.

                        WORLDWATER CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 2003 AND 2002


                                                           2003              2002
                                                       ------------      ------------
REVENUE:
    EQUIPMENT SALES                                    $  1,143,302      $    386,916
    GRANT REVENUE                                           136,271           256,625
                                                       ------------      ------------
        TOTAL                                             1,279,573           643,541
                                                       ------------      ------------
COST OF GOODS SOLD:
    COST OF EQUIPMENT SALES                                 841,126           420,800
    COST OF GRANT REVENUE                                   119,519           110,388
                                                       ------------      ------------
                                                            960,645           531,188
                                                       ------------      ------------
GROSS PROFIT                                                318,928           112,353
                                                       ------------      ------------
OPERATING EXPENSES:
    RESEARCH AND DEVELOPMENT EXPENSE                        505,572           169,837
    MARKETING, GENERAL AND ADMINISTRATIVE EXPENSES        3,114,376         1,950,052
                                                       ------------      ------------
        TOTAL EXPENSES                                    3,619,948         2,119,889
                                                       ------------      ------------
LOSS FROM OPERATIONS                                     (3,301,020)       (2,007,536)
                                                       ------------      ------------
OTHER EXPENSE (INCOME)
    INTEREST EXPENSE (INCOME), NET                          585,254            81,298
                                                       ------------      ------------
        TOTAL OTHER EXPENSE (INCOME), NET                   585,254            81,298
                                                       ------------      ------------
LOSS BEFORE INCOME TAXES AND EXTRAORDINARY ITEM          (3,886,274)       (2,088,834)
BENEFIT FROM SALE OF NJ NET OPERATING LOSSES                     --           121,603
                                                       ------------      ------------
NET LOSS                                                 (3,886,274)       (1,967,231)

  ACCRETION OF PREFERRED STOCK DIVIDENDS                    (38,500)          (38,500)
                                                       ------------      ------------

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS             $ (3,924,774)     $ (2,005,731)
                                                       ============      ============

NET LOSS APPLICABLE PER COMMON SHARE:
     BASIC                                             $     (0.08)     $      (0.04)
                                                       ============      ============
     DILUTED                                           $     (0.08)     $      (0.04)
                                                       ============      ============

SHARES USED IN PER SHARE CALCULATION:
     BASIC                                               51,008,306        46,151,102
                                                       ============      ============
     DILUTED                                             51,008,306        46,151,102
                                                       ============      ============

                 THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ARE AN INTEGRAL PART OF THESE STATEMENTS.

                        WORLDWATER CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                              2003             2002
                                                                           -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    NET LOSS                                                               $(3,886,274)     $(1,967,231)
    ADJUSTMENTS TO RECONCILE NET LOSS TO
       NET CASH USED IN OPERATING ACTIVITIES:
           NON-CASH COMPENSATION EXPENSE RELATED TO WARRANTS ISSUED                 --           46,500
           AMORTIZATION OF INTEREST EXPENSE                                    137,706           20,100
           ISSUANCE OF STOCK FOR SERVICE                                       233,875          214,341
           DEPRECIATION                                                         35,262           41,000
           BENEFICIAL CONVERSION OF CONVERTIBLE NOTES                          205,333               --
           ISSUANCE OF WARRANTS FOR SERVICES                                   188,217               --
           ISSUANCE OF WARRANTS FOR LOAN CONSIDERATION                          56,608               --
           BAD DEBTS                                                            13,667            5,220
           STOCK BASED COMPENSATION EXPENSE                                     30,000           15,000
           CHANGES IN ASSETS AND LIABILITIES:
               ACCOUNTS RECEIVABLE                                             220,404         (234,758)
               INVENTORY                                                        61,862           (6,744)
               DEFERRED CONTRACT COSTS                                         574,771         (583,643)
               PREPAID EXPENSES                                                (13,356)            (839)
               CUSTOMER DEPOSITS PAYABLE                                      (108,657)         243,172
               ACCOUNTS PAYABLE AND OTHER ACCRUED EXPENSES                     261,201          735,884
                                                                           -----------      -----------
                   NET CASH (USED IN) OPERATING ACTIVITIES                  (1,989,381)      (1,471,998)
                                                                           -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    PURCHASE OF EQUIPMENT AND LEASEHOLD IMPROVEMENTS                           (11,894)         (11,889)
    DEPOSITS                                                                    (5,500)           1,226
                                                                           -----------      -----------
                   NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES         (17,394)         (10,663)
                                                                           -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    PROCEEDS FROM ISSUANCE OF LONG-TERM DEBT                                 1,775,000          600,000
    PROCEEDS FROM EXERCISE OF STOCK OPTIONS AND WARRANTS                        15,000          175,200
    PAYMENTS ON LONG-TERM DEBT                                                  (5,139)        (126,531)
    PROCEEDS FROM ISSUANCE OF NOTES PAYABLE                                    868,003          351,500
    PAYMENTS ON NOTES PAYABLE                                                 (692,300)        (301,000)
    PROCEEDS FROM ISSUANCE OF COMMON STOCK                                          --          909,388
                                                                           -----------      -----------
                   NET CASH PROVIDED BY FINANCING ACTIVITIES                 1,960,564        1,608,557
                                                                           -----------      -----------

NET EFFECT OF CURRENCY TRANSLATION ON CASH                                     (35,318)          (3,437)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                           (81,529)         122,459

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                 140,574           18,115
                                                                           -----------      -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                   $    59,045      $   140,574
                                                                           ===========      ===========

               THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE
                     AN INTEGRAL PART OF THESE STATEMENTS.

                        WORLDWATER CORP. AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                                ADDITIONAL
                                                                                                  PAID-IN
                                              COMMON STOCK              PREFERRED STOCK           CAPITAL
                                           SHARES     PAR VALUE      SHARES       PAR VALUE      (COMMON)
                                       ------------  ------------  ------------  ------------  ------------
BALANCE, DECEMBER 31, 2001               40,761,489  $     40,761       677,778  $      6,778  $ 12,162,540
PREFERRED STOCK
   -ACCRETION OF DIVIDENDS                       --            --            --            --            --
ISSUANCE OF COMMON STOCK
   AND WARRANTS FOR CASH                  5,500,335         5,500            --            --       794,525
ISSUANCE OF COMMON STOCK
  FOR WARRANTS EXERCISED                  1,168,000         1,168            --            --       174,032
ISSUANCE OF COMMON STOCK
  FOR SERVICES                            1,342,335         1,343            --            --       212,998
ISSUANCE OF COMMON STOCK
  FOR OPTIONS EXERCISED                     592,893           593            --            --       108,770
WARRANTS GRANTED FOR FINANCING                   --            --            --            --       210,223
WARRANTS GRANTED FOR CONSULTING
   SERVICES                                      --            --            --            --        46,500
ISSUANCE OF COMMON STOCK PURSUANT
   TO RESTRICTED STOCK PLAN               1,000,000         1,000            --            --       149,000
AMORTIZATION OF DEFERRED
   COMPENSATION RESTRICTED STOCK                 --            --            --            --            --
COMPREHENSIVE LOSS:
  NET LOSS                                       --            --            --            --            --
OTHER COMPREHENSIVE EXPENSE -
  CURRENCY TRANSLATION ADJUSTMENT                --            --            --            --            --

TOTAL COMPREHENSIVE LOSS                         --            --            --            --            --

BALANCE, DECEMBER 31, 2002               50,365,052        50,365       677,778         6,778    13,858,588
                                       ------------  ------------  ------------  ------------  ------------
PREFERRED STOCK
   -ACCRETION OF DIVIDENDS                       --            --            --            --            --
AMORTIZATION OF DEFERRED COMPENSATION
   AND RESTRICTED STOCK                          --            --            --            --            --
WARRANTS GRANTED FOR FINANCING                   --            --            --            --       587,693
WARRANTS GRANTED FOR COMMISSIONS
  ON FINANCING                                   --            --            --            --       188,217
BENEFICIAL CONVERSION FEATURE OF
  CONVERTIBLE NOTES                              --            --            --            --       205,333
CONVERSION OF CONVERTIBLE NOTES             500,000           500            --            --        59,500
STOCK GRANTED FOR SERVICES                1,541,668         1,542            --            --       232,333
EXERCISE OF STOCK OPTIONS                   100,000           100            --            --        14,900
COMPREHENSIVE LOSS:
  NET LOSS                                       --            --            --            --            --
OTHER COMPREHENSIVE EXPENSE -
  CURRENCY TRANSLATION ADJUSTMENT                --            --            --            --            --

TOTAL COMPREHENSIVE LOSS                         --            --            --            --            --
                                       ------------  ------------  ------------  ------------  ------------
BALANCE, DECEMBER 31, 2003               52,506,720  $     52,507       677,778  $      6,778  $ 15,146,564
                                       ============  ============  ============  ============  ============
                                         ADDITIONAL                                ACCUMULATED
                                          PAID-IN                                    OTHER
                                          CAPITAL      DEFERRED     ACCUMULATED   COMPREHENSIVE
                                        (PREFERRED)  COMPENSATION      DEFICIT     INCOME (LOSS)        TOTAL
                                       ------------  ------------   ------------   ------------   ------------
BALANCE, DECEMBER 31, 2001             $    503,389  $         --   $(13,642,779)  $    (10,641)  $   (939,952)
PREFERRED STOCK
   -ACCRETION OF DIVIDENDS                   38,500            --        (38,500)            --             --
ISSUANCE OF COMMON STOCK
   AND WARRANTS FOR CASH                         --            --             --             --        800,025
ISSUANCE OF COMMON STOCK
  FOR WARRANTS EXERCISED                         --            --             --             --        175,200
ISSUANCE OF COMMON STOCK
  FOR SERVICES                                   --            --             --             --        214,341
ISSUANCE OF COMMON STOCK
  FOR OPTIONS EXERCISED                          --            --             --             --        109,363
WARRANTS GRANTED FOR FINANCING                   --            --             --             --        210,223
WARRANTS GRANTED FOR CONSULTING
   SERVICES                                      --            --             --             --         46,500
ISSUANCE OF COMMON STOCK PURSUANT
   TO RESTRICTED STOCK PLAN                      --      (150,000)            --             --             --
AMORTIZATION OF DEFERRED
   COMPENSATION RESTRICTED STOCK                 --        15,000             --             --         15,000
COMPREHENSIVE LOSS:
  NET LOSS                                       --            --     (1,967,231)            --     (1,967,231)
OTHER COMPREHENSIVE EXPENSE -
  CURRENCY TRANSLATION ADJUSTMENT                --            --             --         (3,437)        (3,437)
                                                                                                  ------------
TOTAL COMPREHENSIVE LOSS                         --            --             --             --     (1,970,668)
                                                                                                  ------------
BALANCE, DECEMBER 31, 2002                  541,889      (135,000)   (15,648,510)       (14,078)    (1,339,968)
                                       ------------  ------------   ------------   ------------   ------------
PREFERRED STOCK
   -ACCRETION OF DIVIDENDS                   38,500            --        (38,500)            --             --
AMORTIZATION OF DEFERRED COMPENSATION
   AND RESTRICTED STOCK                          --        30,000             --             --         30,000
WARRANTS GRANTED FOR FINANCING                   --            --             --             --        587,693
WARRANTS GRANTED FOR COMMISSIONS
  ON FINANCING                                   --            --             --             --        188,217
BENEFICIAL CONVERSION FEATURE OF
  CONVERTIBLE NOTES                              --            --             --             --        205,333
CONVERSION OF CONVERTIBLE NOTES                  --            --             --             --         60,000
STOCK GRANTED FOR SERVICES                       --            --             --             --        233,875
EXERCISE OF STOCK OPTIONS                        --            --             --             --         15,000
COMPREHENSIVE LOSS:
  NET LOSS                                       --            --     (3,886,274)            --     (3,886,274)
OTHER COMPREHENSIVE EXPENSE -
  CURRENCY TRANSLATION ADJUSTMENT                --            --             --        (35,318)       (35,318)

                                                                                                  ------------
TOTAL COMPREHENSIVE LOSS                         --            --             --             --     (3,921,592)
                                       ------------  ------------   ------------   ------------   ------------
BALANCE, DECEMBER 31, 2003             $    580,389  $   (105,000)  ($19,573,284)  $    (49,396)    (3,941,442)
                                       ============  ============   ============   ============   ============

               THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE
                     AN INTEGRAL PART OF THESE STATEMENTS.

                        WORLDWATER CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) LIQUIDITY

THESE CONSOLIDATED FINANCIALS ARE PRESENTED ON THE BASIS THAT THE COMPANY WILL CONTINUE AS A GOING CONCERN. THE GOING CONCERN CONCEPT CONTEMPLATES THE REALIZATION OF ASSETS AND THE SATISFACTION OF LIABILITIES IN THE NORMAL COURSE OF BUSINESS OVER A REASONABLE LENGTH OF TIME. THE COMPANY'S WORKING CAPITAL DEFICIT AND STOCKHOLDER'S DEFICIENCY RAISES SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN. MANAGEMENT CONTINUES TO RAISE CAPITAL THROUGH THE SALE OF COMMON STOCK AND ADDITIONAL BORROWINGS. IN ADDITION, MANAGEMENT IS CONTINUING TO MARKET THEIR PRODUCTS DOMESTICALLY AND INTERNATIONALLY. HOWEVER, THERE CAN BE NO ASSURANCES THAT THE COMPANY WILL BE SUCCESSFUL IN THESE EFFORTS. THE CONSOLIDATED FINANCIAL STATEMENTS DO NOT INCLUDE ANY ADJUSTMENTS THAT MIGHT RESULT FROM THE OUTCOME OF THIS GOING CONCERN UNCERTAINTY.

(2) NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                           DESCRIPTION OF THE BUSINESS


THE COMPANY OPERATES IN ONE BUSINESS SEGMENT, TWO GEOGRAPHIC LOCATIONS, AS A FULL-SERVICE WATER MANAGEMENT AND SOLAR ENERGY COMPANY, DESIGNING, DEVELOPING AND MARKETING TECHNOLOGY RELATING TO WATER NEEDS AND SOLAR POWER APPLICATIONS. THE COMPANY ADVISES AND SUPPLIES GOVERNMENTS AND INDUSTRIES THROUGHOUT THE WORLD ON SOLAR ELECTRIC APPLICATIONS AND ON ALL PHASES OF WATER NEEDS. THE COMPANY HAS CUSTOMERS IN DEVELOPING COUNTRIES AND IN THE UNITED STATES. INFORMATION WITH RESPECT TO THE COMPANY'S GEOGRAPHIC SEGMENTS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 IS PRESENTED BELOW.

                                REVENUE                LONG-LIVED ASSETS
                           2003          2002          2003         2002
                           ----          ----          ----         ----

UNITED STATES           $1,243,756      $554,286     $ 58,712     $ 77,837
PHILIPPINES                 35,817        89,255        6,507       10,750
                        ----------     ---------     --------    ---------
TOTAL                   $1,279,573      $643,541      $65,219     $ 88,587

                           PRINCIPLES OF CONSOLIDATION

THE  CONSOLIDATED  FINANCIAL  STATEMENTS  INCLUDE THE PARENT COMPANY  WORLDWATER
CORP., AND ITS WHOLLY OWNED SUBSIDIARY COMPANY, WORLDWATER (PHILS) INC. AND CERTAIN OTHER INACTIVE SUBSIDIARIES. ALL SIGNIFICANT INTERCOMPANY ACCOUNTS AND TRANSACTIONS HAVE BEEN ELIMINATED IN CONSOLIDATION.

WORLDWATER CORP., 100% WHOLLY OWNED INACTIVE  SUBSIDIARIES INCLUDE -
                WORLDWATER, INC.
                WORLDWATER HOLDINGS INC.
                WORLDWATER EAST AFRICA LTD.
                WORLDWATER PAKISTAN (PVT.), LTD.

                                USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE AMOUNTS REPORTED IN THE CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES. ESTIMATES ARE USED FOR, BUT NOT LIMITED TO, FOREIGN CURRENCY TRANSLATION, DEPRECIATION, TAXES AND THE VALUE OF SHARES ISSUED. ALTHOUGH THESE ESTIMATES ARE BASED ON MANAGEMENT'S BEST KNOWLEDGE OF CURRENT EVENTS AND ACTIONS THAT THE COMPANY MAY UNDERTAKE IN THE FUTURE, ACTUAL RESULTS MAY BE DIFFERENT FROM THE ESTIMATES.

                          FOREIGN CURRENCY TRANSLATION

FOR INTERNATIONAL SUBSIDIARIES, ASSET AND LIABILITY ACCOUNTS ARE TRANSLATED AT YEAR-END RATES OF EXCHANGE AND REVENUE AND EXPENSES ARE TRANSLATED AT AVERAGE EXCHANGE RATES PREVAILING DURING THE YEAR. FOR SUBSIDIARIES WHOSE FUNCTIONAL CURRENCY IS DEEMED TO BE OTHER THAN THE U.S. DOLLAR, TRANSLATION ADJUSTMENTS ARE INCLUDED AS A SEPARATE COMPONENT OF OTHER COMPREHENSIVE INCOME AND STOCKHOLDERS DEFICIENCY. CURRENCY TRANSACTION GAINS AND LOSSES ARE RECORDED IN INCOME.

                               COMPREHENSIVE LOSS

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS (SFAS) NO. 130, "REPORTING COMPREHENSIVE INCOME" ESTABLISHES STANDARDS FOR REPORTING AND PRESENTATION OF COMPREHENSIVE LOSS AND ITS COMPONENTS IN A FULL SET OF FINANCIAL STATEMENTS. COMPREHENSIVE LOSS CONSISTS OF NET LOSS AND FOREIGN CURRENCY TRANSLATION AND IS PRESENTED IN THE CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY. SFAS NO. 130 REQUIRES ONLY ADDITIONAL DISCLOSURES IN THE FINANCIAL STATEMENTS; IT DOES NOT AFFECT THE COMPANY'S FINANCIAL POSITION OR RESULTS OF OPERATIONS.

                               REVENUE RECOGNITION

THE COMPANY DERIVES REVENUE PRIMARILY FROM THE SALE AND INSTALLATION OF ITS SOLAR PUMPING SYSTEMS AND SOLAR ENERGY PRODUCTS. REVENUES ARE ALSO DERIVED TO A LESSER EXTENT FROM GOVERNMENT CONSULTING PROJECTS AND FROM GRANT REVENUE RECEIVED. REVENUES ARE RECORDED WHEN PERSUASIVE EVIDENCE OF AN ARRANGEMENT EXISTS, THE PRICE IS FIXED AND DETERMINABLE, DELIVERY HAS OCCURRED OR SERVICES HAVE BEEN RENDERED AND WHEN COLLECTIBILITY IS REASONABLY ASSURED.

REVENUES FROM TIME AND MATERIAL SERVICE ARRANGEMENTS ARE RECOGNIZED USING THE PERCENTAGE OF COMPLETION METHOD MEASURED BY LABOR AND OTHER COSTS INCURRED TO TOTAL ESTIMATED LABOR AND OTHER COSTS REQUIRED. ESTIMATES OF COSTS TO COMPLETE ARE REVIEWED PERIODICALLY AND MODIFIED AS REQUIRED. PROVISIONS ARE MADE FOR THE FULL AMOUNT OF ANTICIPATED LOSSES, IF ANY, ON ALL CONTRACTS IN THE PERIOD IN WHICH THE LOSSES ARE FIRST DETERMINED. CHANGES IN ESTIMATES ARE ALSO REFLECTED IN THE PERIOD THEY BECOME KNOWN.

REVENUES FROM EQUIPMENT SALES AND INSTALLATION CONTRACTS CONTAINING ACCEPTANCE PROVISIONS ARE RECOGNIZED UPON CUSTOMER ACCEPTANCE. DEFERRED CONTRACTS COST REPRESENT COSTS INCURRED ON UNCOMPLETED CONTRACTS. CASH PAYMENTS RECEIVED IN ADVANCE OF PRODUCT OR SERVICE REVENUE ARE RECORDED AS CUSTOMER DEPOSITS PAYABLE. SOME CONTRACTS HAVE SPECIFIED IDENTIFIABLE MULTIPLE ELEMENTS WHEREBY UPON COMPLETION OF THAT STAGE OR MILESTONE AND CUSTOMER ACCEPTANCE IS RECEIVED, THE APPLICABLE REVENUE IS RECOGNIZED.

REVENUES FROM CONSULTING PROJECTS ARE RECOGNIZED AS SERVICES ARE RENDERED.

GRANT REVENUES ON THE BASIS OF ENTITLEMENT PERIODS ARE RECORDED AS REVENUE WHEN ENTITLEMENT OCCURS.

ESTIMATED EXPENSES RELATED TO CONTRACTUAL  PRODUCT WARRANTIES ARE ACCRUED AT THE
TIME  OF  CONTRACT  COMPLETION.   ESTIMATES  ARE  ESTABLISHED  USING  HISTORICAL
INFORMATION ON THE NATURE, FREQUENCY, AND AVERAGE COST OF WARRANTY CLAIMS.

                           ACCOUNTING FOR INCOME TAXES

DEFERRED  TAX ASSETS  AND  LIABILITIES  ARE  DETERMINED  BASED ON THE  TEMPORARY
DIFFERENCES BETWEEN THE FINANCIAL REPORTING AND THE TAX BASIS OF ASSETS AND LIABILITIES, APPLYING ENACTED STATUTORY TAX RATES IN EFFECT FOR THE YEAR IN WHICH THE DIFFERENCES ARE EXPECTED TO REVERSE. FUTURE TAX BENEFITS, SUCH AS NET OPERATING LOSS CARRYFORWARDS, ARE RECOGNIZED TO THE EXTENT THAT REALIZATION OF THESE BENEFITS IS CONSIDERED MORE LIKELY THAN NOT.

                            CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL HIGHLY LIQUID INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE CARRYING AMOUNT OF CASH AND CASH EQUIVALENTS APPROXIMATES ITS FAIR VALUE DUE TO ITS SHORT-TERM NATURE.

                                    INVENTORY

INVENTORY IS STATED AT THE LOWER OF COST OR MARKET  DETERMINED  BY THE FIRST-IN,
FIRST-OUT  (FIFO)  METHOD.   INVENTORY   CONSISTS  MAINLY  OF  PURCHASED  SYSTEM
COMPONENTS.

                      EQUIPMENT AND LEASEHOLD IMPROVEMENTS

EQUIPMENT AND LEASEHOLD IMPROVEMENTS ARE CARRIED AT COST, LESS ACCUMULATED DEPRECIATION AND ARE DEPRECIATED FOR FINANCIAL REPORTING PURPOSES USING THE STRAIGHT-LINE METHOD. DEPRECIATION FOR INCOME TAX PURPOSES IS COMPUTED USING ACCELERATED METHODS. THE ESTIMATED USEFUL LIVES ARE: COMPUTERS AND INFORMATION EQUIPMENT, 5 YEARS, OFFICE FURNITURE, VEHICLES, AND TEST AND ASSEMBLY FIXTURES, 5 TO 7 YEARS: LEASEHOLD IMPROVEMENTS, THE SHORTER OF 7 YEARS OR THE LIFE OF THE LEASE. UPON RETIREMENT OR DISPOSAL, THE ASSET COST AND RELATED ACCUMULATED DEPRECIATION ARE REMOVED FROM THE ACCOUNTS AND THE NET AMOUNT, LESS ANY PROCEEDS, IS CHARGED OR CREDITED TO INCOME.

EXPENDITURES FOR MAINTENANCE AND REPAIRS ARE EXPENSED AS INCURRED. EXPENDITURES,
WHICH   SIGNIFICANTLY   INCREASE  ASSET  VALUE  OR  EXTEND  USEFUL  LIVES,   ARE
CAPITALIZED.

                        RESEARCH AND DEVELOPMENT EXPENSE

RESEARCH AND DEVELOPMENT COSTS ARE EXPENSED AS INCURRED. ENHANCEMENTS TO PRODUCTS ARE CAPITALIZED ONCE TECHNOLOGICAL FEASIBILITY HAS BEEN ESTABLISHED.

                         IMPAIRMENT OF LONG-LIVED ASSETS

THE COMPANY EVALUATES LONG-LIVED ASSETS FOR POTENTIAL IMPAIRMENT IN COMPLIANCE WITH SFAS NO. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. THE COMPANY RECORDS, IN DEPRECIATION EXPENSE, IMPAIRMENT LOSSES ON LONG-LIVED ASSETS USED IN OPERATIONS WHEN EVENTS AND CIRCUMSTANCES INDICATE THE ASSETS MIGHT BE IMPAIRED AND THE UNDISCOUNTED CASH FLOWS ESTIMATED TO BE GENERATED BY THOSE ASSETS ARE LESS THAN THEIR CARRYING AMOUNTS. THE CURRENT FAIR MARKET VALUE OF THE ASSETS IS DETERMINED BY RECENT TRANSACTIONS, EXPECTED REMAINING USEFUL LIVES, FUTURE MARKET TRENDS AND PROJECTED SALVAGE VALUES TO DETERMINE THE FAIR MARKET VALUE OF THESE ASSETS. IMPAIRMENT LOSSES ARE MEASURED BY COMPARING THE FAIR VALUE OF THE ASSET TO ITS CARRYING AMOUNT.

                            STOCK-BASED COMPENSATION

THE COMPANY GRANTED OPTIONS FOR A FIXED NUMBER OF SHARES TO KEY EMPLOYEES WITH THE EXERCISE PRICE EQUAL TO THE FAIR VALUE OF SHARES AT THE DATE OF GRANT. THE COMPANY ACCOUNTS FOR STOCK OPTION GRANTS IN ACCORDANCE WITH APB OPINION NO. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES", AND, ACCORDINGLY RECOGNIZES NO COMPENSATION EXPENSE FOR THE STOCK OPTION GRANTS. THE COMPANY HAS ADOPTED THE DISCLOSURE PROVISIONS OF SFAS NO. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION", WHICH PERMITS ENTITIES TO PROVIDE PRO FORMA NET INCOME (LOSS) DISCLOSURE FOR STOCK-BASED COMPENSATION AS IF THE FAIR-VALUE METHOD HAD BEEN APPLIED. PROFORMA STOCK BASED COMPENSATION

THE COMPANY HAS ADOPTED THE DISCLOSURE-ONLY PROVISIONS OF SFAS NO. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION." ACCORDINGLY, NO COMPENSATION COST HAS BEEN RECOGNIZED FOR THE STOCK OPTION PLANS BECAUSE THE EXERCISE PRICE OF EMPLOYEE STOCK OPTIONS EQUALS THE MARKET PRICES OF THE UNDERLYING STOCK ON THE DATE OF GRANT. HAD COMPENSATION COST BEEN DETERMINED BASED ON THE FAIR VALUE AT THE GRANT DATE FOR AWARDS IN THE YEARS ENDED DECEMBER 31, 2003 AND 2002, RESPECTIVELY, CONSISTENT WITH THE PROVISIONS OF SFAS NO. 123, THE COMPANY'S NET INCOME AND EARNINGS PER SHARE WOULD HAVE BEEN REDUCED TO THE PRO FORMA AMOUNTS INDICATED BELOW.

                                               2003              2002
                                          -------------     -------------
NET LOSS, AS REPORTED -                   $  (3,924,774)    $  (2,005,731)
    ADD:  TOTAL STOCK BASED EMPLOYEE
COMPENSATION EXPENSE INCLUDED IN
REPORTED NET INCOME, NET OF RELATED
TAX EFFECTS                                      30,000            15,000
    DEDUCT:  TOTAL STOCK BASED EMPLOYEE
COMPENSATION EXPENSE DETERMINED UNDER
FAIR VALUE BASED METHOD FOR ALL AWARDS,
NET OF RELATED TAX EFFECTS                     (119,195)          (43,407)
                                          -------------     -------------

PRO FORMA NET LOSS                        $  (4,013,969)    $  (2,034,138)
         EARNINGS PER SHARE:
BASIC-AS REPORTED                         $       (0.08)    $       (0.04)
BASIC-PRO FORMA                           $       (0.08)    $       (0.04)

DILUTED-AS REPORTED                       $       (0.08)    $       (0.04)
DILUTED-PRO FORMA                         $       (0.08)    $       (0.04)

TRANSACTIONS WITH NON-EMPLOYEES AND CONSULTANTS, IN WHICH GOODS OR SERVICES ARE CONSIDERED RECEIVED FOR THE ISSUANCE FOR EQUITY INSTRUMENTS, ARE ACCOUNTED FOR UNDER THE FAIR VALUE METHOD DEFINED IN SFAS NO. 123.

THE COMPANY USED THE BLACK-SCHOLES MODEL TO VALUE THE STOCK OPTIONS THAT IT GRANTED. THE ASSUMPTIONS THAT THE COMPANY USED TO ESTIMATE THE FAIR VALUE OF THE OPTIONS AND THE WEIGHTED-AVERAGE ESTIMATED FAIR VALUE OF AN OPTION ON THE DATE OF THE GRANT ARE AS FOLLOWS:

                                                  2003             2002
                                                  ----             ----

TERMS (YEARS)                                      10               10
VOLATILITY                                         45%              79%
RISK-FREE INTEREST RATE
 (ZERO COUPON U.S. TREASURY NOTES)                  3%               5%
DIVIDEND YIELD                                      0%               0%
WEIGHTED-AVERAGE FAIR VALUE PER OPTION          $0.15      $0.15-$0.34

                          EQUITY SECURITY TRANSACTIONS

SINCE INCEPTION, THE BOARD OF DIRECTORS HAS ESTABLISHED THE FAIR VALUE OF COMMON STOCK BASED UPON QUOTED MARKET PRICES EXISTING AT THE DATES SUCH EQUITY TRANSACTIONS OCCURRED.

                            NET LOSS PER COMMON SHARE

BASIC LOSS PER SHARE INCLUDES NO DILUTION AND IS COMPUTED BY DIVIDING NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS BY THE WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING FOR THE PERIOD. AS PRESENTED, OUR BASIC AND DILUTED LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS IS BASED ON THE WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING DURING THE PERIOD AND DOES NOT INCLUDE OTHER POTENTIAL COMMON SHARES, INCLUDING SHARES ISSUABLE UPON EXERCISE OF OPTIONS, WARRANTS AND CONVERSION RIGHTS, SINCE THEIR EFFECT WOULD BE ANTIDILUTIVE DUE TO OUR LOSSES.

                                RECLASSIFICATION

CERTAIN PRIOR YEAR BALANCES HAVE BEEN RECLASSIFIED TO CONFORM TO CURRENT YEAR PRESENTATION.

                       IMPACT OF ACCOUNTING PRONOUNCEMENTS

IN DECEMBER 2002, THE FASB ISSUED SFAS NO. 148, "ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE." SFAS 148 AMENDS SFAS 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," TO PROVIDE ALTERNATIVE METHODS OF TRANSACTION FOR AN ENTITY THAT VOLUNTARILY CHANGES TO THE FAIR VALUE BASED METHOD OF ACCOUNTING FOR STOCK-BASED COMPENSATION. IT ALSO AMENDS THE DISCLOSURE PROVISIONS OF THAT STATEMENT. THE DISCLOSURE PROVISIONS OF THIS STATEMENT ARE EFFECTIVE FOR FINANCIAL STATEMENTS ISSUED FOR FISCAL PERIODS BEGINNING AFTER DECEMBER 15, 2002 AND BECAME EFFECTIVE FOR THE COMPANY IN THE SECOND QUARTER OF OUR 2003 FISCAL YEAR. THE COMPANY HAS ADOPTED THE APPLICABLE DISCLOSURE REQUIREMENTS OF THIS STATEMENT IN ITS FINANCIAL STATEMENTS.

IN APRIL 2003, THE FASB ISSUED SFAS NO. 149, "AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES". SFAS NO. 149 CLARIFIES UNDER WHAT CIRCUMSTANCES A CONTRACT WITH AN INITIAL NET INVESTMENT MEETS THE
CHARACTERISTICS OF A DERIVATIVE AS DISCUSSED IN STATEMENT NO. 133. IT ALSO SPECIFIES WHEN A DERIVATIVE CONTAINS A FINANCING COMPONENT THAT WARRANTS SPECIAL REPORTING IN THE CONSOLIDATED STATEMENT OF CASH FLOWS. SFAS NO. 149 AMENDS CERTAIN OTHER EXISTING PRONOUNCEMENTS IN ORDER TO IMPROVE CONSISTENCY IN REPORTING THESE TYPES OF TRANSACTIONS. THE NEW GUIDANCE IS EFFECTIVE FOR
CONTRACTS ENTERED INTO OR MODIFIED AFTER JUNE 30, 2003, AND FOR HEDGING RELATIONSHIPS DESIGNATED AFTER JUNE 30, 2003. THE ADOPTION OF THIS STANDARD DID NOT HAVE A MATERIAL IMPACT ON THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS.

IN NOVEMBER 2002, THE FASB ISSUED FASB INTERPRETATION NO. 45 ("FIN 45"), "GUARANTORS' ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS". FIN 45 REQUIRES A LIABILITY TO BE RECOGNIZED AT THE TIME A COMPANY ISSUES A GUARANTEE FOR THE FAIR VALUE OF THE OBLIGATIONS ASSUMED UNDER CERTAIN GUARANTEE AGREEMENTS. ADDITIONAL DISCLOSURES ABOUT GUARANTEE AGREEMENTS ARE ALSO REQUIRED IN THE INTERIM AND ANNUAL FINANCIAL STATEMENTS. THE ADOPTION OF FIN 45 DID NOT HAVE AN EFFECT ON THE COMPANY'S RESULTS OF OPERATIONS OR FINANCIAL POSITION.

ON MAY 15, 2003, THE FASB ISSUED SFAS NO. 150, "ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY". SFAS 150 ESTABLISHES STANDARDS FOR CLASSIFYING AND MEASURING AS LIABILITIES CERTAIN FINANCIAL INSTRUMENTS THAT EMBODY OBLIGATIONS OF THE ISSUER AND HAVE CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS 150 REPRESENTS A SIGNIFICANT CHANGE IN PRACTICE IN THE ACCOUNTING FOR A NUMBER OF FINANCIAL INSTRUMENTS, INCLUDING MANDATORY REDEEMABLE EQUITY INSTRUMENTS AND CERTAIN EQUITY DERIVATIVES THAT FREQUENTLY ARE USED IN CONNECTION WITH SHARE REPURCHASE PROGRAMS. WE CURRENTLY DO NOT HAVE ANY SUCH INSTRUMENTS. SFAS 150 IS EFFECTIVE FOR ALL FINANCIAL INSTRUMENTS CREATED OR MODIFIED AFTER MAY 31, 2003. THERE WAS NO IMPACT FROM THE ADOPTION OF THIS STATEMENT.

IN JANUARY 2003, THE FASB ISSUED FIN 46, "CONSOLIDATION OF VARIABLE INTEREST ENTITIES," WHICH IS EFFECTIVE FOR INTERIM PERIODS BEGINNING AFTER DECEMBER 15, 2003. THIS INTERPRETATION CHANGES THE METHOD OF DETERMINING WHETHER CERTAIN ENTITIES SHOULD BE INCLUDED IN THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS. AN ENTITY IS SUBJECT TO FIN 46 AND IS CALLED A VARIABLE INTEREST ENTITY ("VIE") IF IT HAS (1) EQUITY THAT IS INSUFFICIENT TO PERMIT THE ENTITY TO FINANCE ITS ACTIVITIES WITHOUT ADDITIONAL SUBORDINATED FINANCIAL SUPPORT FROM OTHER PARTIES, OR (2) EQUITY INVESTORS THAT CANNOT MAKE SIGNIFICANT DECISIONS ABOUT THE ENTITY'S OPERATIONS, OR THAT DO NOT ABSORB THE EXPECTED LOSSES OR RECEIVE THE EXPECTED RETURNS OF THE ENTITY. ALL OTHER ENTITIES ARE EVALUATED FOR
CONSOLIDATION UNDER SFAS NO. 94, "CONSOLIDATION OF ALL MAJORITY-OWNED SUBSIDIARIES." A VIE IS CONSOLIDATED BY ITS PRIMARY BENEFICIARY, WHICH IS THE PARTY INVOLVED WITH THE VIE THAT HAS A MAJORITY OF THE EXPECTED LOSSES OR A MAJORITY OF THE EXPECTED RESIDUAL RETURNS OR BOTH. THERE WAS NO IMPACT FROM THE ADOPTION OF THIS STANDARD

                                ADVERTISING COSTS

ADVERTISING COSTS ARE EXPENSED AS INCURRED. SUCH EXPENSE FOR THE PERIODS ENDED DECEMBER 31, 2003 AND 2002 WAS $16,496 AND $17,024, RESPECTIVELY.


(3) EQUIPMENT AND LEASEHOLD IMPROVEMENTS

                                                     2003        2002
                                                   --------    --------
      COMPUTERS                                    $ 40,278    $ 36,537
      OFFICE FURNITURE AND EQUIPMENT                106,158      98,695
      TEST AND ASSEMBLY FIXTURES                     34,140      34,140
      VEHICLES                                       99,956      99,266
      LEASEHOLD IMPROVEMENTS                          8,123       8,123
                                                   --------    --------
                                                    288,655     276,761
      LESS:  ACCUMULATED DEPRECIATION               223,436     188,174
                                                   --------    --------
      EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET    $ 65,219    $ 88,587
                                                   ========    ========

(4)  NOTES PAYABLE

THE COMPANY HAS OUTSTANDING SEVERAL NOTES PAYABLE IN THE AGGREGATE AMOUNTS OF $212,000 AND $197,000 AT DECEMBER 31, 2003 AND 2002, RESPECTIVELY. THE EFFECTIVE INTEREST RATES ON THESE NOTES RANGE FROM 0.00% TO 10%. ALL OUTSTANDING NOTES PAYABLE ARE UNSECURED. AS OF DECEMBER 31, 2003 $80,000 OF SHORT TERM CONVERTIBLE NOTES WERE IN DEFAULT AND THE REMAINING NOTES ARE PAYABLE ON DEMAND. THE SHORT TERM CONVERTIBLE NOTES ARE CONVERTIBLE AT THE OPTION OF THE HOLDER AT $0.25 - $0.20 PER COMMON SHARE FOR A TOTAL OF 330,000 SHARES.

(5) RELATED PARTY TRANSACTIONS

                                  NOTE PAYABLE

                                                 2003        2002
                                               --------    --------
         DIRECTORS                             $185,894    $  3,000
         EMPLOYEES                              159,703      99,000
                                               --------    --------
             TOTAL                              345,597     102,000

         LESS CURRENT MATURITIES                262,703     102,000
                                               --------    --------

TOTAL LONG TERM NOTE PAYABLE, RELATED PARTY    $ 82,894    $      0
                                               ========    ========

AMOUNTS PAYABLE TO DIRECTORS INCLUDES A THREE YEAR CONVERTIBLE LOAN DATED JANUARY 30, 2003 FACE VALUE OF $100,000 BEARS INTEREST AT 10.00 PERCENT PER ANNUM. PAYMENTS OF INTEREST ARE DUE SEMI-ANNUALLY BEGINNING IN JULY 2003. THE LOAN IS CONVERTIBLE AT THE OPTION OF THE HOLDER AT $0.15 PER COMMON SHARE FOR A TOTAL OF 666,667 SHARES.

ALL OTHER AMOUNTS PAYABLE TO EMPLOYEES, DIRECTORS AND THEIR IMMEDIATE RELATIVES ARE DUE ON DEMAND. INTEREST RATES ON THESE NOTES ACCRUE AT 10% PER ANNUM.

                                     LEASES

THE COMPANY LEASED OFFICE AND LABORATORY FACILITIES FROM THE CHAIRMAN OF THE COMPANY ON A MONTH TO MONTH BASIS. LEASE PAYMENTS TO THE CHAIRMAN WERE $39,000 FOR 2003 AND $33,000 IN 2002.

(6) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

ACCOUNTS PAYABLE AND ACCRUED EXPENSES CONSIST OF THE FOLLOWING AT DECEMBER 31:

                                               2003          2002
                                            ----------    ----------
            ACCOUNTS PAYABLE                $  695,986    $1,013,936
            ACCRUED INTEREST                   266,123       153,075
            ACCRUED SALARIES - OFFICERS        447,880       242,560
            ACCRUED SALES BONUS                105,000         1,500
            ACCRUED PAYROLL TAXES               80,466        14,384
            ACCRUED AUDIT FEES                  50,000             0
            ACCRUED WARRANTY RESERVE            27,206         5,868
            ACCRUED CONSULTING                  24,000             0
            OTHER ACCRUED EXPENSES              18,491        22,628
                                            ----------    ----------
                                            $1,715,152    $1,453,951
                                            ==========    ==========



(7)   LONG-TERM DEBT

LONG-TERM DEBT CONSIST OF THE FOLLOWING AT DECEMBER 31:


UNCOLLATERALIZED  LOANS  PAYABLE TO A FUNDS AND QUALIFIED  INDIVIDUAL  INVESTORS      2003           2002
DATED  JANUARY 30 THROUGH  DECEMBER 15,  2003,  FACE VALUE OF  $1,675,000  BEARS      ----           ----
INTEREST AT 10.00 PERCENT PER ANNUM WITH,  USING THE ORIGINAL ISSUE DISCOUNT THE    $1,245,283          0
EFFECTIVE  INTEREST RATE RANGES FROM 19 - 30% PER ANNUM WITH THREE YEAR MATURITY
DATES.  BENEFICIAL  CONVERSION  INTEREST OF $205,333 WAS RECORDED AS A RESULT OF
THE  CONVERSION  FEATURE  OF  THE  INSTRUMENT.  PAYMENTS  OF  INTEREST  ARE  DUE
SEMI-ANNUALLY  BEGINNING JULY 30, 2003. THE LOANS ARE  CONVERTIBLE AT THE OPTION
OF THE HOLDER AT $0.15 PER COMMON SHARE FOR A TOTAL OF 11,166,667 SHARES.

UNCOLLATERALIZED LOANS PAYABLE TO A FUND DATED NOVEMBER 8TH AND 15TH, 2002, FACE
VALUE BEARS  INTEREST AT 10.00 PERCENT PER ANNUM WITH,  USING THE ORIGINAL ISSUE
DISCOUNT THE  EFFECTIVE  INTEREST RATE IS 32% PER ANNUM WITH THREE YEAR MATURITY
DATES. BENEFICIAL CONVERSION INTEREST OF $54,294 WAS RECORDED AS A RESULT OF THE
CONVERSION FEATURE OF THE INSTRUMENT. PAYMENTS OF INTEREST ARE DUE SEMI-ANNUALLY
BEGINNING MAY 8TH AND 15TH, 2003. THE LOANS ARE CONVERTIBLE AT THE OPTION OF THE
HOLDER AT $0.12 PER COMMON SHARE FOR A TOTAL OF 4,166,667 SHARES, $60,000 OF THE
LOAN WAS CONVERTED (THE ORIGINAL  CONVERSION PRICE) IN JULY, 2003 FOR A TOTAL OF
500,000 SHARES.                                                                        304,171    309,877

LOANS PAYABLE TO  INDIVIDUALS,  WITH NO STATED  INTEREST RATE OR MATURITY  DATE.
IMPUTED  INTEREST  IS  CALCULATED  AT A RATE OF 4.50% AND IS INCLUDED IN ACCRUED
INTEREST.  THESE  UNCOLLATERALIZED  NOTES ARE  CONVERTIBLE  AT THE OPTION OF THE
HOLDER AT $0.495 PER COMMON  SHARE FOR 106,060  SHARES OF COMMON  STOCK.                52,500    52,500

LOAN PAYABLE TO AN INDIVIDUAL  DATED OCTOBER 14, 1992,  BEARING INTEREST AT 8.00
PERCENT PER ANNUM WITH AN ORIGINAL MATURITY DATE OF OCTOBER 14, 1997. PAYMENT OF
PRINCIPAL   AND   ACCRUED   INTEREST   WERE  DUE  AT   MATURITY.   THE  LOAN  IS
UNCOLLATERALIZED  AND IS  CONVERTIBLE AT THE OPTION OF THE HOLDER AT THE RATE OF
$0.40 PER SHARE FOR A TOTAL CONVERSION AMOUNT OF 125,000 SHARES OF COMMON STOCK.        50,000    50,000

LOANS  PAYABLE TO  INDIVIDUALS  DATED JULY 17, 1995  THROUGH  FEBRUARY  25, 1997
BEARING  INTEREST AT 10.00  PERCENT  PER ANNUM AND DUE ON DEMAND.  THE LOANS ARE
UNCOLLATERALIZED  AND ARE  CONVERTIBLE  AT THE OPTION OF THE HOLDER AT $0.50 PER
COMMON SHARE FOR 106,000 SHARES OF COMMON STOCK.  IN ADDITION,  ALL HOLDERS WERE
GRANTED 602,965  WARRANTS FOR THE PURCHASE OF COMMON STOCK AT THE PRICE OF $0.60
PER SHARE.                                                                              53,000    53,000

LOAN PAYABLE TO AN INDIVIDUAL DATED DECEMBER 14, 2001,  BEARING INTEREST AT 8.00
PERCENT  PER  ANNUM  WITH A  MATURITY  DATE  OF  MARCH  19,  2004.  THE  LOAN IS
UNCOLLATERALIZED  AND IS  CONVERTIBLE  AT THE  OPTION OF THE HOLDER AT $0.25 PER
COMMON SHARE FOR 40,000 SHARES OF COMMON STOCK.                                         10,000    10,000

LOAN PAYABLE TO PNC BANK DATED NOVEMBER 2001 BEARING INTEREST AT 7.75% PER ANNUM
PAYABLE IN MONTHLY  INSTALLMENTS  OF $813 WITH A MATURITY  DATE OF NOVEMBER 2008
AND IS GUARANTEED BY THE CHAIRMAN.                                                      40,449    46,438
                                                                                      --------  --------

TOTAL                                                                               $1,755,403  $521,815

LESS CURRENT MATURITIES                                                                172,901   171,937
                                                                                    ----------  ---------
TOTAL LONG-TERM DEBT                                                                $1,582,502  $ 349,878
                                                                                    ==========  =========

THE CURRENT MATURITIES OF LONG-TERM DEBT ARE:

                           2004                    172,901
                           2005                    311,683
                           2006                  1,253,398
                           2007                      8,767
                           2008 THEREAFTER           8,654
                                                ----------
                                                $1,755,403

(8)   INCOME TAXES

THE COMPONENTS OF INCOME TAX EXPENSE (BENEFIT) ARE AS FOLLOWS:

                                          2003       2002
                                        --------   --------
FEDERAL:
    CURRENT                             $     --   $     --
    DEFERRED                                  --         --
    FOREIGN                                   --         --
                                        --------   --------
                                        $     --   $     --
                                        ========   ========

STATE:
    CURRENT                             $     --   $     --
    DEFERRED                                  --         --
    BENEFIT FROM SALE OF STATE NOL'S          --    121,603
                                        --------   --------


                                        $     --   $121,603
                                        ========   ========

                                                       2003            2002
                                                   -----------     -----------
EXPECTED TAX BENEFIT AT 34%                        $ 1,289,000     $   669,000
STATE TAX BENEFIT BEFORE ALLOWANCE                    (138,395)       (209,000)
CHANGE IN DEFERRED TAX VALUATION ALLOWANCE          (1,150,605)       (460,000)
SALE OF STATE NET OPERATING LOSS AND RESEARCH &
  DEVELOPMENT CREDIT                                        --         121,603
                                                   -----------     -----------
INCOME TAX BENEFIT                                 $        --     $   121,603
                                                   ===========     ===========


THE TAX EFFECT OF SIGNIFICANT ITEMS COMPRISING THE COMPANY'S DEFERRED TAX ASSET ARE AS FOLLOWS:

                                         2003          2002
                                      ----------    ----------
NET OPERATING LOSSES CARRYFORWARDS    $5,509,996    $4,359,391
VALUATION ALLOWANCE                    5,509,996     4,359,391
                                      ----------    ----------

NET DEFERRED TAX ASSET                $       --    $       --
                                      ==========    ==========

(8) INCOME TAXES (CONTINUED)

DUE TO THE CURRENT UNCERTAINTY OF REALIZING THE BENEFITS OF THE TAX LOSS CARRYFORWARD, VALUATION ALLOWANCES EQUAL TO THE U.S. DEFERRED TAXES HAVE BEEN ESTABLISHED. THE FULL REALIZATION OF THE TAX BENEFIT ASSOCIATED WITH THE CARRY FORWARD DEPENDS PREDOMINANTLY UPON THE COMPANY'S ABILITY TO GENERATE TAXABLE INCOME DURING THE CARRYFORWARD PERIOD. THE VALUATION ALLOWANCE WILL BE EVALUATED AT THE END OF EACH REPORTING PERIOD, CONSIDERING POSITIVE AND NEGATIVE EVIDENCE ABOUT WHETHER THE DEFERRED TAX ASSET WILL BE REALIZED.

AT DECEMBER 31, 2003, THE COMPANY HAD NET OPERATING LOSS CARRYFORWARDS (NOL) AND RESEARCH AND DEVELOPMENT CREDITS WHICH MAY BE AVAILABLE TO OFFSET FUTURE FEDERAL AND STATE TAXABLE INCOME, IF ANY AND WILL EXPIRE AS FOLLOWS:

                   NET OPERATING LOSS           RESEARCH AND DEVELOPMENT
YEAR EXPIRING         CARRYFORWARDS                    TAX CREDITS
-------------        -------------                     -----------
                  FEDERAL         STATE         FEDERAL         STATE
                -----------    -----------    -----------    -----------
     2004       $    95,302             --             --             --
     2005            94,557             --             --             --
     2006           402,684             --             --             --
     2007           251,079             --             --             --
     2008           641,341             --             --             --
     2009           887,929      1,690,979         19,646         21,400
     2010           912,453      3,790,000         15,207             --
     2011           981,193             --         15,387             --
     2012         1,263,193             --         12,923             --
     2013         1,337,702             --         20,398             --
     2014           660,000             --         16,100             --
     2015         1,729,498             --         17,701             --
     2016         1,381,244             --         12,795             --
     2017         1,718,872             --         21,400             --
     2018         3,790,000         20,000         20,000
                -----------    -----------    -----------    -----------
                 16,147,047      5,480,979        171,557         41,400
                ===========    ===========    ===========    ===========

THE COMP ANY PARTICIPATES IN THE STATE OF NEW JERSEY'S CORPORATION BUSINESS TAX BENEFIT CERTIFICATE TRANSFER PROGRAM (THE "PROGRAM"), WHICH ALLOWS CERTAIN HIGH TECHNOLOGY AND BIOTECHNOLOGY COMPANIES TO TRANSFER UNUSED NEW JERSEY NET OPERATING LOSS CARRYOVERS AND RESEARCH AND DEVELOPMENT TAX CREDITS TO OTHER NEW JERSEY CORPORATION BUSINESS TAXPAYERS. DURING 2002, THE COMPANY SUBMITTED APPLICATIONS TO THE NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (THE "EDA") TO PARTICIPATE IN THE PROGRAM AND THE APPLICATIONS WERE APPROVED. THE EDA THEN ISSUED CERTIFICATES CERTIFYING THE COMPANY'S ELIGIBILITY TO PARTICIPATE IN THE PROGRAM FOR THESE YEARS.

THE PROGRAM REQUIRES THAT A PURCHASER PAY AT LEAST 75% OF THE AMOUNT OF THE SURRENDERED TAX BENEFIT. DURING 2003 AND 2002, THE COMPANY SOLD APPROXIMATELY $0 AND $1,448,912 OF ITS NEW JERSEY STATE NET OPERATING LOSS CARRYFORWARDS AND $0 AND $12,660 OF ITS RESEARCH AND DEVELOPMENT TAX CREDITS FOR $0 AND $121,603, RESPECTIVELY AND RECOGNIZED A TAX BENEFIT FOR THAT AMOUNT.

(8) INCOME TAXES (CONTINUED)

IN THE EVENT OF A CHANGE IN OWNERSHIP, THE TAX REFORM ACT OF 1986 (THE "ACT") PROVIDES FOR A POTENTIAL LIMITATION ON THE ANNUAL USE OF NET OPERATING LOSS
(NOL) AND RESEARCH AND DEVELOPMENT TAX CREDIT CARRYFORWARDS THAT COULD SIGNIFICANTLY LIMIT THE COMPANY'S ABILITY TO UTILIZE THESE CARRYFORWARDS. ACCORDINGLY, BECAUSE TAX LAWS LIMIT THE TIME DURING WHICH THESE CARRYFORWARDS MAY BE APPLIED AGAINST FUTURE TAXES, THE COMPANY MAY NOT BE ABLE TO TAKE FULL ADVANTAGE OF THE NET OPERATING LOSSES AND CREDIT CARRYFORWARDS FOR FEDERAL INCOME TAX PURPOSES.

(9) STOCK-BASED COMPENSATION PLANS

THE COMPANY PROVIDES A STOCK OPTION PLAN, FOR THE GRANTING OF INCENTIVE STOCK OPTIONS TO KEY EMPLOYEES, DIRECTORS, OFFICERS, KEY CONSULTANTS, AND ADVISOR TO THE COMPANY. THE COMPANY MAY GRANT UP TO 1,257,629 SHARES, WITH AN OPTION TERM NOT TO EXCEED TEN YEARS.

                                                                                  WEIGHTED-AVERAGE
                                                EXERCISE                          REMAINING          WEIGHTED-AVERAGE
                                                PRICE PER      SHARE              CONTRACTUAL LIFE   EXERCISE PRICE
                                                SHARES         OPTIONS            (YEARS)            PER SHARE
                                                ---------      ---------          ----------------   ----------------
BALANCE, DECEMBER 31, 2001                      .15 -1.00      2,566,080
    GRANTED                                     .14 -.34       3,769,184
    CANCELLED                                         -                 -
    EXERCISED                                   .14 -.40        (592,893)
                                                               ----------

BALANCE, DECEMBER 31, 2002                      .14 -1.00      5,742,371
    GRANTED                                     .14 - .15      1,324,386
    CANCELLED                                         -         (835,850)
    EXERCISED                                   .15
                                                                (100,000)

BALANCE, DECEMBER 31, 2003                      .14-1.00       6,130,907
                                                               =========
OPTIONS OUTSTANDING AND EXERCISABLE AS OF
DECEMBER 31, 2003
                                                  .14             18,057                9.50         $ .14
                                                  .15          4,003,454                8.35           .15
                                                  .20            150,000                8.50           .20
                                                  .22             50,000                8.50           .22
                                                  .25             31,000                6.31           .25
                                                  .30             50,000                8.50           .30
                                                  .32            833,500                7.10           .32
                                                  .34            709,000                7.77           .34
                                                  .45             79,300                6.47           .45
                                                  .57             99,996                5.92           .57
                                                  .59             94,600                7.50           .59
                                                 1.00             12,000                6.83          1.00
                                                --------     -----------                ----         -----
BALANCE, DECEMBER 31, 2003                      .14-1.00       6,130,907                7.64         $0.22
                                                ========     ===========                ====         =====

IN ACCORDANCE WITH APB OPINION NO. 25, THE COMPANY DOES NOT RECOGNIZE COMPENSATION EXPENSE FOR STOCK OPTIONS GRANTED TO EMPLOYEES UNDER THE PLAN. SFAS NO 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION" REQUIRES A COMPANY TO DETERMINE THE FAIR MARKET VALUE OF ALL AWARDS OF STOCK BASED COMPENSATION USING AN OPTION PRICED MODEL AND TO DISCLOSE PRO FORMA NET INCOME AS IF THE RESULTING STOCK-BASED COMPENSATION AMOUNTS WERE RECORDED. THE TABLE BELOW PRESENTS THESE PRO FORMA DISCLOSURES.

(10) WARRANTS

THE COMPANY ACCOUNTS FOR TRANSACTIONS WITH NON-EMPLOYEES, IN WHICH GOODS OR SERVICES ARE THE CONSIDERATION RECEIVED FOR THE ISSUANCE OF EQUITY INSTRUMENTS UNDER THE FAIR VALUE BASED METHOD.

AT DECEMBER 31, 2003, WARRANTS TO PURCHASE 17,978,999 COMMON SHARES ARE OUTSTANDING, EXERCISABLE AS FOLLOWS:

YEAR              WARRANTS EXERCISABLE        STRIKE PRICE
----              --------------------        ------------
2004                   2,040,000              $0.10-$0.50
2005                   1,118,333              $0.15-$0.25
2006                   1,812,000              $0.15-$0.30
2007                   2,881,000              $0.15-$0.50
2008                   10,127,666             $0.15-$0.30
                       ----------
                       17,978,999
                       ==========

(11) CONVERTIBLE PREFERRED STOCK

IN JUNE 2001 THE COMPANY ISSUED 66,667 SHARES OF SERIES A 7% THREE YEAR CONVERTIBLE PREFERRED STOCK IN EXCHANGE FOR FINANCIAL PUBLIC RELATIONS SERVICES. THE SHARES WERE ISSUED AT $0.90 PER SHARE AND THE SERVICES WERE VALUED AT $60,000 AND RECORDED IN THE FINANCIAL STATEMENTS.

IN NOVEMBER 2001 THE COMPANY CONVERTED 1,111,055 SHARES OF SERIES A 7% THREE YEAR CONVERTIBLE PREFERRED STOCK PLUS ACCRUED INTEREST OF $104,995 AT $0.25 PER SHARE FOR A TOTAL OF 4,419,778 COMMON SHARES.

IN 2000 THE COMPANY SOLD 1,111,055 SHARES OF SERIES A AND 611,111 SHARES OF SERIES B 7% THREE YEAR CONVERTIBLE PREFERRED STOCK AT $0.90 PER SHARE. THE SERIES A PREFERRED SHARES ARE CALLABLE BY THE COMPANY AT $1.80 IF THE MARKET BID PRICE REMAINS OVER THE CALL LEVEL FOR 20 DAYS. THE SERIES B PREFERRED STOCK PROCEEDS ARE INTENDED TO BE USED BY THE COMPANY FOR THE INITIAL OPERATING REQUIREMENTS OF WORLDWATER (PHILS) INC., THE PHILIPPINE SUBSIDIARY WHOLLY OWNED BY WORLDWATER CORP. THEREFORE THE CONVERSION PRIVILEGE IS EITHER INTO 10% OF WORLDWATER (PHILS) INC. OR INTO 611,111 SHARES OF WORLDWATER CORP. COMMON STOCK.

THE COMPANY WILL PAY 7% DIVIDENDS ANNUALLY ON BOTH THE SERIES A AND SERIES B PREFERRED STOCK AS DETERMINED BY THE BOARD OF DIRECTORS BASED UPON THE RESULTS OF OPERATIONS AND THE FINANCIAL CONDITION OF THE COMPANY. DIVIDENDS HAVE BEEN ACCRUED AND ARE SHOWN IN ACCRETION ON THE STATEMENT OF OPERATIONS.

(12) DETACHABLE WARRANTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002, THE COMPANY WAS PROVIDED $300,000 AND $245,000 OF SHORT TERM LOANS AND $1,775,000 AND $500,000 OF
CONVERTIBLE NOTES FOR WORKING CAPITAL FINANCING. THE COMPANY AGREED TO ISSUE 497,000 AND 285,000 WARRANTS FOR THE SHORT TERM NOTES AND 7,839,001 AND
2,381,000 WARRANTS FOR THE CONVERTIBLE NOTES REPRESENTING ADDITIONAL CONSIDERATION FOR THE LOANS PROVIDED.

ACCORDINGLY, THE WARRANTS HAVE BEEN VALUED AT THEIR FAIR VALUE AND THE PROCEEDS FROM THE LOANS HAVE BEEN ALLOCATED ON A RELATIVE FAIR VALUE BASIS BETWEEN THE DEBT AND THE WARRANTS IN ACCORDANCE WITH ACCOUNTING PRINCIPLES BOARD OPINION NO. 14 ("APB 14"). FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 THIS RESULTED IN A DISCOUNT ON THE DEBT AND A CHARGE TO ADDITIONAL PAID IN CAPITAL OF $587,693 AND $210,123, RESPECTIVELY. THE AMOUNT OF ADDITIONAL INTEREST RECORDED DURING THE YEARS ENDED DECEMBER 31, 2003 AND 2002 WAS $54,600 AND $20,100, RESPECTIVELY.

ALSO, FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 THE COMPANY PROVIDED 300,000 AND 425,000 WARRANTS FOR SERVICES. THESE WARRANTS HAVE BEEN VALUED AT THEIR FAIR VALUE ON THE DATE OF ISSUANCE AND RECORDED AS COMPENSATION EXPENSE. THE AMOUNT OF ADDITIONAL COMPENSATION EXPENSE RECORDED DURING THE YEARS ENDED DECEMBER 31, 2003 AND 2002 WAS $30,000 AND $46,500, RESPECTIVELY.

(13) EMPLOYMENT AND CONSULTANT AGREEMENTS

ON JANUARY 1, 2002, THE COMPANY ENTERED INTO A FIVE-YEAR EMPLOYMENT AGREEMENT WITH THE CHIEF EXECUTIVE OFFICER ("CEO"). COMPENSATION UNDER THE AGREEMENT IS $150,000 ANNUAL SALARY, $1,200 PER MONTH AUTO ALLOWANCE AND $1,500 PER MONTH TO COVER RENTAL OFFICES IN HOPEWELL, NEW JERSEY. THE CEO AGREED TO AN AMENDMENT WHICH PROVIDED FOR AN ANNUAL SALARY OF $25,200 ACCRUING THE DIFFERENCE BEGINNING ON JULY 1ST. THE CEO HAS FULL PARTICIPATION IN THE COMPANY "FRINGE BENEFITS" INCLUDING HEALTH COVERAGE AND THE MAINTENANCE OF A WHOLE LIFE POLICY. THE BENEFITS CONTINUE IF EMPLOYMENT IS TERMINATED WITHOUT CAUSE OR BY REASON OF DEATH OR DISABILITY TO THE CEO OR HIS ESTATE FOR THE REMAINING TERM OF THE AGREEMENT OR A PERIOD OF 24 MONTHS, WHICHEVER IS LONGER. BONUS AND PARTICIPATION IN THE STOCK OPTION PLAN ARE BASED UPON THE DISCRETION OF THE COMPENSATION COMMITTEE. IN JULY 2002, THE CEO WAS GRANTED 120,000 STOCK OPTIONS VESTING IN EQUAL INSTALLMENTS OF 10,000 SHARES PER MONTH, AT AN EXERCISE PRICE OF $0.15, THE FAIR MARKET VALUE AT THE DATE OF THE GRANT.

IN JULY 2002, WORLDWATER CORP. GRANTED 1,000,000 SHARES OF RESTRICTED STOCK FOR THE BENEFIT OF ITS CHAIRMAN. COMPENSATION EXPENSE FOR RESTRICTED STOCK IS BASED ON THE MARKET PRICE OF THE COMPANY STOCK AT THE TIME OF THE GRANT ($0.15) AND AMORTIZED ON A STRAIGHT-LINE BASIS OVER THE VESTING PERIOD WHICH IS FIVE YEARS. THE RECIPIENT (CHAIRMAN) DID NOT PAY ANY CASH CONSIDERATION TO THE COMPANY FOR THE SHARES AND HAS THE RIGHT TO VOTE ALL SHARES SUBJECT TO THE GRANT, WHETHER OR NOT THE SHARES HAVE VESTED. THE RESTRICTION IS BASED UPON CONTINUOUS SERVICE.

THE BALANCE OF UNEARNED COMPENSATION RELATED TO THESE RESTRICTED SHARES AS OF DECEMBER 31, 2003 WAS $105,000. TOTAL COMPENSATION EXPENSE RECOGNIZED WAS $30,000 FOR THE YEAR ENDED DECEMBER 31, 2003 AND $15,000 FOR 2002.

(13) EMPLOYMENT AND CONSULTANT AGREEMENTS (CONTINUED)

ALSO ON JANUARY 1, 2002, THE COMPANY ENTERED INTO THREE-YEAR EMPLOYMENT AGREEMENTS WITH THE VICE PRESIDENT/CONTROLLER AND THE VICE PRESIDENT. TOTAL COMPENSATION UNDER THESE AGREEMENTS AMOUNTED TO $152,000 ANNUALLY. IN JULY 2002, THE VICE PRESIDENT/CONTROLLER AND VICE PRESIDENT AGREED TO AMEND THEIR EMPLOYMENT AGREEMENTS SUCH THAT THEIR COMBINED ANNUAL SALARIES WERE REDUCED TO $73,200. SUBSEQUENTLY, WITH EFFECT ON NOVEMBER 1, 2002, THE COMBINED SALARIES OF THESE INDIVIDUALS WERE INCREASED TO $122,000 ANNUALLY. IN ADDITION, EFFECTIVE JULY 2002, THESE INDIVIDUALS WERE GRANTED 156,000 STOCK OPTIONS, VESTING 13,000 PER MONTH, AT AN EXERCISE PRICE OF $0.15, THE FAIR MARKET VALUE AT THE DATE OF THE GRANT.

THE COMPANY HAS UNPAID SALARIES OF $447,880 WHICH HAVE BEEN DEFERRED BY THE OFFICERS AS OF DECEMBER 31, 2003, AND ARE INCLUDED IN ACCRUED EXPENSES.

(14) LEASES

THE COMPANY LEASES ITS PRODUCTION, SERVICE AND ADMINISTRATIVE PREMISES UNDER A FIVE-YEAR LEASE AGREEMENT EXPIRING JUNE 25, 2007. THE LEASE REQUIRES THE LESSEE TO PAY TAXES, MAINTENANCE, INSURANCE AND CERTAIN OTHER OPERATING COSTS OF THE LEASED PROPERTY. RENT EXPENSE FOR 2003 AND 2002 WAS $66,000.

THE MINIMUM FUTURE RENTAL PAYMENTS UNDER THIS LEASE ARE $231,000 THROUGH JUNE 14, 2007.

2004              66,000
2005              66,000
2006              66,000
2007              33,000
                --------
                $231,000
                ========

THE COMPANY ALSO LEASES A SALES OFFICE IN SACRAMENTO, CALIFORNIA UNDER A ONE YEAR LEASE AGREEMENT EXPIRING AUGUST 15, 2004. RENT EXPENSE FOR THIS OFFICE IN 2003 WAS $7,200.

(15) RISKS AND UNCERTAINTIES

FOREIGN OPERATIONS

THE COMPANY OPERATES IN VARIOUS COUNTRIES THAT ARE SUBJECT TO RISKS PECULIAR TO EACH COUNTRY. WITH RESPECT TO ANY PARTICULAR COUNTRY, THESE RISKS MAY INCLUDE:

- EXPROPRIATION AND NATIONALIZATION OF OUR ASSETS (INCLUDING INTELLECTUAL PROPERTY) IN THAT COUNTRY;
-     POLITICAL AND ECONOMIC INSTABILITY;
-     SOCIAL  UNREST,  ACTS OF  TERRORISM,  FORCE  MAJEURE,  WAR OR OTHER  ARMED
      CONFLICT;
-     INFLATION;
-     CURRENCY FLUCTUATIONS, DEVALUATIONS AND CONVERSION RESTRICTIONS;
-     CONFISCATORY TAXATION OR OTHER ADVERSE TAX POLICIES;
- GOVERNMENTAL ACTIVITIES THAT LIMIT OR DISRUPT MARKETS, RESTRICT PAYMENTS OR LIMIT THE MOVEMENT OF FUNDS;
- GOVERNMENTAL ACTIVITIES THAT MAY RESULT IN THE DEPRIVATION OF CONTRACT RIGHTS; AND
- TRADE RESTRICTIONS AND ECONOMIC EMBARGOES IMPOSED BY THE UNITED STATES AND OTHER COUNTRIES.

NO SINGLE COUNTRY OTHER THAN THE UNITED STATES ACCOUNTED FOR MORE THAN 10% OF OUR REVENUES IN 2003 AND 2002. FOREIGN SALES, MOSTLY TO PHILIPPINES, WERE $35,817 IN 2003 AND $89,255 IN 2002, ALL THE REMAINDER WAS IN THE UNITED STATES.

IN 2004 THE COMPANY HAS INITIATED A MARKETING INITIATIVE IN IRAQ AND OTHER MIDDLE EAST COUNTRIES. UNSETTLED POLITICAL CONDITIONS, SOCIAL UNREST, ACTS OF TERRORISM, FORCE MAJEURE, WAR OR OTHER ARMED CONFLICT, EXPLOITATION OR OTHER GOVERNMENTAL ACTIONS, INFLATION, EXCHANGE CONTROLS OR CURRENCY DEVALUATION MAY RESULT IN INCREASED BUSINESS RISK IN THIS REGION. THE COMPANY HAS ENTERED AN ALLIANCE WITH THE SANDI GROUP, ONE OF THE LARGEST IRAQI CONSTRUCTION AND LOGISTICS COMPANIES IN THE REGION, TO ASSIST THE COMPANY IN DOING BUSINESS IN THIS REGION.

FIXED-PRICE CONTRACTS

THE COMPANY UTILIZES FIXED-PRICE CONTRACTS WHICH RESULTS IN BUSINESS RISK. RISK ARISES FROM, AMONG OTHER THINGS:

- UNCERTAINTY IN ESTIMATING THE TECHNICAL ASPECTS AND EFFORT INVOLVED TO ACCOMPLISH THE WORK WITHIN THE CONTRACT SCHEDULE;
-     LABOR  AVAILABILITY  AND  PRODUCTIVITY;  AND
-     SUPPLIER AND SUBCONTRACTOR PRICING AND PERFORMANCE.

INTELLECTUAL PROPERTY RIGHTS

THE COMPANY RELIES ON A VARIETY OF INTELLECTUAL PROPERTY RIGHTS IN THE MANUFACTURE OF OUR PRODUCTS. THE COMPANY MAY NOT BE ABLE TO PRESERVE THESE RIGHTS INTELLECTUAL PROPERTY RIGHTS IN THE FUTURE AND THESE RIGHTS COULD BE INVALIDATED, CIRCUMVENTED OR CHALLENGED. IN ADDITION, THE LAWS OF SOME FOREIGN COUNTRIES IN WHICH OUR EQUIPMENT MAY BE SOLD DO NOT PROTECT INTELLECTUAL PROPERTY RIGHTS TO THE SAME EXTENT OF THE UNITED STATES. FAILURE TO PROTECT OUR PROPRIETARY INFORMATION AND SUCCESSFUL INTELLECTUAL PROPERTY CHALLENGES OR INFRINGEMENT PROCEEDINGS AGAINST THE COMPANY COULD MATERIALLY AND ADVERSELY AFFECT THE COMPANY'S COMPETITIVE POSITION.

TECHNOLOGICAL DEVELOPMENTS

THE MARKET FOR OUR EQUIPMENT IS CHARACTERIZED BY CONTINUAL TECHNOLOGICAL DEVELOPMENTS TO PROVIDE BETTER AND MORE RELIABLE PERFORMANCE AND SERVICES. IF THE COMPANY IS NOT ABLE TO DESIGN, DEVELOP, AND PRODUCE COMMERCIALLY COMPETITIVE PRODUCTS AND COMPLETE INSTALLATION IN A TIMELY MANNER IN RESPONSE TO CHANGES IN TECHNOLOGY, THE BUSINESS AND REVENUES COULD BE MATERIALLY AND ADVERSELY AFFECTED. SIMILARLY, IF OUR PROPRIETARY TECHNOLOGIES AND EQUIPMENT BECOME OBSOLETE, WE MAY NO LONGER BE COMPETITIVE AND OUR BUSINESS AND REVENUES COULD BE MATERIALLY AND ADVERSELY AFFECTED.

TECHNICAL PERSONNEL

THE SERVICES WE SELL IN ASSOCIATION OF THE EQUIPMENT SOLD IS COMPLEX AND HIGHLY ENGINEERED AND OFTEN MUST BE PERFORMED IN HARSH CONDITIONS. THE COMPANY'S SUCCESS DEPENDS ON ITS ABILITY TO EMPLOY AND RETAIN TECHNICAL PERSONNEL WITH THE ABILITY TO DESIGN, UTILIZE AND ENHANCE THESE PRODUCTS AND SERVICES. IN ADDITION, OUR ABILITY TO EXPAND OUR OPERATIONS DEPENDS IN PART ON OUR ABILITY TO INCREASE OUR SKILLED LABOR FORCE. THE DEMAND FOR SKILLED WORKERS IS HIGH AND THE SUPPLY IS LIMITED. A SIGNIFICANT INCREASE IN WAGES PAID BY COMPETING EMPLOYERS COULD RESULT IN A REDUCTION OF OUR SKILLED LABOR FORCE AND OR INCREASES IN WAGE RATES THAT WE MUST PAY. IF EITHER OF THESE EVENTS WERE TO OCCUR, OUR COST STRUCTURE COULD INCREASE, OUR MARGINS DECREASE AND OUR GROWTH POTENTIAL COULD BE IMPAIRED.

GOVERNMENT INCENTIVES

THE COMPETITIVENESS OF OUR TECHNOLOGY AND EQUIPMENT IS VERY MUCH DEPENDENT UPON GOVERNMENTAL REBATES AND INCENTIVES. IF THERE THE GOVERNMENTAL REBATES AND INCENTIVES WERE TO BE MATERIALLY REDUCED OR ELIMINATED OUR BUSINESS AND REVENUES COULD BE MATERIALLY AND ADVERSELY AFFECTED.

THE COMPANY MARKETS ITS PRODUCTS TO DEVELOPING NATIONS. THE ABILITY OF THESE CUSTOMERS TO ORDER AND PAY FOR THE COMPANY'S PRODUCTS AND SERVICES IS DEPENDENT ON A VARIETY OF FACTORS INCLUDING GOVERNMENT APPROVAL, ADEQUATE FUNDING AND VIGOROUS TESTING PROCEDURES.

(16) FAIR VALUE OF FINANCIAL INSTRUMENTS

THE FOLLOWING METHODS AND ASSUMPTIONS WERE USED TO ESTIMATE THE FAIR VALUE OF EACH CLASS OF FINANCIAL INSTRUMENTS FOR WHICH IT IS PRACTICAL TO ESTIMATE THAT VALUE.

THE CARRYING VALUE OF CASH AND CASH EQUIVALENTS, RECEIVABLES, ACCOUNTS PAYABLE AND ACCRUED EXPENSES APPROXIMATE FAIR VALUE BECAUSE OF THE SHORT MATURITY OF THOSE INSTRUMENTS. THE FAIR VALUE OF THE COMPANY'S DEBT IS ESTIMATED BASED ON THE CURRENT RATES OFFERED TO THE COMPANY FOR DEBT OF THE SAME REMAINING MATURITIES AND SIMILAR TERMS.

(17) CONTINGENCIES

THE COMPANY IS OCCASIONALLY SUBJECT TO VARIOUS CLAIMS AND SUITS THAT ARISE FROM TIME TO TIME IN THE ORDINARY COURSE OF ITS BUSINESS. THE COMPANY IS NOT AWARE OF ANY PENDING OR THREATENED LITIGATION THAT COULD HAVE A MATERIAL ADVERSE EFFECT UPON THE COMPANY'S BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

(18) SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                 2003          2002
                                               ---------    ---------
         CASH PAID DURING THE YEAR FOR:

                  INTEREST                     $  51,800    $   6,673
                                               =========    =========
BENEFIT FOR SALE OF NJ NET OPERATING LOSSES    $       0    $(121,603)
                                               =========    =========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCE ACTIVITIES:

IN JULY OF 2003, $60,000 OF A CONVERTIBLE LOAN WAS CONVERTED INTO 500,000 SHARES AT $0.12 PER SHARE (THE ORIGINAL CONVERSION PRICE).

FOR THE YEAR ENDED DECEMBER 31, 2003 THE COMPANY RECORDED $38,000 FOR ACCRETION OF PREFERRED STOCK DIVIDENDS.

(19) SUBSEQUENT EVENTS

IN JANUARY OF 2004, $440,000, THE BALANCE OF A $0.12 PER SHARE CONVERTIBLE LOAN, WAS CONVERTED INTO 3,666,666 COMMON STOCK SHARES AT THE ORIGINAL CONVERSION PRICE. THE INTEREST ON THE LOAN WAS PAID TO THE INVESTOR IN CASH.

DURING THE FIRST QUARTER 2004 THE COMPANY ISSUED THREE YEAR CONVERTIBLE NOTES TOTALING $1,180,000 TO INSTITUTIONAL AND ACCREDITED INDIVIDUAL INVESTORS. THE NOTES BEAR INTEREST AT 10% PER ANNUM PAYABLE SEMI-ANNUALLY COMMENCING JULY 2004. INTEREST IS PAYABLE IN CASH OR IN SHARES OF COMMON STOCK AT THE ELECTION OF THE HOLDER. THE NOTES ARE CONVERTIBLE INTO AN AGGREGATE OF 7,866,667 SHARES OF COMMON STOCK AT $0.15 PER SHARE. THE NOTES ARE CONVERTIBLE AT THE OPTION OF THE HOLDER, ANYTIME AFTER PURCHASE. AS A RESULT OF THIS ISSUANCE BENEFICIAL CONVERSION INTEREST OF $399,667 WILL BE RECORDED IN THE FIRST QUARTER OF 2004. WARRANTS TO PURCHASE AN AGGREGATE OF 5,270,667 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.30 PER SHARE WERE ISSUED WITH THE CONVERTIBLE NOTES VALUED AT $553,420.

DURING THE FIRST QUARTER OF 2004 THE COMPANY SOLD 1,000,000 RESTRICTED COMMON STOCK SHARES THROUGH A PRIVATE PLACEMENT AT $0.15 PER SHARE TO AN ACCREDITED INVESTOR TOTALING $150,000. WARRANTS TO PURCHASE AN AGGREGATE OF 670,000 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.20 PER SHARE WERE ISSUED WITH THE STOCK PURCHASE AND ARE VALUED AT $80,400.

DURING THE FIRST QUARTER OF 2004 THE COMPANY ISSUED 525,000 WARRANTS TO PURCHASE COMMON STOCK AT $0.15 PER SHARE TO SHAREHOLDERS AS CONSIDERATION FOR EXTENSION OF LOANS TOTALING $150,000 ORIGINALLY PAYABLE IN DECEMBER 2003. THE WARRANT ISSUANCE WILL RESULT IN $58,000 OF RECORDED INTEREST EXPENSE IN THE FIRST QUARTER OF 2004. ALSO, AS CONSIDERATION FOR LOANS TOTALING $70,000 COMMON STOCK SHARES IN THE AMOUNT OF 375,000 WERE ISSUED AND WILL BE RECORDED AS $55,500 OF COMPENSATION EXPENSE IN THE FIRST QUARTER OF 2004. THE LOANS WERE PAID IN APRIL OF 2004.

IN MARCH OF 2004 THE COMPANY ISSUED 150,000 COMMON STOCK SHARES TO A SWISS INVESTOR RELATIONS FIRM, $25,500 OF COMPENSATION EXPENSE WILL BE RECORDED.

ALSO IN MARCH OF 2004, AN EMPLOYEE EXERCISED 33,333 STOCK OPTIONS EXERCISABLE AT $0.15 PER SHARE TOTALING $5,000.

DURING THE FIRST QUARTER OF 2004 A WARRANT IN THE AMOUNT OF 100,000 SHARES EXERCISABLE AT $0.15 PER SHARE WAS EXERCISED FOR A TOTAL OF $15,000.

ON APRIL 1, 2004 THE COMPANY ENTERED INTO A SECURITIES PURCHASE AGREEMENT WITH SBI BRIGHTLINE VIII LLC ("PURCHASER"). SUBJECT TO THE TERMS OF THE SECURITIES PURCHASE AGREEMENT THE COMPANY MAY ISSUE AND SELL TO THE PURCHASER AND PURCHASER SHALL PURCHASE FROM THE COMPANY UP TO 17,000,000 SHARES OF COMMON STOCK IN THREE TRANCHES WITH WARRANT CONSIDERATION AS DEFINED BELOW:

              NUMBER OF TRANCHE       NUMBER OF TRANCHE            TRANCHE PURCHASE            TRANCHE PURCHASE PRICE
TRANCHE      SHARES INCLUDED IN       WARRANTS INCLUDED            PRICE PER TRANCHE             PER TRANCHE WARRANTS
  NO.           TRANCHE IN              TRANCHE SHARE               (U.S. DOLLARS)                  (U.S. DOLLARS)
-------      -------------------     -------------------         ----------------------        ----------------------
  1              7,000,000               2,100,000                      $0.17                         $0.17
  2              5,000,000               1,500,000                      $0.22                         $0.22
  3              5,000,000               1,500,000                      $0.27                         $0.27

THE COMPANY INTENDS TO SELL TRANCHE SHARES TO THE PURCHASER SUBSEQUENT TO THE DATE ON WHICH THE REGISTRATION STATEMENT OF THE COMPANY COVERING THE RESALE OF THE SHARES IS DECLARED EFFECTIVE, WHICH IS EXPECT TO BE EARLY IN THE THIRD QUARTER OF 2004. IT IS ANTICIPATED THAT ALL TRANCHE SHARES SHALL BE SOLD BY THE END OF THE FOURTH QUARTER 2004.

THE TRADING PRICE OF OUR COMMON STOCK DURING THE SEVERAL WEEK PERIOD LEADING UP TO APRIL 1, 2004 WAS GENERALLY GREATER THAN THE PRICE PER SHARE FOR THE FIRST 7,000,000 SHARES THAT MAY BE SOLD UNDER OUR STOCK PURCHASE AGREEMENT WITH SBI; HOWEVER, OUR AVERAGE CLOSING PRICE DURING MARCH 2004 WAS SLIGHTLY MORE THAN $0.20 PER SHARE AND THE AVERAGE SHARE PRICE OF ALL OF THE SHARES TO BE SOLD UNDER OUR STOCK PURCHASE AGREEMENT WITH SBI IS SLIGHTLY MORE THAN $0.21 PER SHARE.

IN CONJUNCTION WITH THE ABOVE-DESCRIBED SECURITIES PURCHASE AGREEMENT, IN APRIL OF 2004 THE COMPANY ENTERED INTO A TERM LOAN WITH HIT CREDIT UNION AND HONG KONG LEAGUE CENTRAL CREDIT UNION (THE "LENDERS") AND SBI ADVISORS, LLC AS AGENT FOR THE LENDERS FOR $800,000. THE TERM LOAN SHALL BE REPAID AS FOLLOWS: $400,000 OF THE PRINCIPAL AMOUNT WILL BE DUE AND PAYABLE WITHIN THREE DAYS AFTER RECEIPT BY THE BORROWER OF THE PROCEEDS FROM THE $0.17 TRANCHE AS PER THE SECURITIES PURCHASE AGREEMENT AND THE REMAINING UNPAID PRINCIPAL AND ACCRUED INTEREST ON THE TERM LOAN SHALL BE PAYABLE OCTOBER 2004. THE TERM LOAN BEARS INTEREST AT 18% PER ANNUM. SBI ADVISORS, LLC RECEIVED A FIVE YEAR WARRANTS TO PURCHASE 400,000 COMMON STOCK SHARES EXERCISABLE AT $0.30 AS PLACEMENT AGENTS FOR THIS TRANSACTION, $108,000 OF COMPENSATION EXPENSE WILL BE RECORDED IN THE FIRST QUARTER OF 2004. THESE WARRANTS WILL BE INCLUDED IN THE ABOVE MENTION REGISTRATION STATEMENT

THE ABOVE TRANSACTIONS DID NOT INVOLVE A PUBLIC OFFERING AND THEREFORE WERE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").

                        WORLDWATER CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004
                                   (UNAUDITED)

       ASSETS                                                                 3/31/04

CURRENT ASSETS:
    CASH AND CASH EQUIVALENTS                                             $    263,627
    ACCOUNTS RECEIVABLE, NET OF ALLOWANCE FOR DOUBTFUL
        ACCOUNTS OF $8,540                                                     720,534
    DEFERRED CONTRACT COSTS                                                     84,992
    ADVANCES TO EMPLOYEES                                                       16,800
    PREPAID EXPENSES                                                            15,457
                                                                          ------------
       TOTAL CURRENT ASSETS                                                  1,101,410
    EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET                                   56,517
    DEPOSITS                                                                     9,040
                                                                          ------------
       TOTAL ASSETS                                                       $  1,166,967
                                                                          ============
LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)

CURRENT LIABILITIES:
    NOTES PAYABLE                                                         $    152,000
                     NOTES PAYABLE, RELATED PARTIES 176,319
                  CURRENT MATURITIES OF LONG-TERM DEBT 162,896
    CUSTOMER DEPOSITS PAYABLE                                                   69,671
    ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                    2,237,925
                                                                          ------------
       TOTAL CURRENT LIABILITIES                                             2,798,811
    LONG-TERM DEBT                                                           1,996,086
                       NOTE PAYABLE, RELATED PARTY 84,781
                                                                          ------------
       TOTAL LIABILITIES                                                     4,879,678
                                                                          ------------
COMMITMENTS AND CONTINGENCIES                                                        -

STOCKHOLDERS' (DEFICIENCY):
    PREFERRED STOCK CONVERTIBLE,$.01 PAR VALUE; AUTHORIZED 7% 10,000,000; ISSUED
       AND OUTSTANDING AT SEPTEMBER 30, 2003:
          SERIES A  66,667 SHARES, LIQUIDATION PREFERENCE $60,000                  667
          SERIES B  611,111 SHARES LIQUIDATION PREFERENCE $550,000               6,111
    COMMON STOCK, $.001 PAR VALUE; AUTHORIZED 135,000,000;
       ISSUED AND OUTSTANDING 57,831,719 SHARES (1,000,000 RESTRICTED)          57,832
    ADDITIONAL PAID-IN CAPITAL                                              17,569,720
    DEFERRED COMPENSATION                                                      (97,500)
                   ACCUMULATED OTHER COMPREHENSIVE EXPENSE 588
    ACCUMULATED DEFICIT                                                    (21,250,129)
                                                                          ------------
       TOTAL STOCKHOLDERS' (DEFICIENCY)                                     (3,712,711)
                                                                          ------------
       TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)                   $  1,166,967
                                                                          ============

                 THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ARE AN INTEGRAL PART OF THESE STATEMENTS.

                        WORLDWATER CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                                   (UNAUDITED)

                                                                  2004            2003
                                                                  ----            ----
REVENUE:
    EQUIPMENT SALES                                          $    675,380     $  1,066,900
    GRANT REVENUE                                                 105,466           31,445
                                                             ------------     ------------
        TOTAL                                                     780,846        1,098,345
                                                             ------------     ------------
COST OF GOODS SOLD:
    COST OF EQUIPMENT SALES                                       643,854          717,158
    COST OF GRANT REVENUE                                          81,777           24,065
                                                             ------------     ------------
                                                                  725,631          741,223
                                                             ------------     ------------
GROSS PROFIT                                                       55,215          357,122
                                                             ------------     ------------
OPERATING EXPENSES:
    RESEARCH AND DEVELOPMENT EXPENSE                               38,069           87,679
    MARKETING, GENERAL AND ADMINISTRATIVE EXPENSES                830,138          727,140
                                                             ------------     ------------
        TOTAL EXPENSES                                            868,207          814,819
                                                             ------------     ------------
LOSS FROM OPERATIONS                                             (812,992)        (457,697)
                                                             ------------     ------------
OTHER EXPENSE (INCOME)
    INTEREST EXPENSE (INCOME), NET                                854,228           39,186
                                                             ------------     ------------
        TOTAL OTHER EXPENSE (INCOME), NET                         854,228           39,186
                                                             ------------     ------------
NET LOSS                                                       (1,667,220)        (496,883)

  ACCRETION OF PREFERRED STOCK DIVIDENDS                           (9,625)          (9,625)
                                                             ------------     ------------

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS                   $ (1,676,845)    $   (506,508)
                                                             ============     ============

NET LOSS APPLICABLE PER COMMON SHARE (BASIC AND DILUTED):    $      (0.03)    $      (0.01)
                                                             ============     ============


SHARES USED IN PER SHARE CALCULATION (BASIC AND DILUTED):
     WEIGHTED AVERAGE OUTSTANDING                              55,715,877       50,365,052
                                                             ============     ============

                 THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ARE AN INTEGRAL PART OF THESE STATEMENTS.

                        WORLDWATER CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE THREE MONTHS ENDED MARCH 31,
                                   (UNAUDITED)

                                                                              2004             2003
                                                                              ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES:
    NET LOSS                                                              $(1,667,220)    $  (496,883)
    ADJUSTMENTS TO RECONCILE NET LOSS TO
       NET CASH USED IN OPERATING ACTIVITIES:
           AMORTIZATION OF INTEREST EXPENSE                                   272,812          17,590
           DEPRECIATION                                                         8,702           7,989
           BENEFICIAL CONVERSION OF CONVERTIBLE NOTES                         427,167               -
           ISSUANCE OF WARRANTS FOR SERVICES                                   46,000               -
           ISSUANCE OF STOCK FOR SERVICE                                       81,000               -
           AMORTIZATION OF DEFERRED COMPENSATION                                7,500           7,500
           CHANGES IN ASSETS AND LIABILITIES:
               ACCOUNTS RECEIVABLE                                           (671,433)       (466,670)
               INVENTORY                                                            -         (11,801)
               DEFERRED CONTRACT COSTS                                        (76,120)        581,963
               PREPAID EXPENSES                                                (2,307)          3,476
               CUSTOMER DEPOSITS PAYABLE                                      (64,845)       (243,172)
               DUE TO BANK                                                                      3,828
               ACCOUNTS PAYABLE AND OTHER ACCRUED EXPENSES                    522,772         210,483
                                                                          -----------     ------------
                   NET CASH (USED IN) OPERATING ACTIVITIES                 (1,115,972)       (385,697)
                                                                          -----------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    PURCHASE OF EQUIPMENT AND LEASEHOLD IMPROVEMENTS                                -          (2,100)
    DEPOSITS                                                                        -         (16,257)
                                                                          -----------     ------------
                   NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES              -         (18,357)
                                                                          -----------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    PROCEEDS FROM ISSUANCE OF LONG-TERM DEBT                                1,258,750         205,696
    PROCEEDS FROM EXERCISE OF STOCK OPTIONS AND WARRANTS                       20,000               -
    PAYMENTS ON LONG-TERM DEBT                                                (11,796)         (1,550)
    PROCEEDS FROM ISSUANCE OF NOTES PAYABLE                                    88,616         350,000
    PAYMENTS ON NOTES PAYABLE                                                (235,000)       (285,500)
    PROCEEDS FROM ISSUANCE OF COMMON STOCK                                    150,000               -
                                                                          -----------     ------------
                   NET CASH PROVIDED BY FINANCING ACTIVITIES                1,270,570         268,646
                                                                          -----------     ------------

NET EFFECT OF CURRENCY TRANSLATION  ON CASH                                    49,984          (2,400)
NET INCREASE (DECREASE) IN CASH                                               204,582        (137,808)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                 59,045         140,574
                                                                          -----------     ------------

CASH AND CASH  EQUIVALENTS  AT END OF FIRST  QUARTER                      $   263,627     $     2,766
                                                                          ===========     ===========

                 THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ARE AN INTEGRAL PART OF THESE STATEMENTS.

                        WORLDWATER CORP. AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                       FOR THE PERIOD ENDED MARCH 31, 2004
                                   (UNAUDITED)

                                                                                       ADDITIONAL    ADDITIONAL
                                                                                        PAID-IN       PAID-IN
                                          COMMON STOCK             PREFERRED STOCK      CAPITAL       CAPITAL
                                       SHARES      PAR VALUE     SHARES    PAR VALUE   (COMMON)     (PREFERRED)
                                     -----------  ----------  ---------  ----------  ----------- ------------
BALANCE, DECEMBER 31, 2003            52,506,720     $52,507     677,778  $   6,778  $15,146,564   $  580,389

PREFERRED STOCK
   - ACCRETION OF DIVIDENDS                    -           -          -           -            -        9,625
AMORTIZATION OF DEFERRED COMPENSATION
     AND RESTRICTED STOCK                      -           -          -           -            -            -
WARRANTS GRANTED FOR FINANCING                 -           -          -           -      674,300            -
WARRANTS GRANTED FOR COMMISSION ON             -           -          -           -       46,000            -
     FINANCING
BENEFICIAL CONVERSION FEATURE OF               -           -          -           -      427,167            -
     CONVERTIBLE NOTES
CONVERSION OF CONVERTIBLE NOTES        3,666,666       3,667          -           -      436,333            -
ISSUANCE OF COMMON STOCK FOR CASH      1,000,000       1,000          -           -      149,000            -
ISSUANCE OF COMMON STOCK FOR             100,000         100          -           -       14,900            -
     WARRANTS EXERCISED
STOCK GRANTED FOR SERVICES               525,000         525          -           -       80,475            -
EXERCISE OF STOCK OPTIONS                 33,333          33          -           -        4,967            -
COMPREHENSIVE LOSS:
  NET LOSS                                     -           -          -           -            -            -
OTHER COMPREHENSIVE EXPENSE -
  CURRENCY TRANSLATION ADJUSTMENT              -           -          -           -            -            -
TOTAL COMPREHENSIVE LOSS                       -           -          -           -            -            -
                                     -----------  ----------  ---------  ----------  ----------- ------------

BALANCE, MARCH 31, 2004               57,831,719    $ 57,832    677,778  $    6,778  $16,979,706  $   590,014
                                     ===========  ==========  =========  ========== ===========  ============
                                                                           ACCUMULATED
                                                                              OTHER
                                        DEFERRED      ACCUMULATED          COMPREHENSIVE
                                      COMPENSATION      DEFICIT            INCOME (LOSS)         TOTAL
                                      -----------    -------------       -------------      -------------
BALANCE, DECEMBER 31, 2003              ($105,000)   ($19,573,284)           ($49,396)       ($3,941,442)

PREFERRED STOCK
   - ACCRETION OF DIVIDENDS                     -          (9,625)                  -                 -
AMORTIZATION OF DEFERRED COMPENSATION
     AND RESTRICTED STOCK                   7,500               -                   -             7,500
WARRANTS GRANTED FOR FINANCING                  -               -                   -           674,300
WARRANTS GRANTED FOR COMMISSION ON              -               -                   -            46,000
     FINANCING
BENEFICIAL CONVERSION FEATURE OF                -               -                   -           427,167
     CONVERTIBLE NOTES
CONVERSION OF CONVERTIBLE NOTES                 -               -                   -           440,000
ISSUANCE OF COMMON STOCK FOR CASH               -               -                   -           150,000
ISSUANCE OF COMMON STOCK FOR                    -               -                   -            15,000
     WARRANTS EXERCISED
STOCK GRANTED FOR SERVICES                      -               -                   -            81,000
EXERCISE OF STOCK OPTIONS                       -               -                   -             5,000
COMPREHENSIVE LOSS:
  NET LOSS                                      -       1,667,220                    -        1,667,220
OTHER COMPREHENSIVE EXPENSE -
  CURRENCY TRANSLATION ADJUSTMENT               -               -               49,984           49,984
                                                                                             -----------
TOTAL COMPREHENSIVE LOSS                        -               -                    -        1,617,236
                                      -----------    -------------       -------------      -------------
BALANCE, MARCH 31, 2004                 ($97,500)    ($21,250,129)                $588      ($3,712,711)
                                      ===========    =============       =============      ==============

               THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE
                     AN INTEGRAL PART OF THESE STATEMENTS.

PART  I.  ITEM  1.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.    LIQUIDITY

THESE CONSOLIDATED FINANCIAL STATEMENTS ARE PRESENTED ON THE BASIS THAT THE COMPANY WILL CONTINUE AS A GOING CONCERN. THE GOING CONCERN CONCEPT CONTEMPLATES THE REALIZATION OF ASSETS AND THE SATISFACTION OF LIABILITIES IN THE NORMAL COURSE OF BUSINESS OVER A REASONABLE LENGTH OF TIME. THE COMPANY'S WORKING CAPITAL DEFICIT AND STOCKHOLDER'S DEFICIENCY RAISES SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN. MANAGEMENT CONTINUES TO RAISE CAPITAL THROUGH THE SALE OF COMMON STOCK AND ADDITIONAL BORROWINGS. IN ADDITION, MANAGEMENT IS CONTINUING TO MARKET THEIR PRODUCTS DOMESTICALLY AND INTERNATIONALLY. HOWEVER, THERE CAN BE NO ASSURANCES THAT THE COMPANY WILL BE SUCCESSFUL IN THESE EFFORTS. THE CONSOLIDATED FINANCIAL STATEMENTS DO NOT INCLUDE ANY ADJUSTMENTS THAT MIGHT RESULT FROM THE OUTCOME OF THIS GOING CONCERN UNCERTAINTY.

2.    NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      DESCRIPTION OF THE BUSINESS

THE COMPANY OPERATES IN ONE BUSINESS SEGMENT AS A FULL-SERVICE WATER MANAGEMENT AND SOLAR ENERGY COMPANY, DESIGNING, DEVELOPING AND MARKETING TECHNOLOGY RELATING TO WATER NEEDS AND SOLAR POWER APPLICATIONS. THE COMPANY ADVISES AND SUPPLIES GOVERNMENTS AND INDUSTRY THROUGHOUT THE WORLD ON SOLAR ELECTRIC APPLICATIONS AND ON ALL PHASES OF WATER NEEDS. THE COMPANY HAS CUSTOMERS IN THE UNITED STATES, AND IN DEVELOPING COUNTRIES, PRINCIPALLY THE PHILIPPINES, IN THE FIRST QUARTER 2004.

      PRINCIPLES OF CONSOLIDATION

THE CONSOLIDATED FINANCIAL STATEMENTS INCLUDE THE PARENT COMPANY WORLDWATER CORP., AND ITS CONTROLLED WHOLLY OWNED SUBSIDIARY COMPANY, WORLDWATER (PHILS) INC. AND CERTAIN OTHER INACTIVE SUBSIDIARIES. ALL SIGNIFICANT INTERCOMPANY ACCOUNTS AND TRANSACTIONS HAVE BEEN ELIMINATED IN CONSOLIDATION.

      WORLDWATER CORP., 100% WHOLLY OWNED INACTIVE SUBSIDIARIES INCLUDE -
                  WORLDWATER, INC.
                  WORLDWATER HOLDINGS INC.
                  WORLDWATER EAST AFRICA LTD.
                  WORLDWATER PAKISTAN (PVT.), LTD.

     USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE AMOUNTS REPORTED IN THE CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES. ESTIMATES ARE USED FOR, BUT NOT LIMITED TO, FOREIGN CURRENCY TRANSLATION, DEPRECIATION, TAXES AND THE VALUE OF SHARES ISSUED. ALTHOUGH THESE ESTIMATES ARE BASED ON MANAGEMENT'S BEST KNOWLEDGE OF CURRENT EVENTS AND ACTIONS THAT THE COMPANY MAY UNDERTAKE IN THE FUTURE, ACTUAL RESULTS MAY BE DIFFERENT FROM THE ESTIMATES.

      FOREIGN CURRENCY TRANSLATION

FOR INTERNATIONAL SUBSIDIARIES, ASSET AND LIABILITY ACCOUNTS ARE TRANSLATED AT YEAR-END RATES OF EXCHANGE AND REVENUE AND EXPENSES ARE TRANSLATED AT AVERAGE EXCHANGE RATES PREVAILING DURING THE YEAR. FOR SUBSIDIARIES WHOSE FUNCTIONAL CURRENCY IS DEEMED TO BE OTHER THAN THE U.S. DOLLAR, TRANSLATION ADJUSTMENTS ARE INCLUDED AS A SEPARATE COMPONENT OF OTHER COMPREHENSIVE INCOME AND STOCKHOLDERS DEFICIENCY. CURRENCY TRANSACTION GAINS AND LOSSES ARE RECORDED IN INCOME.

      COMPREHENSIVE LOSS

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS (SFAS) NO. 130, "REPORTING COMPREHENSIVE INCOME" ESTABLISHES STANDARDS FOR REPORTING AND PRESENTATION OF COMPREHENSIVE LOSS AND ITS COMPONENTS IN A FULL SET OF FINANCIAL STATEMENTS. COMPREHENSIVE LOSS CONSISTS OF NET LOSS AND FOREIGN CURRENCY TRANSLATION AND IS PRESENTED IN THE CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY. SFAS NO. 130 REQUIRES ONLY ADDITIONAL DISCLOSURES IN THE FINANCIAL STATEMENTS; IT DOES NOT AFFECT THE COMPANY'S FINANCIAL POSITION OR RESULTS OF OPERATIONS.

      REVENUE RECOGNITION


THE COMPANY DERIVES REVENUE PRIMARILY FROM THE SALE AND INSTALLATION OF ITS SOLAR PUMPING SYSTEMS AND SOLAR ENERGY PRODUCTS. REVENUES ARE ALSO DERIVED TO A LESSER EXTENT FROM GOVERNMENT CONSULTING PROJECTS AND FROM GRANT REVENUE RECEIVED. REVENUES ARE RECORDED WHEN PERSUASIVE EVIDENCE OF AN ARRANGEMENT EXISTS, THE PRICE IS FIXED AND DETERMINABLE, DELIVERY HAS OCCURRED OR SERVICES HAVE BEEN RENDERED AND WHEN COLLECTIBILITY IS REASONABLY ASSURED.

REVENUES FROM TIME AND MATERIAL SERVICE ARRANGEMENTS ARE RECOGNIZED USING THE PERCENTAGE OF COMPLETION METHOD MEASURED BY LABOR AND OTHER COSTS INCURRED TO TOTAL ESTIMATED LABOR AND OTHER COSTS REQUIRED. ESTIMATES OF COSTS TO COMPLETE ARE REVIEWED PERIODICALLY AND MODIFIED AS REQUIRED. PROVISIONS ARE MADE FOR THE FULL AMOUNT OF ANTICIPATED LOSSES, IF ANY, ON ALL CONTRACTS IN THE PERIOD IN WHICH THE LOSSES ARE FIRST DETERMINED. CHANGES IN ESTIMATES ARE ALSO REFLECTED IN THE PERIOD THEY BECOME KNOWN.

REVENUES FROM EQUIPMENT SALES AND INSTALLATION CONTRACTS CONTAINING ACCEPTANCE PROVISIONS ARE RECOGNIZED UPON CUSTOMER ACCEPTANCE. DEFERRED CONTRACTS COST REPRESENT COSTS INCURRED ON UNCOMPLETED CONTRACTS. CASH PAYMENTS RECEIVED IN ADVANCE OF PRODUCT OR SERVICE REVENUE ARE RECORDED AS CUSTOMER DEPOSITS PAYABLE. SOME CONTRACTS HAVE SPECIFIED IDENTIFIABLE MULTIPLE ELEMENTS WHEREBY UPON COMPLETION OF THAT STAGE OR MILESTONE AND CUSTOMER ACCEPTANCE IS RECEIVED, THE APPLICABLE REVENUE IS RECOGNIZED.



REVENUES FROM CONSULTING PROJECTS ARE RECOGNIZED AS SERVICES ARE RENDERED.

GRANT REVENUES ON THE BASIS OF ENTITLEMENT PERIODS ARE RECORDED AS REVENUE WHEN ENTITLEMENT OCCURS.

ESTIMATED EXPENSES RELATED TO CONTRACTUAL  PRODUCT WARRANTIES ARE ACCRUED AT THE
TIME  OF  CONTRACT  COMPLETION.   ESTIMATES  ARE  ESTABLISHED  USING  HISTORICAL
INFORMATION ON THE NATURE, FREQUENCY, AND AVERAGE COST OF WARRANTY CLAIMS.

      ACCOUNTING FOR INCOME TAXES

DEFERRED  TAX ASSETS  AND  LIABILITIES  ARE  DETERMINED  BASED ON THE  TEMPORARY
DIFFERENCES BETWEEN THE FINANCIAL REPORTING AND THE TAX BASIS OF ASSETS AND LIABILITIES, APPLYING ENACTED STATUTORY TAX RATES IN EFFECT FOR THE YEAR IN WHICH THE DIFFERENCES ARE EXPECTED TO REVERSE. FUTURE TAX BENEFITS, SUCH AS NET OPERATING LOSS CARRYFORWARDS, ARE RECOGNIZED TO THE EXTENT THAT REALIZATION OF THESE BENEFITS IS CONSIDERED MORE LIKELY THAN NOT.

      CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL HIGHLY LIQUID INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE CARRYING AMOUNT OF CASH AND CASH EQUIVALENTS APPROXIMATES ITS FAIR VALUE DUE TO ITS SHORT-TERM NATURE.

      INVENTORY


INVENTORY IS STATED AT THE LOWER OF COST OR MARKET  DETERMINED  BY THE FIRST-IN,
FIRST-OUT  (FIFO)  METHOD.   INVENTORY   CONSISTS  MAINLY  OF  PURCHASED  SYSTEM
COMPONENTS.


      EQUIPMENT AND LEASEHOLD IMPROVEMENTS


EQUIPMENT AND LEASEHOLD IMPROVEMENTS ARE CARRIED AT COST, LESS ACCUMULATED DEPRECIATION AND ARE DEPRECIATED FOR FINANCIAL REPORTING PURPOSES USING THE STRAIGHT-LINE METHOD. DEPRECIATION FOR INCOME TAX PURPOSES IS COMPUTED USING ACCELERATED METHODS. THE ESTIMATED USEFUL LIVES ARE: COMPUTERS AND INFORMATION EQUIPMENT, 5 YEARS, OFFICE FURNITURE, VEHICLES, AND TEST AND ASSEMBLY FIXTURES, 5 TO 7 YEARS: LEASEHOLD IMPROVEMENTS, 7 YEARS. UPON RETIREMENT OR DISPOSAL, THE ASSET COST AND RELATED ACCUMULATED DEPRECIATION ARE REMOVED FROM THE ACCOUNTS AND THE NET AMOUNT, LESS ANY PROCEEDS, IS CHARGED OR CREDITED TO INCOME.


EXPENDITURES FOR MAINTENANCE AND REPAIRS ARE EXPENSED AS INCURRED. EXPENDITURES,
WHICH   SIGNIFICANTLY   INCREASE  ASSET  VALUE  OR  EXTEND  USEFUL  LIVES,   ARE
CAPITALIZED.

      RESEARCH AND DEVELOPMENT EXPENSE

RESEARCH AND DEVELOPMENT COSTS ARE EXPENSED AS INCURRED. ENHANCEMENTS TO PRODUCTS ARE CAPITALIZED ONCE TECHNOLOGICAL FEASIBILITY HAS BEEN ESTABLISHED.


      IMPAIRMENT OF LONG-LIVED ASSETS

THE COMPANY EVALUATES LONG-LIVED ASSETS FOR POTENTIAL IMPAIRMENT IN COMPLIANCE WITH SFAS NO. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. THE COMPANY RECORDS, IN DEPRECIATION EXPENSE, IMPAIRMENT LOSSES ON LONG-LIVED ASSETS USED IN OPERATIONS WHEN EVENTS AND CIRCUMSTANCES INDICATE THE ASSETS MIGHT BE IMPAIRED AND THE UNDISCOUNTED CASH FLOWS ESTIMATED TO BE GENERATED BY THOSE ASSETS ARE LESS THAN THEIR CARRYING AMOUNTS. THE CURRENT FAIR MARKET VALUE OF THE ASSETS IS DETERMINED BY RECENT TRANSACTIONS, EXPECTED REMAINING USEFUL LIVES, FUTURE MARKET TRENDS AND PROJECTED SALVAGE VALUES TO DETERMINE THE FAIR MARKET VALUE OF THESE ASSETS. IMPAIRMENT LOSSES ARE MEASURED BY COMPARING THE FAIR VALUE OF THE ASSET TO ITS CARRYING AMOUNT.

      STOCK-BASED COMPENSATION

THE COMPANY GRANTED OPTIONS FOR A FIXED NUMBER OF SHARES TO KEY EMPLOYEES WITH THE EXERCISE PRICE EQUAL TO THE FAIR VALUE OF SHARES AT THE DATE OF GRANT. THE COMPANY ACCOUNTS FOR STOCK OPTION GRANTS IN ACCORDANCE WITH APB OPINION NO. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES", AND, ACCORDINGLY RECOGNIZES NO COMPENSATION EXPENSE FOR THE STOCK OPTION GRANTS. THE COMPANY HAS ADOPTED THE DISCLOSURE PROVISIONS OF SFAS NO. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION", WHICH PERMITS ENTITIES TO PROVIDE PRO FORMA NET INCOME (LOSS) DISCLOSURE FOR STOCK-BASED COMPENSATION AS IF THE FAIR-VALUE METHOD HAD BEEN APPLIED.


TRANSACTIONS WITH NON-EMPLOYEES AND CONSULTANTS, IN WHICH GOODS OR SERVICES ARE CONSIDERED RECEIVED FOR THE ISSUANCE FOR EQUITY INSTRUMENTS, ARE ACCOUNTED FOR UNDER THE FAIR VALUE METHOD DEFINED IN SFAS NO. 123.

THE COMPANY HAS ADOPTED THE DISCLOSURE-ONLY PROVISIONS OF SFAS NO. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION." ACCORDINGLY, NO COMPENSATION COST HAS BEEN RECOGNIZED FOR THE STOCK OPTION PLANS BECAUSE THE EXERCISE PRICE OF EMPLOYEE STOCK OPTIONS EQUALS THE MARKET PRICES OF THE UNDERLYING STOCK ON THE DATE OF GRANT. HAD COMPENSATION COST BEEN DETERMINED BASED ON THE FAIR VALUE AT THE GRANT DATE FOR AWARDS IN THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003, RESPECTIVELY, CONSISTENT WITH THE PROVISIONS OF SFAS NO. 123, THE COMPANY'S NET INCOME AND EARNINGS PER SHARE WOULD HAVE BEEN REDUCED TO THE PRO FORMA AMOUNTS INDICATED BELOW.

                                                THREE MONTHS ENDED MARCH 31,
                                                 2004                   2003
                                                 ----                   ----

NET LOSS, AS REPORTED -                     $ (1,676,845)           $  (506,508)
ADD:  STOCK BASED EMPLOYEE COMPENSATION
         EXPENSE INCLUDED IN NET LOSS, NET
         OF RELATED TAX EFFECTS                    7,500                  7,500
DEDUCT:  TOTAL STOCK BASED EMPLOYEE
         COMPENSATION EXPENSE DETERMINED
         UNDER FAIR VALUE BASED METHOD
         FOR ALL AWARDS, NET OF RELATED
         TAX EFFECTS                                  (0)                    (0)
                                            ------------            ------------
PRO FORMA NET LOSS                          $ (1,669,345)           $  (499,008)

EARNINGS PER SHARE:
         BASIC-AS REPORTED                  $     (0.03)            $    (0.01)
         BASIC-PRO FORMA                    $     (0.03)            $    (0.01)

         DILUTED-AS REPORTED                $     (0.03)            $    (0.01)
         DILUTED-PRO FORMA                  $     (0.03)            $    (0.01)

         EQUITY SECURITY TRANSACTIONS

SINCE INCEPTION, THE BOARD OF DIRECTORS HAS ESTABLISHED THE FAIR VALUE OF COMMON STOCK BASED UPON QUOTED MARKET PRICES EXISTING AT THE DATES SUCH EQUITY TRANSACTIONS OCCURRED.

      NET LOSS PER COMMON SHARE


BASIC LOSS PER SHARE INCLUDES NO DILUTION AND IS COMPUTED BY DIVIDING THE LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS BY THE WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING FOR THE PERIOD. DILUTED LOSS PER SHARE REFLECTS THE POTENTIAL DILUTION OF SECURITIES THAT COULD SHARE IN OUR EARNINGS. AS PRESENTED, OUR BASIC AND DILUTED LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS IS BASED ON THE WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING DURING THE PERIOD AND DOES NOT INCLUDE OTHER POTENTIAL COMMON SHARES, INCLUDING SHARES ISSUABLE UPON EXERCISE OF OPTIONS, WARRANTS AND CONVERSION RIGHTS, SINCE THEIR EFFECT WOULD BE ANTIDILUTIVE DUE TO OUR LOSSES.


      RECLASSIFICATION

CERTAIN PRIOR YEAR BALANCES HAVE BEEN RECLASSIFIED TO CONFORM TO CURRENT YEAR PRESENTATION.

      IMPACT OF ACCOUNTING PRONOUNCEMENTS

IN DECEMBER 2002, THE FASB ISSUED SFAS NO. 148, "ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE." SFAS 148 AMENDS SFAS 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," TO PROVIDE ALTERNATIVE METHODS OF TRANSACTION FOR AN ENTITY THAT VOLUNTARILY CHANGES TO THE FAIR VALUE BASED METHOD OF ACCOUNTING FOR STOCK-BASED COMPENSATION. IT ALSO AMENDS THE DISCLOSURE PROVISIONS OF THAT STATEMENT. THE DISCLOSURE PROVISIONS OF THIS STATEMENT ARE EFFECTIVE FOR FINANCIAL STATEMENTS ISSUED FOR FISCAL PERIODS BEGINNING AFTER DECEMBER 15, 2002 AND BECAME EFFECTIVE FOR THE COMPANY IN THE SECOND QUARTER OF OUR 2003 FISCAL YEAR. THE COMPANY HAS ADOPTED THE APPLICABLE DISCLOSURE REQUIREMENTS OF THIS STATEMENT IN ITS FINANCIAL STATEMENTS.

IN APRIL 2003, THE FASB ISSUED SFAS NO. 149, "AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES". SFAS NO. 149 CLARIFIES UNDER WHAT CIRCUMSTANCES A CONTRACT WITH AN INITIAL NET INVESTMENT MEETS THE
CHARACTERISTICS OF A DERIVATIVE AS DISCUSSED IN STATEMENT NO. 133. IT ALSO SPECIFIES WHEN A DERIVATIVE CONTAINS A FINANCING COMPONENT THAT WARRANTS SPECIAL REPORTING IN THE CONSOLIDATED STATEMENT OF CASH FLOWS. SFAS NO. 149 AMENDS CERTAIN OTHER EXISTING PRONOUNCEMENTS IN ORDER TO IMPROVE CONSISTENCY IN REPORTING THESE TYPES OF TRANSACTIONS. THE NEW GUIDANCE IS EFFECTIVE FOR
CONTRACTS ENTERED INTO OR MODIFIED AFTER JUNE 30, 2003, AND FOR HEDGING RELATIONSHIPS DESIGNATED AFTER JUNE 30, 2003. THE ADOPTION OF THIS STANDARD DID NOT HAVE A MATERIAL IMPACT ON THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS.

IN NOVEMBER 2002, THE FASB ISSUED FASB INTERPRETATION NO. 45 ("FIN 45"), "GUARANTORS' ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS". FIN 45 REQUIRES A LIABILITY TO BE RECOGNIZED AT THE TIME A COMPANY ISSUES A GUARANTEE FOR THE FAIR VALUE OF THE OBLIGATIONS ASSUMED UNDER CERTAIN GUARANTEE AGREEMENTS. ADDITIONAL DISCLOSURES ABOUT GUARANTEE AGREEMENTS ARE ALSO REQUIRED IN THE INTERIM AND ANNUAL FINANCIAL STATEMENTS. THE ADOPTION OF FIN 45 DID NOT HAVE AN EFFECT ON THE COMPANY'S RESULTS OF OPERATIONS OR FINANCIAL POSITION.

ON MAY 15, 2003, THE FASB ISSUED SFAS NO. 150, "ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY". SFAS 150 ESTABLISHES STANDARDS FOR CLASSIFYING AND MEASURING AS LIABILITIES CERTAIN FINANCIAL INSTRUMENTS THAT EMBODY OBLIGATIONS OF THE ISSUER AND HAVE CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS 150 REPRESENTS A SIGNIFICANT CHANGE IN PRACTICE IN THE ACCOUNTING FOR A NUMBER OF FINANCIAL INSTRUMENTS, INCLUDING MANDATORY REDEEMABLE EQUITY INSTRUMENTS AND CERTAIN EQUITY DERIVATIVES THAT FREQUENTLY ARE USED IN CONNECTION WITH SHARE REPURCHASE PROGRAMS. WE CURRENTLY DO NOT HAVE ANY SUCH INSTRUMENTS. SFAS 150 IS EFFECTIVE FOR ALL FINANCIAL INSTRUMENTS CREATED OR MODIFIED AFTER MAY 31, 2003. THERE WAS NO IMPACT FROM THE ADOPTION OF THIS STATEMENT.

IN JANUARY 2003, THE FASB ISSUED FIN 46, "CONSOLIDATION OF VARIABLE INTEREST ENTITIES," WHICH IS EFFECTIVE FOR INTERIM PERIODS BEGINNING AFTER DECEMBER 15, 2003. THIS INTERPRETATION CHANGES THE METHOD OF DETERMINING WHETHER CERTAIN ENTITIES SHOULD BE INCLUDED IN THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS. AN ENTITY IS SUBJECT TO FIN 46 AND IS CALLED A VARIABLE INTEREST ENTITY ("VIE")

IF IT HAS (1) EQUITY THAT IS INSUFFICIENT TO PERMIT THE ENTITY TO FINANCE ITS ACTIVITIES WITHOUT ADDITIONAL SUBORDINATED FINANCIAL SUPPORT FROM OTHER PARTIES, OR (2) EQUITY INVESTORS THAT CANNOT MAKE SIGNIFICANT DECISIONS ABOUT THE ENTITY'S OPERATIONS, OR THAT DO NOT ABSORB THE EXPECTED LOSSES OR RECEIVE THE EXPECTED RETURNS OF THE ENTITY. ALL OTHER ENTITIES ARE EVALUATED FOR
CONSOLIDATION UNDER SFAS NO. 94, "CONSOLIDATION OF ALL MAJORITY-OWNED SUBSIDIARIES." A VIE IS CONSOLIDATED BY ITS PRIMARY BENEFICIARY, WHICH IS THE PARTY INVOLVED WITH THE VIE THAT HAS A MAJORITY OF THE EXPECTED LOSSES OR A MAJORITY OF THE EXPECTED RESIDUAL RETURNS OR BOTH. THERE WAS NO IMPACT FROM THE ADOPTION OF THIS STANDARD

      ADVERTISING COSTS


ADVERTISING COSTS ARE EXPENSED AS INCURRED. SUCH EXPENSE FOR THE PERIODS ENDED MARCH 31, 2004 AND 2003 WAS $14,013 AND $14,825, RESPECTIVELY.

3.    EQUIPMENT AND LEASEHOLD IMPROVEMENTS

      EQUIPMENT AND LEASEHOLD IMPROVEMENTS CONSIST OF THE FOLLOWING AT MARCH 31, 2004:

                                                                      2004
                                                                      ----
         COMPUTERS                                                 $   40,278
         OFFICE FURNITURE AND EQUIPMENT                               106,158
                        TEST AND ASSEMBLY FIXTURES 34,140
         VEHICLES                                                      99,956
         LEASEHOLD IMPROVEMENTS                                         8,123
                                                                   ----------
                                                                      288,655
         LESS:  ACCUMULATED DEPRECIATION                              232,138
                                                                   ----------
         EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET                 $   56,517
                                                                   ==========

4.    ACCOUNTS PAYABLE AND ACCRUED EXPENSES

      ACCOUNTS PAYABLE AND ACCRUED EXPENSES CONSIST OF THE FOLLOWING AT MARCH 31, 2004:

                                                                   2004
                                                                   ----
                ACCOUNTS PAYABLE                                $1,190,160
                ACCRUED INTEREST                                   320,862
                ACCRUED SALARIES - OFFICERS                        444,734
                ACCRUED SALES COMMISSIONS                           79,455
                ACCRUED FINANCING COMMISSION                        76,350
                ACCRUED PAYROLL TAXES                               37,807
                ACCRUED WARRANTY RESERVE                            27,206
                ACCRUED CONSULTING                                  25,000
                OTHER ACCRUED EXPENSES                              36,351
                                                                ----------
                                                                $2,237,925
                                                                ==========

5.    LONG-TERM DEBT

      LONG-TERM DEBT CONSIST OF THE FOLLOWING AT MARCH 31, 2004:

         UNCOLLATERALIZED LOANS PAYABLE TO A FUNDS AND QUALIFIED             $  681,236
         INDIVIDUAL INVESTORS DATED JANUARY 14 THROUGH MARCH
         31, 2004, FACE VALUE OF $1,262,550 BEARS INTEREST AT
         10.00 PERCENT PER ANNUM WITH, USING THE ORIGINAL ISSUE
         DISCOUNT THE EFFECTIVE INTEREST RATE RANGES FROM 19 - 30%
         PER ANNUM WITH THREE YEAR MATURITY DATES.  BENEFICIAL
         CONVERSION INTEREST OF $427,167 WAS RECORDED AS A RESULT
         OF THE CONVERSION FEATURE OF THE INSTRUMENT.  PAYMENTS OF
         INTEREST ARE DUE SEMI-ANNUALLY BEGINNING JULY 14, 2004.
         THE LOANS ARE CONVERTIBLE AT THE OPTION OF THE HOLDER AT $0.15
         PER COMMON SHARE FOR A TOTAL OF 8,417,000 SHARES.

         UNCOLLATERALIZED LOANS PAYABLE TO A FUNDS AND QUALIFIED              1,284,381
         INDIVIDUAL INVESTORS DATED JANUARY 30 THROUGH DECEMBER
         15, 2003, FACE VALUE OF $1,675,000 BEARS INTEREST AT
         10.00 PERCENT PER ANNUM WITH, USING THE ORIGINAL ISSUE
         DISCOUNT THE EFFECTIVE INTEREST RATE RANGES FROM 19 - 30%
         PER ANNUM WITH THREE YEAR MATURITY DATES.  BENEFICIAL
         CONVERSION INTEREST OF $205,333 WAS RECORDED AS A RESULT
         OF THE CONVERSION FEATURE OF THE INSTRUMENT.  PAYMENTS OF
         INTEREST ARE DUE SEMI-ANNUALLY BEGINNING JULY 30, 2003.
         THE LOANS ARE CONVERTIBLE AT THE OPTION OF THE HOLDER AT $0.15
         PER COMMON SHARE FOR A TOTAL OF 11,166,667 SHARES.

         LOANS PAYABLE TO INDIVIDUALS, WITH NO STATED INTEREST RATE               52,500
         OR MATURITY DATE.  IMPUTED INTEREST IS  CALCULATED AT
         A RATE OF 4.50% AND IS INCLUDED IN ACCRUED INTEREST.  THESE
         UNCOLLATERALIZED NOTES ARE CONVERTIBLE AT THE OPTION OF THE
         HOLDER AT $0.495 PER COMMON SHARE FOR 106,060 SHARES OF COMMON
         STOCK.

         LOAN PAYABLE TO AN INDIVIDUAL DATED OCTOBER 14, 1992, BEARING INTEREST
         AT 8.00 PERCENT PER ANNUM WITH AN ORIGINAL MATURITY DATE OF OCTOBER 14,
         1997. PAYMENT OF PRINCIPAL AND ACCRUED INTEREST WERE DUE AT MATURITY.
         THE LOAN IS UNCOLLATERALIZED AND IS CONVERTIBLE AT THE OPTION OF THE
         HOLDER AT THE RATE OF $0.40 PER SHARE FOR A TOTAL CONVERSION AMOUNT OF
         125,000 SHARES OF COMMON STOCK. 50,000

         LOANS PAYABLE TO INDIVIDUALS DATED JULY 17, 1995
         THROUGH FEBRUARY 25, 1997  BEARING INTEREST AT 10.00 PERCENT
         PER ANNUM AND DUE ON DEMAND.THE LOANS ARE UNCOLLATERALIZED
         AND ARE CONVERTIBLE AT THE OPTION OF THE HOLDER AT $0.50
         PER COMMON SHARE FOR 106,000 SHARES OF COMMON STOCK.
         IN ADDITION, ALL HOLDERS WERE GRANTED 602,965 WARRANTS FOR
         THE PURCHASE OF COMMON STOCK AT THE PRICE OF $0.60 PER SHARE.            53,000

         LOAN PAYABLE TO PNC BANK DATED NOVEMBER 2001 BEARING INTEREST AT 7.75%
         PER ANNUM PAYABLE IN MONTHLY INSTALLMENTS OF $813 WITH A MATURITY DATE
         OF NOVEMBER
         2008 AND IS GUARANTEED BY THE CHAIRMAN.                                   37,865
                                                                              -----------
         TOTAL                                                                 $2,158,982

         LESS CURRENT MATURITIES                                                  162,896
                                                                              -----------
         TOTAL LONG-TERM DEBT                                                  $1,996,086
                                                                              ===========

6.    RELATED PARTY TRANSACTIONS

      AMOUNTS PAYABLE TO EMPLOYEES, DIRECTORS AND THEIR IMMEDIATE RELATIVES:

                                    CURRENT                   $176,319

                                    LONG-TERM                 $ 84,781

      THE CURRENT DEBT IS PAYABLE UPON DEMAND. THE LONG TERM PORTION HAS BEEN RECLASSIFIED FROM LONG-TERM DEBT INCURRED IN JANUARY, 2003. IN JANUARY, THE INDIVIDUAL PROVIDED $100,000 OF CONVERTIBLE NOTES FOR WORKING CAPITAL FINANCING AND WAS PROVIDED 100,000 WARRANTS EXERCISABLE AT $0.15. IN SEPTEMBER 2003, THE INDIVIDUAL WAS APPOINTED TO THE BOARD OF DIRECTORS, AND NOW IS A RELATED PARTY.

7.    RESTRICTED STOCK AGREEMENT

      IN JULY 2002, WORLDWATER CORP. GRANTED 1,000,000 SHARES OF RESTRICTED STOCK FOR THE BENEFIT OF ITS CHAIRMAN. COMPENSATION EXPENSE FOR RESTRICTED STOCK IS BASED ON THE MARKET PRICE OF THE COMPANY STOCK AT THE TIME OF THE GRANT ($0.15) AND AMORTIZED ON A STRAIGHT-LINE BASIS OVER THE VESTING PERIOD WHICH IS FIVE YEARS. THE RECIPIENT (CHAIRMAN) DID NOT PAY ANY CASH CONSIDERATION TO THE COMPANY FOR THE SHARES AND HAS THE RIGHT TO VOTE ALL SHARES SUBJECT TO THE GRANT, WHETHER OR NOT THE SHARES HAVE VESTED. THE RESTRICTION IS BASED UPON CONTINUOUS SERVICE.

      THE BALANCE OF UNEARNED COMPENSATION RELATED TO THESE RESTRICTED SHARES AS OF MARCH 31, 2004 WAS $97,500. TOTAL COMPENSATION EXPENSE RECOGNIZED DURING THE FIRST QUARTER 2004 FOR THE RESTRICTED SHARES GRANTED WAS $7,500.

8.    DETACHABLE WARRANTS

      FOR THE FIRST QUARTER ENDED MARCH 31, 2004, THE COMPANY WAS PROVIDED $1,262,550 OF CONVERTIBLE NOTES FOR WORKING CAPITAL FINANCING. THE COMPANY AGREED TO ISSUE 5,638,667 WARRANTS FOR THE CONVERTIBLE NOTES REPRESENTING ADDITIONAL CONSIDERATION FOR THE LOANS PROVIDED.

      ACCORDINGLY, THE WARRANTS HAVE BEEN VALUED AT THEIR FAIR VALUE AND THE PROCEEDS FROM THE LOANS HAVE BEEN ALLOCATED ON A RELATIVE FAIR VALUE BASIS BETWEEN THE DEBT AND THE WARRANTS IN ACCORDANCE WITH ACCOUNTING PRINCIPLES BOARD OPINION NO. 14 ("APB 14"). THIS HAS RESULTED IN A DISCOUNT ON THE DEBT AND A CHARGE TO ADDITIONAL PAID IN CAPITAL OF $593,900 FOR THE PERIOD ENDED MARCH 31, 2004. THE AMOUNT OF ADDITIONAL INTEREST RECORDED ON THESE WARRANTS DURING THE QUARTER ENDED MARCH 31, 2004 WAS $13,909.

9.    ISSUANCE OF WARRANTS AND STOCK FOR SERVICES

      FOR THE QUARTER ENDED MARCH 31, 2004 THE COMPANY ISSUED 525,000 WARRANTS TO PURCHASE COMMON STOCK AT $0.15 PER SHARE TO SHAREHOLDERS AS CONSIDERATION FOR EXTENSION OF LOANS TOTALING $150,000 ORIGINALLY PAYABLE IN DECEMBER 2003. THE WARRANT ISSUANCE RESULTED IN $46,000 OF RECORDED INTEREST EXPENSE IN THE FIRST QUARTER OF 2004. ALSO, AS CONSIDERATION FOR LOANS TOTALING $70,000 COMMON STOCK SHARES IN THE AMOUNT OF 375,000 WERE ISSUED AND HAS BEEN RECORDED AS $55,500 OF COMPENSATION EXPENSE. THE LOANS WERE PAID IN APRIL OF 2004.

      DURING THE FIRST QUARTER OF 2004 THE COMPANY SOLD 1,000,000 RESTRICTED COMMON STOCK SHARES THROUGH A PRIVATE PLACEMENT AT $0.15 PER SHARE TO AN ACCREDITED INVESTOR TOTALING $150,000. WARRANTS TO PURCHASE AN AGGREGATE OF 670,000 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.20 PER SHARE WERE ISSUED WITH THE STOCK PURCHASE AND ARE VALUED AT $80,400.

      IN MARCH OF 2004 THE COMPANY ISSUED 150,000 COMMON STOCK SHARES TO A SWISS INVESTOR RELATIONS FIRM, $25,500 OF COMPENSATION EXPENSE WAS RECORDED.

      ALSO IN MARCH OF 2004, AN EMPLOYEE EXERCISED 33,333 STOCK OPTIONS EXERCISABLE AT $0.15 PER SHARE TOTALING $5,000.

      DURING THE FIRST QUARTER OF 2004 A WARRANT IN THE AMOUNT OF 100,000 SHARES EXERCISABLE AT $0.15 PER SHARE WAS EXERCISED FOR A TOTAL OF $15,000.

10.   CONVERTIBLE DEBT

      IN JANUARY OF 2004, $440,000, THE BALANCE OF A $0.12 PER SHARE CONVERTIBLE LOAN, WAS CONVERTED INTO 3,666,666 COMMON STOCK SHARES AT THE ORIGINAL CONVERSION PRICE. THE INTEREST ON THE LOAN WAS PAID TO THE INVESTOR IN CASH.

      IN MARCH OF 2004, A $10,000 CONVERTIBLE NOTE WAS PAID IN CASH. THE NOTE ACCRUED INTEREST AT 8% PER ANNUM, A TOTAL OF $1,896 OF INTEREST WAS ALSO PAID IN CASH.

      DURING THE FIRST QUARTER 2004 THE COMPANY ISSUED THREE YEAR CONVERTIBLE NOTES TOTALING $1,262,550 TO INSTITUTIONAL AND ACCREDITED INDIVIDUAL INVESTORS. THE NOTES BEAR INTEREST AT 10% PER ANNUM PAYABLE SEMI-ANNUALLY COMMENCING JULY 2004. INTEREST IS PAYABLE IN CASH OR IN SHARES OF COMMON STOCK AT THE ELECTION OF THE HOLDER. THE NOTES ARE CONVERTIBLE INTO AN AGGREGATE OF 8,417,000 SHARES OF COMMON STOCK AT $0.15 PER SHARE. THE NOTES ARE CONVERTIBLE AT THE OPTION OF THE HOLDER, ANYTIME AFTER PURCHASE. AS A RESULT OF THIS ISSUANCE BENEFICIAL CONVERSION INTEREST OF $427,667 WAS RECORDED IN THE FIRST QUARTER OF 2004. WARRANTS TO PURCHASE AN AGGREGATE OF 5,638,667 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.30 PER SHARE WERE ISSUED WITH THE CONVERTIBLE NOTES VALUED AT $593,900.

11.   SIGNIFICANT RISKS AND UNCERTAINTIES

      CONCENTRATION ON CASH BALANCE

      THE COMPANY MAINTAINS ITS CASH IN BANK DEPOSIT ACCOUNTS, WHICH, AT TIMES, MAY EXCEED FEDERALLY INSURED LIMITS. THE COMPANY HAS NOT EXPERIENCED ANY LOSSES IN SUCH ACCOUNTS. THE COMPANY BELIEVES IT IS NOT EXPOSED TO ANY SIGNIFICANT CREDIT RISK ON CASH AND CASH EQUIVALENTS.

      MAJOR CUSTOMERS

      THE COMPANY HAD ONE MAJOR CUSTOMER THAT ACCOUNTED FOR 86% OF TOTAL SALES DURING THE PERIOD ENDED MARCH 31, 2004, AND 94% OF ACCOUNTS RECEIVABLE AS OF MARCH 31, 2004.

FOREIGN OPERATIONS

THE COMPANY OPERATES IN VARIOUS COUNTRIES THAT ARE SUBJECT TO RISKS PECULIAR TO EACH COUNTRY. WITH RESPECT TO ANY PARTICULAR COUNTRY, THESE RISKS MAY INCLUDE:

- EXPROPRIATION AND NATIONALIZATION OF OUR ASSETS (INCLUDING INTELLECTUAL PROPERTY) IN THAT COUNTRY;
- POLITICAL AND ECONOMIC INSTABILITY;
- SOCIAL UNREST, ACTS OF TERRORISM, FORCE MAJEURE, WAR OR OTHER ARMED CONFLICT;
- INFLATION;
- CURRENCY FLUCTUATIONS, DEVALUATIONS AND CONVERSION RESTRICTIONS;
- CONFISCATORY TAXATION OR OTHER ADVERSE TAX POLICIES;
- GOVERNMENTAL ACTIVITIES THAT LIMIT OR DISRUPT MARKETS, RESTRICT PAYMENTS OR LIMIT THE MOVEMENT OF FUNDS;
- GOVERNMENTAL ACTIVITIES THAT MAY RESULT IN THE DEPRIVATION OF CONTRACT RIGHTS; AND
- TRADE RESTRICTIONS AND ECONOMIC EMBARGOES IMPOSED BY THE UNITED STATES AND OTHER COUNTRIES.

IN 2004 THE COMPANY HAS INITIATED A MARKETING INITIATIVE IN IRAQ AND OTHER MIDDLE EAST COUNTRIES. UNSETTLED POLITICAL CONDITIONS, SOCIAL UNREST, ACTS OF TERRORISM, FORCE MAJEURE, WAR OR OTHER ARMED CONFLICT, EXPLOITATION OR OTHER GOVERNMENTAL ACTIONS, INFLATION, EXCHANGE CONTROLS OR CURRENCY DEVALUATION MAY RESULT IN INCREASED BUSINESS RISK IN THIS REGION. THE COMPANY HAS ENTERED AN ALLIANCE WITH THE SANDI GROUP, ONE OF THE LARGEST IRAQI CONSTRUCTION AND LOGISTICS COMPANIES IN THE REGION, TO ASSIST THE COMPANY IN DOING BUSINESS IN THIS REGION.

FIXED-PRICE CONTRACTS

THE COMPANY UTILIZES FIXED-PRICE CONTRACTS WHICH RESULTS IN BUSINESS RISK. RISK ARISES FROM, AMONG OTHER THINGS:

- UNCERTAINTY IN ESTIMATING THE TECHNICAL ASPECTS AND EFFORT INVOLVED TO ACCOMPLISH THE WORK WITHIN THE CONTRACT SCHEDULE;
- LABOR AVAILABILITY AND PRODUCTIVITY; AND
- SUPPLIER AND SUBCONTRACTOR PRICING AND PERFORMANCE.

INTELLECTUAL PROPERTY RIGHTS

THE COMPANY RELIES ON A VARIETY OF INTELLECTUAL PROPERTY RIGHTS IN THE MANUFACTURE OF OUR PRODUCTS. THE COMPANY MAY NOT BE ABLE TO PRESERVE THESE RIGHTS INTELLECTUAL PROPERTY RIGHTS IN THE FUTURE AND THESE RIGHTS COULD BE INVALIDATED, CIRCUMVENTED OR CHALLENGED. IN ADDITION, THE LAWS OF SOME FOREIGN COUNTRIES IN WHICH OUR EQUIPMENT MAY BE SOLD DO NOT PROTECT INTELLECTUAL PROPERTY RIGHTS TO THE SAME EXTENT OF THE UNITED STATES. FAILURE TO PROTECT OUR PROPRIETARY INFORMATION AND SUCCESSFUL INTELLECTUAL PROPERTY CHALLENGES OR INFRINGEMENT PROCEEDINGS AGAINST THE COMPANY COULD MATERIALLY AND ADVERSELY AFFECT THE COMPANY'S COMPETITIVE POSITION.

TECHNOLOGICAL DEVELOPMENTS

THE MARKET FOR OUR EQUIPMENT IS CHARACTERIZED BY CONTINUAL TECHNOLOGICAL DEVELOPMENTS TO PROVIDE BETTER AND MORE RELIABLE PERFORMANCE AND SERVICES. IF THE COMPANY IS NOT ABLE TO DESIGN, DEVELOP, AND PRODUCE COMMERCIALLY COMPETITIVE PRODUCTS AND COMPLETE INSTALLATION IN A TIMELY MANNER IN RESPONSE TO CHANGES IN TECHNOLOGY, THE BUSINESS AND REVENUES COULD BE MATERIALLY AND ADVERSELY AFFECTED. SIMILARLY, IF OUR PROPRIETARY TECHNOLOGIES AND EQUIPMENT BECOME OBSOLETE, WE MAY NO LONGER BE COMPETITIVE AND OUR BUSINESS AND REVENUES COULD BE MATERIALLY AND ADVERSELY AFFECTED.

TECHNICAL PERSONNEL

THE SERVICES WE SELL IN ASSOCIATION OF THE EQUIPMENT SOLD IS COMPLEX AND HIGHLY ENGINEERED AND OFTEN MUST BE PERFORMED IN HARSH CONDITIONS. THE COMPANY'S SUCCESS DEPENDS ON ITS ABILITY TO EMPLOY AND RETAIN TECHNICAL PERSONNEL WITH THE ABILITY TO DESIGN, UTILIZE AND ENHANCE THESE PRODUCTS AND SERVICES. IN ADDITION, OUR ABILITY TO EXPAND OUR OPERATIONS DEPENDS IN PART ON OUR ABILITY TO INCREASE OUR SKILLED LABOR FORCE. THE DEMAND FOR SKILLED WORKERS IS HIGH AND THE SUPPLY IS LIMITED. A SIGNIFICANT INCREASE IN WAGES PAID BY COMPETING EMPLOYERS COULD RESULT IN A REDUCTION OF OUR SKILLED LABOR FORCE AND OR INCREASES IN WAGE RATES THAT WE MUST PAY. IF EITHER OF THESE EVENTS WERE TO OCCUR, OUR COST STRUCTURE COULD INCREASE, OUR MARGINS DECREASE AND OUR GROWTH POTENTIAL COULD BE IMPAIRED.

GOVERNMENT INCENTIVES

THE COMPETITIVENESS OF OUR TECHNOLOGY AND EQUIPMENT IS VERY MUCH DEPENDENT UPON GOVERNMENTAL REBATES AND INCENTIVES. IF THERE THE GOVERNMENTAL REBATES AND INCENTIVES WERE TO BE MATERIALLY REDUCED OR ELIMINATED OUR BUSINESS AND REVENUES COULD BE MATERIALLY AND ADVERSELY AFFECTED.

THE COMPANY MARKETS ITS PRODUCTS TO DEVELOPING NATIONS. THE ABILITY OF THESE CUSTOMERS TO ORDER AND PAY FOR THE COMPANY'S PRODUCTS AND SERVICES IS DEPENDENT ON A VARIETY OF FACTORS INCLUDING GOVERNMENT APPROVAL, ADEQUATE FUNDING AND VIGOROUS TESTING PROCEDURES.

12.   SUBSEQUENT EVENTS

      ON APRIL 1, 2004 THE COMPANY ENTERED INTO A SECURITIES PURCHASE AGREEMENT WITH SBI BRIGHTLINE VIII LLC ("PURCHASER"). SUBJECT TO THE TERMS OF THE SECURITIES PURCHASE AGREEMENT, THE COMPANY MAY ISSUE AND SELL TO THE PURCHASER AND PURCHASER SHALL PURCHASE FROM THE COMPANY UP TO 17,000,000 SHARES OF COMMON STOCK IN THREE TRANCHES WITH WARRANT CONSIDERATION AS DEFINED BELOW:

              NUMBER OF TRANCHE       NUMBER OF TRANCHE            TRANCHE PURCHASE            TRANCHE PURCHASE PRICE
TRANCHE      SHARES INCLUDED IN       WARRANTS INCLUDED            PRICE PER TRANCHE             PER TRANCHE WARRANTS
  NO. TRANCHE IN TRANCHE SHARE (U.S. DOLLARS) (U.S. DOLLARS)
-------      -------------------     -------------------         ----------------------        ----------------------
  1              7,000,000               2,100,000                      $0.17                         $0.17
  2              5,000,000               1,500,000                      $0.22                         $0.22
  3              5,000,000               1,500,000                      $0.27                         $0.27

THE COMPANY INTENDS TO SELL TRANCHE SHARES TO THE PURCHASER SUBSEQUENT TO THE DATE ON WHICH THE REGISTRATION STATEMENT OF THE COMPANY COVERING THE RESALE OF THE SHARES IS DECLARED EFFECTIVE, WHICH IS EXPECT TO BE EARLY IN THE THIRD QUARTER OF 2004. IT IS ANTICIPATED THAT ALL TRANCHE SHARES SHALL BE SOLD BY THE END OF THE FOURTH QUARTER 2004.

THE TRADING PRICE OF OUR COMMON STOCK DURING THE SEVERAL WEEK PERIOD LEADING UP TO APRIL 1, 2004 WAS GENERALLY GREATER THAN THE PRICE PER SHARE FOR THE FIRST 7,000,000 SHARES THAT MAY BE SOLD UNDER OUR STOCK PURCHASE AGREEMENT WITH SBI; HOWEVER, OUR AVERAGE CLOSING PRICE DURING MARCH 2004 WAS SLIGHTLY MORE THAN $0.20 PER SHARE AND THE AVERAGE SHARE PRICE OF ALL OF THE SHARES TO BE SOLD UNDER OUR STOCK PURCHASE AGREEMENT WITH SBI IS SLIGHTLY MORE THAN $0.21 PER SHARE.

IN CONJUNCTION WITH THE ABOVE SECURITIES PURCHASE AGREEMENT, IN APRIL OF 2004 THE COMPANY ENTERED INTO A TERM LOAN WITH HIT CREDIT UNION AND HONG KONG LEAGUE CENTRAL CREDIT UNION (THE "LENDERS") AND SBI ADVISORS, LLC AS AGENT FOR THE LENDERS FOR $800,000. THE TERM LOAN SHALL BE REPAID AS FOLLOWS: $400,000 OF THE PRINCIPAL AMOUNT WILL BE DUE AND PAYABLE WITHIN THREE DAYS AFTER RECEIPT BY THE BORROWER OF THE PROCEEDS FROM THE $0.17 TRANCHE AS PER THE SECURITIES PURCHASE AGREEMENT AND THE REMAINING UNPAID PRINCIPAL AND ACCRUED INTEREST ON THE TERM LOAN SHALL BE PAYABLE IN OCTOBER 2004. THE TERM LOAN BEARS INTEREST AT 18% PER ANNUM. SBI ADVISORS, LLC RECEIVED A FIVE YEAR WARRANTS TO PURCHASE 400,000
COMMON STOCK SHARES EXERCISABLE AT $0.30 AS PLACEMENT AGENTS FOR THIS TRANSACTION, $108,000 OF COMPENSATION EXPENSE WAS RECORDED IN THE FIRST QUARTER OF 2004. THESE WARRANTS WILL BE INCLUDED IN THE ABOVE MENTION REGISTRATION STATEMENT

THE ABOVE TRANSACTIONS DID NOT INVOLVE A PUBLIC OFFERING AND THEREFORE WERE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").


                                     PART II

                     INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

REFERENCE IS MADE TO SECTION 145 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE. AS PERMITTED BY DELAWARE LAW, OUR CERTIFICATE OF INCORPORATION CONTAINS AN ARTICLE LIMITING THE PERSONAL LIABILITY OF DIRECTORS. THE CERTIFICATE OF INCORPORATION PROVIDES THAT A DIRECTOR OF WORLDWATER SHALL NOT BE PERSONALLY LIABLE FOR ANY DAMAGES FROM ANY BREACH OF FIDUCIARY DUTY AS A DIRECTOR, EXCEPT FOR LIABILITY BASED ON A JUDGMENT OR OTHER FINAL ADJUDICATION ADVERSE TO HIM ESTABLISHING THAT HIS ACTS OR OMISSIONS WERE COMMITTED IN BAD FAITH OR WERE THE RESULT OF ACTIVE OR DELIBERATE DISHONESTY AND WERE MATERIAL TO THE CAUSE OF ACTION SO ADJUDICATED, OR THAT HE PERSONALLY GAINED A FINANCIAL PROFIT OR OTHER ADVANTAGE TO WHICH HE WAS NOT LEGALLY ENTITLED. OUR CERTIFICATE OF INCORPORATION AND BYLAWS ALSO PROVIDE FOR INDEMNIFICATION OF ALL OFFICERS AND DIRECTORS OF WORLDWATER TO THE FULLEST EXTENT PERMITTED BY LAW.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

THE REGISTRANT ESTIMATES THAT EXPENSES IN CONNECTION WITH THE DISTRIBUTION DESCRIBED IN THIS REGISTRATION STATEMENT WILL BE AS SHOWN BELOW. ALL EXPENSES INCURRED WITH RESPECT TO THE DISTRIBUTION, EXCEPT FOR ANY DISCOUNTS OR COMMISSIONS PAYABLE WITH RESPECT TO SALES OF THE SHARES, WILL BE PAID BY WORLDWATER.

          SEC  REGISTRATION  FEE                                    $   376.00
          ACCOUNTING  FEES  AND  EXPENSES                            15,000.00
          LEGAL  FEES  AND  EXPENSES                                 20,000.00
                                                                     ---------

          TOTAL                                                     $35,376.00
                                                                     =========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      IN JUNE OF 2001 WE ISSUED $70,000 IN 8% CONVERTIBLE NOTES WITH A CONVERSION PRICE OF $0.25 WITH 280,000 WARRANTS ATTACHED TO PURCHASE COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.30 AND A FIVE-YEAR TERM TO AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 OF REGULATION D.

      IN JULY OF 2001 WE ISSUED 946,000 COMMON STOCK SHARES FOR CASH TOTALING $236,500 AND ATTACHED WARRANTS TO PURCHASE 921,000 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.30 AND A FIVE-YEAR TERM TO ACCREDITED INVESTORS AS DEFINED IN RULE 501 OF REGULATION D.


      IN JULY OF 2001 WE ISSUED 20,000 WARRANTS TO PURCHASE COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.25 AND A THREE-YEAR TERM IN CONJUNCTION WITH A SHORT TERM LOAN IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN AUGUST OF 2001 WE ISSUED 230,000 COMMON STOCK SHARES PURSUANT TO A CONSULTING AGREEMENT FOR SERVICES RENDERED IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN AUGUST OF 2001 WE ISSUED 10,000 WARRANTS TO PURCHASE COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.30 AND A FIVE YEAR TERM IN CONJUNCTION WITH A SHORT TERM LOAN IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN SEPTEMBER OF 2001 WE ISSUED $10,000 IN AN 8% CONVERTIBLE NOTE WITH A CONVERSION PRICE OF $0.25 WITH 50,000 WARRANTS ATTACHED TO PURCHASE COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.30 AND A FIVE-YEAR TERM TO AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 OF REGULATION D.

      IN OCTOBER OF 2001 WE ISSUED 645,000 COMMON STOCK SHARES FOR CASH TOTALING $130,000 AND ATTACHED WARRANTS TO PURCHASE 645,000 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.30 AND A THREE-YEAR TERM TO ACCREDITED INDIVIDUAL INVESTORS AS DEFINED IN RULE 501 OF REGULATION D.

      IN OCTOBER OF 2001 WE ISSUED 30,000 COMMON STOCK SHARES PURSUANT TO A CONSULTING AGREEMENT WITH A MEMBER OF THE BOARD OF DIRECTORS ROLF FRAUENFELDER IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN OCTOBER OF 2001 WE ISSUED 1,000 COMMON STOCK SHARES FOR $200 WORTH OF GENERAL FACILITIES MAINTENANCE SERVICES RENDERED IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN NOVEMBER OF 2001 WE ISSUED 300,000 COMMON STOCK SHARES PURSUANT TO A CONSULTING AGREEMENT FOR SERVICES RENDERED IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN NOVEMBER OF 2001 WE ISSUED 75,000 COMMON STOCK SHARES IN CONSIDERATION OF A SHORT-TERM LOAN IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.


      IN NOVEMBER OF 2001 WE ISSUED 50,000 COMMON STOCK SHARES FOR CASH TOTALING $10,000 TO AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 OF REGULATION D.


      IN  DECEMBER  OF 2001 WE  ISSUED  590,000  COMMON  STOCK  SHARES  FOR CASH
TOTALING $73,750 AND ATTACHED WARRANTS TO PURCHASE 590,000 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.15 AND A THREE-YEAR TERM TO ACCREDITED INVESTORS AS DEFINED IN RULE 501 OF REGULATION D.


      IN  DECEMBER  OF 2001 WE  ISSUED  135,000  COMMON  STOCK  SHARES  FOR CASH
TOTALING $20,250 AND ATTACHED WARRANTS TO PURCHASE 135,000 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.25 AND A THREE-YEAR TERM TO ACCREDITED INVESTORS AS DEFINED IN RULE 501 OF REGULATION D.


      IN JANUARY OF 2002 WE ISSUED 150,000 COMMON STOCK SHARES PURSUANT TO A CONSULTING AGREEMENT FOR $37,500 OF SERVICES RENDERED IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO
SECTION 4(2) OF THE ACT.

      IN JANUARY OF 2002 WE ISSUED 2,167,000 COMMON STOCK SHARES FOR CASH TOTALING $350,025 AND WARRANTS TO PURCHASE 1,667,000 COMMON STOCK SHARES AT AN EXERCISE PRICE OF $0.15 WITH A FIVE-YEAR TERM AND WARRANTS TO PURCHASE 100,000 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.25 AND A FIVE-YEAR TERM TO ACCREDITED INVESTORS AS DEFINED IN RULE 501 OF REGULATION D.

      IN JANUARY OF 2002 WE ISSUED 150,000 COMMON STOCK SHARES PURSUANT TO A CONSULTING AGREEMENT FOR $50,000 OF SERVICES RENDERED IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO
SECTION 4(2) OF THE ACT.

      IN FEBRUARY OF 2002 WE ISSUED 25,000 COMMON STOCK SHARES FOR PAYABLES DUE TOTALING $4,848.22 TO A VENDOR IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN FEBRUARY OF 2002 WE ISSUED 285,714 COMMON STOCK SHARES PURSUANT TO A CONSULTING AGREEMENT FOR $40,000 OF SERVICES RENDERED BY A VENDOR IN A
TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN APRIL OF 2002, WE ISSUED 100,000 WARRANTS TO PURCHASE COMMON STOCK SHARES AT AN EXERCISE PRICE OF $0.15 WITH A TWO-YEAR TERM IN CONSIDERATION OF A SHORT-TERM LOAN IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN APRIL 2002, WE ISSUED 153,847 COMMON STOCK SHARES FOR SERVICES RENDERED IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN MAY OF  2002  WE  ISSUED  85,000  COMMON  STOCK  SHARES  PURSUANT  TO A
CONSULTING AGREEMENT FOR $12,750 OF SERVICES RENDERED IN CONSIDERATION OF A SHORT-TERM LOAN IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN MAY OF 2002, WE ISSUED 25,000 WARRANTS TO PURCHASE COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.15 AND A THREE-YEAR TERM IN CONSIDERATION OF A SHORT-TERM LOAN IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN MAY OF 2002 WE ISSUED 666,667 COMMON STOCK SHARES FOR CASH TOTALING $100,000 AND ATTACHED WARRANTS TO PURCHASE 250,000 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.25 AND A THREE-YEAR TERM TO AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 OF REGULATION D IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO THE ACT.


      IN JUNE OF 2002 WE ISSUED 66,667 COMMON STOCK SHARES FOR PAYABLES DUE TOTALING $10,066.50 TO A VENDOR IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN JUNE OF 2002 WE ISSUED 50,000 WARRANTS TO PURCHASE COMMON STOCK SHARES AT AN EXERCISE PRICE OF $0.15 AND A THREE-YEAR TERM IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO
SECTION 4(2) OF THE ACT.


      IN JULY OF 2002 WE ISSUED 333,334 COMMON STOCK SHARES FOR CASH TOTALING $50,000 AND ATTACHED WARRANTS TO PURCHASE 75,000 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.15 AND A THREE-YEAR TERM TO AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 OF REGULATION D IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO THE ACT.


      IN JULY OF 2002 WE ISSUED 2,000 COMMON STOCK SHARES FOR $300 WORTH OF GENERAL FACILITIES MAINTENANCE SERVICES RENDERED IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

      IN JULY OF 2002 WE ISSUED 100,000 COMMON STOCK SHARES PURSUANT TO A CONSULTING AGREEMENT WITH A MEMBER OF THE BOARD OF DIRECTORS, ROLF FRAUENFELDER IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.


      IN JULY OF 2002 WE ISSUED 666,667 COMMON STOCK SHARES FOR CASH TOTALING $100,000 AND ATTACHED WARRANTS TO PURCHASE 250,000 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.15 AND A THREE-YEAR TERM TO AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 OF REGULATION D IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO THE ACT.


      IN AUGUST OF 2002 WE ISSUED 550,000 COMMON STOCK SHARES TO THE CHAIRMAN OF THE BOARD OF THE COMPANY AS REIMBURSEMENT FOR CORPORATE LEGAL EXPENSES TOTALING $50,000 IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.


      IN AUGUST OF 2002 WE ISSUED 666,667 COMMON STOCK SHARES FOR CASH TOTALING $100,000 AND ATTACHED WARRANTS TO PURCHASE 333,333 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.25 AND A THREE-YEAR TERM TO AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 OF REGULATION D IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO THE ACT.


      IN SEPTEMBER OF 2002 WE ISSUED 135,000 WARRANTS TO PURCHASE COMMON STOCK SHARES AT AN EXERCISE PRICE OF $0.15 AND A THREE-YEAR TERM IN CONSIDERATION OF A SHORT-TERM LOAN IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.


      IN OCTOBER OF 2002 WE ISSUED 1,000,000 COMMON STOCK SHARES FOR CASH TOTALING $100,000 AND ATTACHED WARRANTS TO PURCHASE 500,000 COMMON STOCK SHARES WITH AN EXERCISE PRICE OF $0.10 AND A TWO-YEAR TERM TO AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 OF REGULATION D IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO THE ACT.


      IN DECEMBER 2002, WE ISSUED 31,250 COMMON STOCK SHARES FOR SERVICES RENDERED IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF ACT.

IN JANUARY 2003, THE COMPANY ISSUED THREE YEAR CONVERTIBLE NOTES TOTALING $200,000 TO INSTITUTIONAL INVESTORS. THE NOTES BEAR INTEREST AT 10% PER ANNUM PAYABLE SEMI-ANNUALLY COMMENCING JULY 2003. INTEREST IS PAYABLE IN CASH OR SHARES OF COMMON STOCK AT THE ELECTION OF THE HOLDER. THE NOTES ARE CONVERTIBLE INTO AN AGGREGATE OF 1,333,333 SHARES OF COMMON STOCK. WARRANTS TO PURCHASE AN AGGREGATE OF 893,332 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.30 PER SHARE WERE ISSUED WITH THE CONVERTIBLE NOTES. THIS TRANSACTION DID NOT INVOLVE A PUBLIC OFFERING AND THEREFORE WAS EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.


IN JUNE 2003, THE COMPANY ISSUED THREE YEAR CONVERTIBLE NOTES TOTALING $780,000 TO AN INSTITUTIONAL INVESTOR AND CERTAIN OF ITS SHAREHOLDERS. THE NOTES BEAR INTEREST AT 10% PER ANNUM PAYABLE SEMI-ANNUALLY. INTEREST IS PAYABLE IN CASH OR SHARES OF COMMON STOCK AT THE ELECTION OF THE HOLDER. THE NOTES ARE CONVERTIBLE INTO AN AGGREGATE OF 5,200,000 SHARES OF COMMON STOCK. WARRANTS TO PURCHASE AN AGGREGATE OF 3,484,000 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.30 PER SHARE WERE ISSUED WITH THE CONVERTIBLE NOTES. THIS TRANSACTION DID NOT INVOLVE A PUBLIC OFFERING AND THEREFORE WAS EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

DURING THE FIRST QUARTER 2004 THE COMPANY ISSUED THREE YEAR CONVERTIBLE NOTES TOTALING $1,180,000 TO INSTITUTIONAL AND ACCREDITED INDIVIDUAL INVESTORS, AS THAT TERM IS DEFINED IN RULE 501 OF REGULATION D. INTEREST IS PAYABLE IN CASH OR IN SHARES OF COMMON STOCK AT THE ELECTION OF THE HOLDER. THE NOTES ARE CONVERTIBLE INTO AN AGGREGATE OF 7,866,667 SHARES OF COMMON STOCK AT $0.15 PER SHARE. THE NOTES ARE CONVERTIBLE AT THE OPTION OF THE HOLDERS, ANYTIME AFTER PURCHASE. WARRANTS TO PURCHASE AN AGGREGATE OF 5,270,667 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.30 PER SHARE WERE ISSUED WITH THE CONVERTIBLE NOTES.

DURING THE FIRST QUARTER OF 2004, THE COMPANY SOLD 1,000,000 RESTRICTED COMMON STOCK SHARES THROUGH A PRIVATE PLACEMENT AT $0.15 PER SHARE TO AN ACCREDITED INVESTOR AS THAT TERM IS DEFINED IN RULE 501 OF REGULATION D. WARRANTS TO PURCHASE AN AGGREGATE OF 670,000 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.20 PER SHARE WERE ISSUED WITH THE STOCK PURCHASE.

DURING THE FIRST QUARTER OF 2004 THE COMPANY ISSUED 525,000 WARRANTS TO PURCHASE COMMON STOCK AT $0.15 PER SHARE TO SHAREHOLDERS AS CONSIDERATION FOR EXTENSION OF LOANS TOTALING $150,000 ORIGINALLY PAYABLE IN DECEMBER 2003. ALSO, AS
CONSIDERATION FOR LOANS TOTALING $70,000, 375,000 SHARES WERE ISSUED AS COMPENSATION EXPENSE IN THE FIRST QUARTER OF 2004. THE LOANS WERE PAID IN APRIL OF 2004. THESE TRANSACTIONS DID NOT INVOLVE A PUBLIC OFFERING AND THEREFORE WERE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE ACT.

IN MARCH 2004 THE COMPANY ISSUED 150,000 COMMON STOCK SHARES TO A SWISS INVESTOR RELATIONS FIRM IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF ACT.

IN MARCH 2004, AN EMPLOYEE EXERCISED 33,333 STOCK OPTIONS EXERCISABLE AT $0.15 PER SHARE TOTALING $5,000 IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF ACT.

DURING THE FIRST QUARTER OF 2004, A WARRANT IN THE AMOUNT OF 100,000 SHARES EXERCISABLE AT $0.15 PER SHARE WAS EXERCISED FOR A TOTAL OF $15,000 IN A
TRANSACTION NOT INVOLVING A PUBLIC OFFERING AND THEREFORE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) OF ACT.


ITEM  27.  EXHIBITS.

EXHIBIT
NUMBER                    DESCRIPTION
----------               --------------

2.1 PLAN OF MERGER OF WORLDWATER CORP., A NEVADA CORPORATION WITH AND INTO WORLDWATER CORP., A DELAWARE CORPORATION, FILED WITH THE STATE OF DELAWARE APRIL 30, 2001. INCORPORATED BY REFERENCE TO EXHIBIT 2.1 TO COMPANY'S FORM SB-2 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2003 (NO.333-102348).

2.2 STATE OF NEVADA ARTICLES OF MERGER, FILED WITH THE STATE OF NEVADA MAY 9, 2001. INCORPORATED BY REFERENCE TO EXHIBIT 2.2 TO COMPANY'S FORM SB-2 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2003 (NO. 333-102348).

2.3 CERTIFICATE OF MERGER OF DOMESTIC CORPORATION AND FOREIGN CORPORATION FILED WITH STATE OF DELAWARE APRIL 30, 2001. INCORPORATED BY REFERENCE TO EXHIBIT 2.3 TO COMPANY'S FORM SB-2 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2003 (NO. 333-102348).

3.1         CERTIFICATE OF  INCORPORATION.  INCORPORATED BY REFERENCE TO EXHIBIT
            4.1 TO  COMPANY'S  FORM S-8  DATED  JULY  23,  2001  FILED  WITH THE
            SECURITIES   AND  EXCHANGE   COMMISSION   ON  AUGUST  1,  2001  (NO.
            333-66484).

3.2         CERTIFICATE   OF  AMENDMENT   OF   CERTIFICATE   OF   INCORPORATION.
            INCORPORATED BY REFERENCE TO EXHIBIT 3.2 TO COMPANY'S FORM SB-2 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2003 (NO. 333-102348).

3.3 AMENDED AND RESTATED BY-LAWS OF WORLDWATER CORP. INCORPORATED BY REFERENCE TO EXHIBIT 4.2 TO COMPANY'S FORM S-8 DATED JULY 23, 2001 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 2001 (NO. 333-66484).

5 OPINION OF SALVO, RUSSELL, FICHTER & LANDAU AS TO LEGALITY OF SECURITIES BEING OFFERED.

10.1 SECURITIES PURCHASE AGREEMENT BETWEEN WORLDWATER CORP. AND SBI BRIGHTLINE VIII LLC DATED APRIL 1, 2004.


10.2        TERM CREDIT AGREEMENT.

EXHIBIT
NUMBER                    DESCRIPTION
----------               --------------


10.3        STOCK PURCHASE WARRANT

10.4 REGISTRATION RIGHTS AGREEMENT WORLDWATER CORP. AND SBI ADVISORS, LLC DATED APRIL 1, 2004.

10.5 AMENDMENT TO QUENTIN T. KELLY EMPLOYMENT AGREEMENT DATED JULY 1, 2002. INCORPORATED BY REFERENCE TO EXHIBIT 10.11 TO COMPANY'S FORM SB-2 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2003 (NO. 333-102348).

10.4        RESTRICTED  STOCK AGREEMENT FOR QUENTIN T. KELLY DATED JULY 1, 2002.
            INCORPORATED BY REFERENCE TO EXHIBIT 10.12 TO COMPANY'S FORM SB-2 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2003 (NO. 333-102348).


10.5        QUENTIN  T.  KELLY  EMPLOYMENT  AGREEMENT  DATED  JANUARY  1,  2002.
            INCORPORATED BY REFERENCE TO EXHIBIT 10.10 TO COMPANY'S FORM SB-2 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2003 (NO. 333-102348).

23.1        CONSENT OF SALVO, RUSSELL, FICHTER & LANDAU (INCLUDED IN EXHIBIT 5)

23.2        CONSENT OF AMPER, POLITZINER & MATTIA, P.C.

24.1        POWER OF ATTORNEY (INCLUDED ON SIGNATURE PAGE).

----------------

ITEM  28.  UNDERTAKINGS.

(A) THE UNDERSIGNED COMPANY HEREBY UNDERTAKES:

(1) TO FILE, DURING ANY PERIOD IN WHICH OFFERS OR SALES ARE BEING MADE, A POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT:

(I) TO INCLUDE ANY PROSPECTUS REQUIRED BY SECTION 10(A)(3) OF THE SECURITIES ACT OF 1933, AS AMENDED;

(II) TO REFLECT IN THE PROSPECTUS ANY FACTS OR EVENTS ARISING AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT (OR THE MOST RECENT POST-EFFECTIVE AMENDMENT THEREOF) WHICH, INDIVIDUALLY OR IN THE AGGREGATE, REPRESENT A FUNDAMENTAL CHANGE IN THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT. NOTWITHSTANDING THE FOREGOING, ANY INCREASE OR DECREASE IN VOLUME OF SECURITIES OFFERED (IF THE TOTAL DOLLAR VALUE OF SECURITIES OFFERED WOULD NOT EXCEED THAT WHICH WAS REGISTERED) AND ANY DEVIATION FROM THE LOW OR HIGH END OF THE ESTIMATED MAXIMUM OFFERING RANGE MAY BE REFLECTED IN THE FORM OF PROSPECTUS FILED WITH THE COMMISSION PURSUANT TO RULE 424(B) IF, IN THE AGGREGATE, THE CHANGES IN VOLUME AND PRICE REPRESENT NO MORE THAN 20 PERCENT CHANGE IN THE MAXIMUM AGGREGATE OFFERING PRICE SET FORTH IN THE "CALCULATION OF REGISTRATION FEE" TABLE IN THE EFFECTIVE REGISTRATION STATEMENT; AND

(III) TO INCLUDE ANY ADDITIONAL OR CHANGED MATERIAL INFORMATION ON THE PLAN OF DISTRIBUTION.

(2) FOR DETERMINING LIABILITY UNDER THE SECURITIES ACT, TREAT EACH SUCH POST-EFFECTIVE AMENDMENT AS A NEW REGISTRATION STATEMENT OF THE SECURITIES OFFERED, AND THE OFFERING OF THE SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING.

(3) TO REMOVE FROM REGISTRATION BY MEANS OF A POST-EFFECTIVE AMENDMENT ANY OF THE SECURITIES BEING REGISTERED WHICH REMAIN UNSOLD AT THE TERMINATION OF THE OFFERING.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE.

IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THE REGISTRANT CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

WORLDWATER CORP.

BY:     /S/ QUENTIN T. KELLY
        -----------------------
         QUENTIN T. KELLY
         CHAIRMAN
         CHIEF EXECUTIVE OFFICER


DATED:  JUNE ___,  2004

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS QUENTIN T. KELLY AS HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION, FOR HIM OR HER AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN CONNECTION THEREWITH, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR HER MIGHT OR COULD DO THEM IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, SHALL DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THIS REPORT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED.

SIGNATURE                        TITLE                             DATE
---------                        -----                             ----


/S/ QUENTIN T. KELLY        CHIEF EXECUTIVE OFFICER            JUNE 23, 2004
-----------------------     AND DIRECTOR
QUENTIN T. KELLY


/S/ JOSEPH CYGLER           DIRECTOR                           JUNE 23, 2004
-------------------
JOSEPH CYGLER


/S/ DR. DAVINDER SETHI      DIRECTOR                           JUNE 23, 2004
-------------------------
DR. DAVINDER SETHI